UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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FLEXTRONICS INTERNATIONAL LTD.

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FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

To Our Shareholders:

On July 23, 2010, we will hold two general meetings of our shareholders at our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A. Our 2010 annual general meeting of shareholders will begin at 10:00 a.m., California time. We will also hold an extraordinary general meeting of shareholders at 11:00 a.m., California time, or immediately following the conclusion or adjournment of our 2010 annual general meeting.

The matters to be voted upon at each meeting are listed in the notices that follow this letter and are described in more detail in the accompanying joint proxy statement. We urge you to read the entire joint proxy statement carefully before returning your proxy cards. Part I of the accompanying joint proxy statement provides general information about the meetings, Part II describes the proposals to be voted upon at the 2010 annual general meeting of shareholders and related information, Part III describes the proposal to be voted upon at the extraordinary general meeting of shareholders, and Part IV provides additional information, including information about our executive officers and their compensation.

IMPORTANT NOTE REGARDING PROXY CARDS: If you are a registered shareholder, you will receive at least two proxy cards – one for the 2010 annual general meeting and one for the extraordinary general meeting. It is very important that you return all proxy cards to ensure that your vote is represented at the relevant meetings. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy cards and return them in the enclosed envelope as promptly as possible, so that your shares may be represented at the relevant meetings and voted in accordance with your wishes.

You may revoke your proxies at any time prior to the time they are voted. Shareholders who are present at the meetings may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Sincerely,

Bernard Liew Jin Yang

Company Secretary

Singapore

June 7, 2010

FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on July 23, 2010

To our shareholders:

You are cordially invited to attend, and NOTICE IS HEREBY GIVEN, of the annual general meeting of shareholders of FLEXTRONICS INTERNATIONAL LTD. (“Flextronics” or the “Company”), which will be held at our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A., at 10:00 a.m., California time, on July 23, 2010, for the following purposes:

•	To re-elect the following directors: Mr. H. Raymond Bingham and Dr. Willy C. Shih. (Proposal 1);

•	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2011 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration (Proposal 2);

•	To approve a general authorization for the Directors of Flextronics to allot and issue ordinary shares (Proposal 3); and

•	To approve the adoption of the Flextronics International Ltd. 2010 Equity Incentive Plan (Proposal 4).

The full text of the resolutions proposed for approval by our shareholders is as follows:

As Ordinary Business

1.     To re-elect each of the following directors, who will retire by rotation pursuant to Article 95 of our Articles of Association, to the Board of Directors:

(a)	Mr. H. Raymond Bingham; and

(b)	Dr. Willy C. Shih.

2.     To consider and vote upon a proposal to re-appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2011, and to authorize our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, to fix their remuneration.

As Special Business

3.	To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Cap. 50, but subject otherwise to the provisions of the Singapore Companies Act, Cap. 50 and our Articles of Association, authority be and is hereby given to our Directors to:

(a)	(i) allot and issue ordinary shares in our capital; and/or

(ii)	make or grant offers, agreements or options that might or would require ordinary shares in our capital to be allotted and issued, whether after the expiration of this authority or otherwise (including but not limited to the creation and issuance of warrants, debentures or other instruments convertible into ordinary shares in our capital), at any time to and/or with such persons and upon such terms and conditions and for such purposes as our Directors may in their absolute discretion deem fit, and with such rights or restrictions as our Directors may think fit to impose and as are set forth in our Articles of Association; and

(b)	(notwithstanding that the authority conferred by this resolution may have ceased to be in force) allot and issue ordinary shares in our capital in pursuance of any offer, agreement or option made or granted by our Directors while this resolution was in force, and that such authority shall continue in force until the conclusion of our next annual general meeting or the expiration of the period within which our next annual general meeting is required by law to be held, whichever is the earlier.”

4.	To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT, approval be and is hereby given for:

the adoption of a new equity incentive plan to be known as the “Flextronics International Ltd. 2010 Equity Incentive Plan,” which we refer to as the 2010 Plan, a summary of which is set out in the attached joint proxy statement and the rules of which, for the purpose of identification, have been subscribed to by the Chairman of the Meeting, and that our Directors be and are hereby authorized to:

(a)	establish and administer the 2010 Plan;

(b)	modify and/or alter the 2010 Plan from time to time, provided that such modification and/or alteration is effected in accordance with the provisions of the 2010 Plan, and to do all such acts and to enter into all such transactions, agreements and arrangements as may be necessary or expedient in order to give full effect to the 2010 Plan; and

(c)	offer and/or grant options, restricted share units, stock appreciation rights, performance share awards, performance share units and any other share-based awards under the 2010 Plan, all in accordance with the provisions of the 2010 Plan and to allot and issue from time to time such number of ordinary shares in our capital as may be required to be allotted and issued pursuant to the (i) exercise of options and/or stock appreciation rights; and (ii) vesting of restricted share units, performance share awards, performance share units and/or such other share-based awards under the 2010 Plan, all pursuant to the 2010 Plan.

5.	To transact any other business which may properly be put before the annual general meeting.

Notes

Singapore Financial Statements.  At the 2010 annual general meeting, our shareholders will have the opportunity to discuss and ask any questions that they may have regarding our Singapore audited accounts for the fiscal year ended March 31, 2010, together with the reports of the directors and auditors thereon, in compliance with Singapore law. Shareholder approval of our audited accounts is not being sought by this joint proxy statement and will not be sought at the 2010 annual general meeting.

Eligibility to Vote at Annual General Meeting; Receipt of Notice.  The Board of Directors has fixed the close of business on May 24, 2010 as the record date for determining those shareholders of the company who will be entitled to receive copies of this notice and accompanying joint proxy statement. However, all shareholders of record on July 23, 2010, the date of the 2010 annual general meeting, will be entitled to vote at the 2010 annual general meeting.

Quorum.  Representation of at least 33 1/3% of all outstanding ordinary shares of the company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the 2010 annual general meeting.

Proxies.  A shareholder entitled to attend and vote at the 2010 annual general meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. A proxy card must be received by Flextronics International Ltd., c/o Proxy Services, c/o Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067 not less than 48 hours before the time appointed for holding the 2010 annual general meeting. You may revoke your proxy at any time prior to the time it is voted. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Availability of Proxy Materials on the Internet.  We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, our registered shareholders (shareholders who own our ordinary shares in their own name through our transfer agent, Computershare Investor Services, LLP) will not be able to vote their shares over the Internet, but we will be providing this service to our beneficial holders (shareholders whose ordinary shares are held by a brokerage firm, a bank or a nominee). We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual general meeting of shareholders.

By order of the Board of Directors,

Bernard Liew Jin Yang

Company Secretary

Singapore

June 7, 2010

FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held on July 23, 2010

To our shareholders:

You are cordially invited to attend, and NOTICE IS HEREBY GIVEN, of an extraordinary general meeting of shareholders of FLEXTRONICS INTERNATIONAL LTD. (“Flextronics” or the “Company”), which will be held at our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A., on July 23, 2010 at 11:00 a.m., California time, or immediately following the conclusion or adjournment of our 2010 annual general meeting of shareholders (which is being held at 10:00 a.m., California time on the same day and at the same place). The extraordinary general meeting of shareholders is being held for the purpose of approving a renewal of the Share Purchase Mandate permitting Flextronics to purchase or otherwise acquire its own issued ordinary shares.

We are asking our shareholders to approve this renewal of the Share Purchase Mandate at the extraordinary general meeting in order to provide the Company with additional flexibility in the number of shares that it may repurchase pursuant to the Share Purchase Mandate.

In accordance with the provisions of the Singapore Companies Act, Cap. 50, the Share Purchase Mandate generally permits us to purchase up to an aggregate of 10% of our ordinary shares, calculated based on the greater of the total number of issued ordinary shares outstanding as of (x) the date of our last annual general meeting of shareholders and (y) the date on which the Share Purchase Mandate renewal is approved. All shares purchased by us following the date of our last annual general meeting of shareholders (that is, the annual general meeting that precedes the meeting at which the mandate is renewed) are subject to this 10% limitation. For example, if we sought approval for the renewal of the Share Purchase Mandate at our 2010 annual general meeting of shareholders, we would have to reduce the number of new shares that we could repurchase by the number of shares purchased by us at any time after the date of our 2009 annual general meeting. By holding an extraordinary general meeting after our 2010 annual general meeting for the purpose of approving the renewal of the Share Purchase Mandate, the applicable date of our last annual general meeting of shareholders will be the date of the 2010 annual general meeting (rather than the date of the 2009 annual general meeting) and we will not need to reduce the number of shares that we can repurchase by any shares repurchased between the 2009 and 2010 annual general meetings. For additional information on this proposal, please refer to the joint proxy statement accompanying this notice.

The full text of the resolution proposed for approval by our shareholders is as follows:

1.	To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT:

(a)	for the purposes of Sections 76C and 76E of the Singapore Companies Act, Cap. 50, the exercise by our Directors of all of our powers to purchase or otherwise acquire issued ordinary shares in the capital of the Company, not exceeding in aggregate the number of issued ordinary shares representing 10% (or such other higher percentage as the Minister may by notification prescribe pursuant to the Singapore Companies Act) of the total number of issued Ordinary Shares outstanding as of the date of the passing of this Resolution (excluding any ordinary shares which are held as treasury shares as at that date), at such price or prices as may be determined by our Directors from time to

v

time up to the maximum purchase price described in paragraph (c) below, whether by way of:

(i)	market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted; and/or

(ii)	off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, Cap. 50, and otherwise in accordance with all other laws and regulations and rules of the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted as may for the time being be applicable, be and is hereby authorized and approved generally and unconditionally;

(b)	unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Directors pursuant to the mandate contained in paragraph (a) above may be exercised by our Directors at any time and from time to time during the period commencing from the date of the passing of this Resolution and expiring on the earlier of:

(i)	the date on which our next annual general meeting is held; or

(ii)	the date by which our next annual general meeting is required by law to be held;

(c)	the maximum purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses) which may be paid for an ordinary share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)	in the case of a market purchase of an ordinary share, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and

(ii)	in the case of an off-market purchase pursuant to an equal access scheme, 150% of the Prior Day Close Price, which means the closing price of our ordinary shares as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

(d)	our Directors and/or any of them be and are hereby authorized to complete and do all such acts and things (including executing such documents as may be required) as they and/or he may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.”

2. To transact any other business which may properly be put before the extraordinary general meeting.

Notes

Eligibility to Vote at Extraordinary General Meeting; Receipt of Notice.  The Board of Directors has fixed the close of business on May 24, 2010 as the record date for determining those shareholders of the company who will be entitled to receive copies of this notice and accompanying joint proxy statement. However, all shareholders of record on July 23, 2010, the date of the extraordinary general meeting, will be entitled to vote at the extraordinary general meeting.

Quorum.  Representation of at least 33 1/3% of all outstanding ordinary shares of the company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the extraordinary general meeting.

Proxies.  A shareholder entitled to attend and vote at the extraordinary general meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. A proxy card must be received by Flextronics International Ltd., c/o Proxy Services, c/o Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067 not less than 48 hours before the time appointed for holding the extraordinary general meeting. You may revoke your proxy at any time prior to the time it is voted. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Availability of Proxy Materials on the Internet.  We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, our registered shareholders (shareholders who own our ordinary shares in their own name through our transfer agent, Computershare Investor Services, LLP) will not be able to vote their shares over the Internet, but we will be providing this service to our beneficial holders (shareholders whose ordinary shares are held by a brokerage firm, a bank or a nominee). We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our extraordinary general meeting of shareholders.

Disclosure Regarding Share Purchase Mandate Funds.  Only funds legally available for purchasing or acquiring our issued ordinary shares in accordance with our Articles of Association and the applicable laws of Singapore will be used for the purchase or acquisition by us of our own issued ordinary shares pursuant to the proposed renewal of the Share Purchase Mandate referred to in this notice. We intend to use our internal sources of funds and/or borrowed funds to finance the purchase or acquisition of our issued ordinary shares. The amount of financing required for us to purchase or acquire our issued ordinary shares, and the impact on our financial position, cannot be ascertained as of the date of this notice, as these will depend on the number of ordinary shares purchased or acquired and the price at which such ordinary shares are purchased or acquired and whether the ordinary shares purchased or acquired are held in treasury or cancelled. Our net tangible assets and the consolidated net tangible assets of the company and its subsidiaries will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated results of operations, financial condition and cash flows.

By order of the Board of Directors,

Bernard Liew Jin Yang

Company Secretary

Singapore

June 7, 2010

You should read this entire joint proxy statement
carefully prior to returning your proxy cards.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual General Meeting of Shareholders and the Extraordinary General Meeting of Shareholders to Be Held on July 23, 2010. The accompanying joint proxy statement and our annual report to shareholders are available on our website at www.flextronics.com/secfilings.

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS

We strongly encourage our shareholders to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you when the annual report and the proxy statement are available on the Internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.	If you are a registered holder (that is, you hold your Flextronics ordinary shares in your own name through our transfer agent, Computershare Investor Services, LLC), visit: www.computershare.com/us/ecomms to enroll. Under Option 2, select Flextronics from the drop-down box of companies, then enter your account number and zip code (or family/last name if outside the United States).

2.	If you are a beneficial holder (that is, your shares are held by a brokerage firm, a bank or a nominee), the voting instruction form provided by most banks or brokers will contain instructions for enrolling in electronic delivery.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at (408) 576-7722.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS
AND THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

We have elected to provide access to our proxy materials to (i) our registered shareholders by mailing them a full set of proxy materials, including a proxy card, unless the shareholder previously consented to electronic delivery, and (ii) our beneficial holders by notifying them of the availability of our proxy materials on the Internet. For beneficial holders, instructions on how to request a printed copy of our proxy materials may be found in the Notice of Availability of Proxy Materials on the Internet.

x

FLEXTRONICS INTERNATIONAL LTD.

JOINT PROXY STATEMENT

FOR THE 2010 ANNUAL GENERAL MEETING OF
SHAREHOLDERS

To Be Held on July 23, 2010
10:00 a.m. (California Time)

AND AN EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS

To Be Held on July 23, 2010
11:00 a.m. (California Time)
(or immediately following the conclusion or adjournment
of the 2010 Annual General Meeting)

Both meetings to be held at our U.S. corporate offices
847 Gibraltar Drive
Milpitas, California, 95035, U.S.A.

PART I - INFORMATION ABOUT THE MEETINGS

We are furnishing this joint proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the 2010 annual general meeting of our shareholders and an extraordinary general meeting of our shareholders, or at any adjournments thereof, for the purposes set forth in the notices of annual general meeting and extraordinary general meeting that accompany this joint proxy statement. Unless the context requires otherwise, references in this joint proxy statement to “the company,” “we,” “us,” “our” and similar terms mean Flextronics International Ltd. and its subsidiaries.

Proxy Mailing. This joint proxy statement and the enclosed proxy cards were first mailed on or about June 9, 2010 to shareholders of record as of May 24, 2010.

Costs of Solicitation.  The entire cost of soliciting proxies will be borne by us. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, e-mail, fax or in person. These directors, officers and employees will not receive additional compensation for those activities, but they may be reimbursed for any reasonable out-of-pocket expenses. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our ordinary shares forward copies of the proxy and other soliciting materials to persons for whom they hold ordinary shares and request authority for the exercise of proxies. In these cases, we will reimburse such holders for their reasonable expenses if they ask that we do so. We have retained Georgeson Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $7,500, plus reimbursement of reasonable expenses.

Registered Office.  The mailing address of our registered office is No. 2 Changi South Lane, Singapore 486123.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The close of business on May 24, 2010 is the record date for shareholders entitled to notice of our 2010 annual general meeting and the extraordinary general meeting. All of the ordinary shares issued and outstanding on July 23, 2010, the date of both the annual general meeting and the extraordinary general meeting, are entitled to be voted at each of the annual general meeting and the extraordinary general meeting, and shareholders of record on July 23, 2010 and entitled to vote at each such meeting will, on a poll, have one vote for each ordinary share so held on the matters to be voted upon. As of June 3, 2010, we had 814,743,189 ordinary shares issued and outstanding.

Proxies.  Ordinary shares represented by proxies in the forms accompanying this joint proxy statement that are properly executed and returned to us will be voted at the 2010 annual general meeting and the extraordinary general meeting, as applicable, in accordance with our shareholders’ instructions.

If your ordinary shares are held through a broker, bank, or other nominee, which is sometimes referred to as holding shares in “street name”, you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or nominee will send you a voting instruction form for you to use to direct how your shares should be voted.

Quorum and Required Vote.  Representation at each of the annual general meeting and the extraordinary general meeting of at least 33 1/3% of all of our issued and outstanding ordinary shares is required to constitute a quorum to transact business at each meeting.

The affirmative vote by a show of hands of at least a majority of the shareholders present and voting, or, if a poll is demanded by the chair or by holders of at least 10% of the total number of our paid-up shares in accordance with our Articles of Association, a simple majority of the shares voting, is required (i) at the 2010 annual general meeting, to re-elect the directors nominated pursuant to Proposal No. 1, to re-appoint Deloitte & Touche LLP as our independent auditors pursuant to Proposal No. 2 and to approve the ordinary resolutions contained in Proposals Nos. 3 and 4 and (ii) at the extraordinary general meeting, to approve the ordinary resolution to approve the renewal of the Share Purchase Mandate. Consistent with the company’s historical practice, the chair of each of the 2010 annual general meeting and the extraordinary general meeting will demand a poll in order to enable the ordinary shares represented in person or by proxy to be counted for voting purposes.

Abstentions and Broker Non-Votes.  Abstentions and “broker non-votes” are considered present and entitled to vote at each of the 2010 annual general meeting and the extraordinary general meeting for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other nominee who holds shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary power to vote on that particular proposal and has not received directions from the beneficial owner. If a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote as to a particular matter, those shares, along with any abstentions, will not be counted in the tabulation of the votes cast on the proposal being presented to shareholders.

If you are a beneficial owner, your broker has authority to vote your shares for or against certain “routine” matters, such as the re-appointment of our independent auditors, even if the broker does not receive voting instructions from you. Your broker, however, does not have the discretion to vote your shares on any other proposals included in this joint proxy statement without receiving voting instructions from you. It is very important that you instruct your broker or nominee how to vote on these proposals. If you do not complete the voting instructions, your shares will not be considered in the election of directors, the approval of the 2010 Equity Incentive Plan, or any other proposal included in this joint proxy statement (other than the re-appointment of our independent auditors).

If you are a registered shareholder, in the absence of contrary instructions, shares represented by proxies submitted by you will be voted at the 2010 annual general meeting “FOR” the Board nominees in Proposal No. 1 and “FOR” Proposals Nos. 2 through 4, and at the extraordinary general meeting, “FOR” the proposal to approve the Share Purchase Mandate. Our management does not know of any matters to be presented at the 2010 annual general meeting or the extraordinary general meeting other than those set forth in this joint proxy statement and in the notices accompanying this joint proxy statement. If other matters should properly be put before either of the meetings, the proxy holders will vote on such matters in accordance with their best judgment.

Any shareholder of record has the right to revoke his or her proxy at any time prior to voting at the 2010 annual general meeting or the extraordinary general meeting by:

•	submitting a subsequently dated proxy; or

•	by attending the meeting and voting in person.

If you are a beneficial holder who holds your ordinary shares through a broker, bank or other nominee and you wish to change or revoke your voting instructions, you will need to contact the broker, bank or other nominee of your shares and follow their instructions. If you are a beneficial holder and not the shareholder of record, you may not vote your shares in person at the 2010 annual general meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.

We have prepared, in accordance with Singapore law, Singapore statutory financial statements, which are included with the annual report which will be delivered to our shareholders prior to the date of the 2010 annual general meeting. Except as otherwise stated herein, all monetary amounts in this joint proxy statement have been presented in U.S. dollars.

PART II – PROPOSALS TO BE CONSIDERED AT THE
2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL NO. 1:
RE-ELECTION OF DIRECTORS

Article 95 of our Articles of Association requires that at each annual general meeting one-third of the directors (or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the directors), are required to retire from office. The directors required to retire in each year are those who have been in office the longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Under Article 91 of our Articles of Association, any director holding office as a Chief Executive Officer shall not be subject to retirement by rotation, unless the Board of Directors determines otherwise, or be taken into account in determining the number of directors required to retire by rotation. Retiring directors are eligible for re-election. H. Raymond Bingham and Willy C. Shih, Ph.D., are the members of our Board of Directors who will retire by rotation at our 2010 annual general meeting. Mr. Bingham and Dr. Shih are eligible for re-election and have been nominated to stand for re-election at the 2010 annual general meeting. If Mr. Bingham or Dr. Shih fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his re-election (that is, if the number of shares voted “for” the director nominee does not exceed the number of votes cast “against” that nominee), he will not be re-elected to the Board and the number of incumbent Directors comprising the Board of Directors will be reduced accordingly.

The Singapore Companies Act, Cap. 50, which we refer to as the Companies Act, requires that we must have at all times at least one director ordinarily resident in Singapore. Mr. Tan, the only member of our board of directors who is ordinarily resident in Singapore, was last re-elected to the Board at the 2009 annual general meeting and is not up for re-election at the 2010 annual general meeting.

The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event that any nominee is unable or declines to serve as a director at the time of the 2010 annual general meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors of the company, in accordance with Article 100 of our Articles of Association, to fill the vacancy.

As of the date of this joint proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Qualifications of Directors and Nominees

Headquartered in Singapore, we are a leading international Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile original equipment manufacturers. We help customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market.

Our Nominating and Corporate Governance Committee is responsible for assessing the composition and performance of the Board of Directors and Committees of the Board of Directors and for recruiting, evaluating and recommending candidates to be presented for appointment or election to serve as members of the Board of Directors. In evaluating our Board of Directors, our Nominating and Corporate Governance Committee has considered that our directors, including our nominees for election as directors, have experience as officers, directors and private equity investors of large, complex technology companies. In these positions, they have also gained experience in core management skills that are important to their service on our Board of Directors, such as international business, supply chain management, strategic and financial planning, compliance, risk management, intellectual property matters and leadership development. Our directors also have experience serving on the boards of directors and board committees of other public companies, which provides them with an understanding of current corporate governance practices and trends and executive compensation matters. Our Nominating and Corporate Governance Committee also believes that our directors have other key attributes that are important to an effective board, including the highest professional and personal ethics and values, a broad diversity of business experience and expertise, an understanding of our business and industry, a high level of education, broad-based business acumen, and the ability to think strategically.

In addition to the qualifications described above, the Nominating and Corporate Governance Committee also considered the specific experience described in the biographical details that follow in determining whether each individual nominee or director should serve on our Board of Directors.

Nominees to our Board of Directors

H. Raymond Bingham (age 64) — Mr. Bingham has served as our Chairman of the Board since January 2008 and as a member of our Board of Directors since October 2005. He is an Advisory Director of General Atlantic LLC, a global private equity firm, and from 2006 to 2010 was a Managing Director of General Atlantic. Previously, Mr. Bingham served in various positions with Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from 1997 through 2005, most recently as its Executive Chairman from May 2004 to July 2005, director from November 1997 to April 2004, President and Chief Executive Officer from April 1999 to May 2004, and Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Mr. Bingham also serves on the boards of STMicroelectronics and Oracle Corporation. Mr. Bingham was named a 2009 Outstanding Director by the Outstanding Director Exchange, a division of the Financial Times; and Mr. Bingham also serves as a director of the Silicon Valley Education Foundation and as a board member of the National Parks Conservation Association.

Mr. Bingham’s distinguished career and his extensive executive leadership experience, serving as a chief executive officer, chief financial officer and director of large international corporations, provides the Board with the critical perspective of someone familiar with all facets of an international enterprise.

Willy C. Shih, Ph.D. (age 59) — Dr. Shih has served as a member of our Board of Directors since January 2008. Dr. Shih is currently a Professor of Management Practice at the Harvard Business School, a position he has held since January 2007. Dr. Shih’s broad industry career experience includes significant accomplishments for globally-recognized organizations such as Kodak, IBM, Silicon Graphics and Thomson. From August 2005 to September 2006, Dr. Shih served as Executive Vice President of Thomson, a provider of digital video technologies. He was an intellectual property consultant from February to August 2005, and from 1997 to 2005 served as Senior Vice President of Eastman Kodak Company. Dr. Shih holds a Ph.D. in

Chemistry from the University of California, Berkeley and S.B. degrees in Chemistry and Life Sciences from the Massachusetts Institute of Technology. Dr. Shih also serves on the board of directors of Atheros Communications, Inc.

Dr. Shih’s broad experience in the technology industry and with international corporations, as well as his current role at a premier educational institution, provide the Board with key perspectives relating to the Company’s operations and ongoing initiatives. In addition, Dr. Shih’s experience in teaching and consulting provide him with significant insight into strategic alternatives that are available to technology companies.

Directors Not Standing for Re-election

James A. Davidson (age 51) — Mr. Davidson has served as a member of our Board of Directors since March 2003. He is a Co-founder and Co-Chief Executive of Silver Lake, a private equity investment firm. Mr. Davidson also serves on the board of Avago Technologies Limited, a public company that specializes in analog, mixed-signal and optoelectronic components and subsystems, as well as a number of private companies. From 1990 to 1998, he was an investment banker with Hambrecht & Quist, most recently serving as Managing Director and Head of Technology Investment Banking. From 1984 to 1990, Mr. Davidson was a corporate and securities lawyer with Pillsbury, Madison & Sutro.

Mr. Davidson’s depth of experience in financial and investment matters and his familiarity with a broad range of companies in the technology, technology-enabled, and related growth industries, as well as his legal background and expertise, enable him to provide invaluable experience to the Board in these areas.

Robert L. Edwards (age 54) — Mr. Edwards has served as a member of our Board of Directors since October 2008. Mr. Edwards, executive vice president and chief financial officer of Safeway Inc., was appointed to his current position in March 2004, and previously was executive vice president and chief financial officer of Maxtor Corporation from September 2003 to March 2004. Prior to joining Maxtor, Mr. Edwards was an officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media, where he held the position of senior vice president, chief financial officer and chief administrative officer from 1998 to 2003. Before joining Imation, Mr. Edwards had a successful 20-year career at Santa Fe Pacific Corporation, and held positions of increasing responsibility in the areas of finance, administration and corporate development.

Mr. Edwards’s expertise in financial and accounting matters provides a critical skill-set and perspective in the diverse issues facing an international enterprise, most importantly in the areas relating to financial matters. Mr. Edwards also brings seasoned and diverse leadership in the storage and memory technologies sectors.

Michael M. McNamara (age 53) — Mr. McNamara has served as a member of our Board of Directors since October 2005, and as our Chief Executive Officer, since January 1, 2006. Prior to his appointment as Chief Executive Officer, Mr. McNamara served as our Chief Operating Officer from January 2002 through January 2006, as President, Americas Operations from April 1997 to December 2001, and as Vice President, North American Operations from April 1994 to April 1997. Mr. McNamara also serves on the boards of MEMC Electronic Materials, Inc. and Delphi Automotive LLP, and is on the Advisory Board of Tsinghua University School of Economics and Management.

Mr. McNamara’s long service with the company, extensive leadership and management experience in international operations and his service on other public company boards provide invaluable perspective to the Board. In addition, as the only management representative on our Board, Mr. McNamara provides management perspective in Board discussions about the business and strategic direction of our company.

Daniel H. Schulman (age 52) — Mr. Schulman has served as a member of our Board of Directors since June 2009. Since November 2009, Mr. Schulman has served as the President of Sprint’s Prepaid Group. Prior to that, he was Chief Executive Officer and Director for Virgin Mobile USA, a wireless service provider, which he joined in 2001. Mr. Schulman also served as the Chief Executive Officer of Priceline.com from June 1999 to May 2001. Prior to joining Priceline, Mr. Schulman served more than 18 years at AT&T. Mr. Schulman is a member of the board of directors of Symantec Corporation and the chair of its compensation committee and also is a director of The Telx Group, Inc. Mr. Schulman also serves on the board of governors of Rutgers University, is a board member of Autism Speaks, and serves on the advisory committee for Greycroft Partners. He is also a member of the Compensation Chair Leadership Network, an organization comprised of twenty leading Fortune 1,000 Compensation Chairs that considers best practices in public company compensation practices.

Mr. Schulman has extensive senior management experience as both a chief executive officer and director, and he possesses the knowledge and expertise necessary to contribute an important viewpoint on a wide variety of governance and operational issues. Mr. Schulman’s experience in the wireless and telecommunications sectors is particularly valuable to us as we continually enhance the competitive positioning of our segment offerings, such as those in infrastructure and mobile.

Lip-Bu Tan (age 50) — Mr. Tan has served as a member of our Board of Directors since April 2003. Mr. Tan serves as President, Chief Executive Officer and a director of Cadence Design Systems, Inc. In 1987, he founded and since that time has served as Chairman of Walden International, a venture capital fund. He also serves on the boards of Semiconductor Manufacturing International Corporation and SINA Corporation, and on the board of directors of both the Electronic Design Automation Consortium (EDAC) and the Global Semiconductor Association (GSA).

Mr. Tan’s extensive senior management, investment and director experiences provide key perspectives to the Board on a wide range of issues. In particular, as the founder and Chairman of an international venture capital firm and a director of a number of technology companies, Mr. Tan has extensive experience in the electronic design and semiconductor industries, as well as international operations and corporate governance expertise.

William D. Watkins (age 57) — Mr. Watkins has served as a member of our Board of Directors since April 2009. Mr. Watkins was appointed Chief Executive Officer of Bridgelux, Inc., a US-based developer and manufacturer of solid state lighting and light-emitting diode (LED) technologies, in January 2010. He previously served as Seagate Technology’s Chief Executive Officer from 2004 through January 2009, and previously served as Seagate’s President and Chief Operating Officer from 2000 until 2004. During that time, he was responsible for Seagate’s hard disc drive operations, including recording heads, media and other components, and related R&D and product development organizations. Mr. Watkins joined Seagate in 1996 with the company’s merger with Conner Peripherals. Mr. Watkins currently serves on the boards of directors of Vertical Circuits Inc. and Maxim Integrated Products.

Mr. Watkins’ operational expertise and broad experience in the technology industry and with international corporations, particularly with product development companies, provides critical insight and perspective relating to the company’s customer base.

The Board recommends a vote “FOR”
the re-election of Mr. Bingham and Dr. Shih
to our Board of Directors.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics, which we refer to as the Code, is available on the Corporate Governance page of our website at www.flextronics.com. In accordance with SEC rules, we intend to disclose on the Corporate Governance page of our website any amendment (other than technical, administrative or other non-substantive amendments) to or any material waiver from, a provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

Director Retirement Age

Under Section 153(2) of the Companies Act, the office of a director of a public company or of a subsidiary of a public company becomes vacant at the conclusion of the next annual general meeting commencing after such director attains the age of 70 years. However, under Section 153(6) of the Companies Act, a person 70 years old or older may, by ordinary resolution be appointed or re-appointed as a director of that company, or be authorized to continue in office as a director of that company, to hold office until the next annual general meeting of shareholders.

Shareholder Communications with our Board of Directors

Our shareholders may communicate with our Board of Directors by sending an e-mail to Board@flextronics.com. All e-mails received will be sent to the Chairman of the Board and the Chief Financial Officer and/or Senior Vice President, Finance. The e-mail correspondence is regularly reviewed and summaries are provided to the full Board.

Board of Directors

Our Articles of Association give our Board of Directors general powers to manage our business. The Board oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer.

Our Board of Directors held a total of ten meetings during fiscal year 2010, of which five were regularly scheduled meetings and five were special meetings. During the period for which each current director was a director or a committee member, each director attended at least 75% of the aggregate of the total number of meetings of our Board in fiscal 2010 together with the total number of meetings held by all committees of our Board on which he served. During fiscal year 2010, our non-employee directors met at regularly scheduled executive sessions without management participation.

Our Board has adopted a policy that encourages each director to attend the annual general meeting, but attendance is not required. Mr. McNamara attended the company’s 2009 annual general meeting.

Director Independence

To assist our Board of Directors in determining the independence of our directors, the Board has adopted Director Independence Guidelines that incorporate the definition of “independence” adopted by The NASDAQ Stock Market LLC, which we refer to below as Nasdaq. Our Board has determined that each of the company’s directors, other than Mr. McNamara, is an independent director as defined by the applicable rules of Nasdaq and our Director Independence Guidelines. Our Board also determined that Messrs. Rockwell A. Schnabel and Ajay B. Shah, who served as directors during part of our last fiscal year, qualified as independent directors. Under the Nasdaq definition and our Director Independence Guidelines, a director is independent only if the Board determines that the director does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under the Nasdaq definition and our Director Independence Guidelines, a director will not be independent if the director has certain disqualifying relationships. In evaluating independence, the Board broadly considers all relevant facts and circumstances. Our Director Independence Guidelines are included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available on the Corporate Governance page of our website at www.flextronics.com.

In evaluating the independence of our independent directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated, and determined that such transactions, relationships and arrangements did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors. In addition to the information set forth under the section entitled “Certain Relationships and Related Person

Transactions – Transactions with Related Persons” beginning on page 74 of this joint proxy statement, these transactions, relationships and arrangements were as follows:

•	Mr. H. Raymond Bingham, the Chairman of our Board of Directors, is a non-management director of STMicroelectronics N.V. and a non-management director of Oracle Corporation (of which Mr. Bingham owns less than 1%), each of which was a supplier of our company during the most recent fiscal year. In addition, Mr. Bingham is an Advisory Director of General Atlantic LLC, a private equity firm. In connection with his position as Advisory Director of General Atlantic LLC, Mr. Bingham is a non-management director and/or indirect beneficial owner of certain portfolio companies of General Atlantic LLC, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company’s gross revenues during the most recent fiscal year.

•	Mr. James A. Davidson, a member of our Board of Directors, is a Co-founder and Co-Chief Executive Officer of Silver Lake, a private equity investment firm, and in connection with his position as managing director, Mr. Davidson is a non-management director and/or indirect beneficial owner of certain portfolio companies of affiliated funds of Silver Lake, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company’s gross revenues during the most recent fiscal year, except that purchases from Avago Technologies Limited accounted for approximately 3.5% of the gross revenues of Avago during the most recent fiscal year.

•	Mr. Daniel H. Schulman, a member of our Board of Directors, is a non-management director of Symantec Corporation, which was one of our suppliers during the most recent fiscal year. Purchases from Symantec were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of Symantec’s gross revenues during the most recent fiscal year.

•	Mr. Ajay Shah, who served as a member of our Board of Directors during the 2010 fiscal year and retired following our 2009 annual general meeting, is the Managing Partner of Shah Capital Partners, L.P., a technology focused private equity firm, and Manager of Shah Management LLC, a related entity. In connection with his position as Managing Partner of Shah Capital Partners and Manager of Shah Management LLC, Mr. Shah is a non-management director and/or indirect beneficial owner of certain portfolio companies of Shah Capital Partners and Shah Management LLC, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company’s gross revenues during the most recent fiscal year, except that purchases from Smart Modular Technologies accounted for approximately 28.5% of the gross revenues for Smart Modular during the most recent fiscal year. In the case of purchases from Smart Modular Technologies, pursuant to arrangements with certain of our customers, substantially all of the purchases were made at the direction of such customers. Mr. Shah is also a Managing Director of Silver Lake Sumeru, a private equity fund within Silver Lake.

•	Dr. Willy Shih, a member of our Board of Directors, is a non-management director of Atheros Communications, which is one of our suppliers. Purchases from Atheros Communications were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of Atheros’ gross revenues during the most recent fiscal year.

•	Mr. Lip-Bu Tan, a member of our Board of Directors, is the CEO, president and director of Cadence Design Systems, which is one of our customers. He is also the founder and Chairman of Walden International, a venture capital fund. In connection with his position as Chairman of Walden International, Mr. Tan is a non-management director/observer and/or indirect beneficial owner of certain portfolio companies of Walden International, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company’s gross revenues during the most recent fiscal year, except that purchases from Multiplex, Inc. accounted for approximately 11.3% of the gross revenues for Multiplex during the most recent fiscal year and purchases from Aptina Imaging Corp. accounted for approximately 5.6% of the gross revenues for Aptina during the most recent fiscal year. Substantially all of the purchases from Multiplex and Aptina were made at the direction of certain of our customers.

•	Mr. William D. Watkins, a member of our Board of Directors, is the former chief executive officer of Seagate Technologies and a non-management director of Maxim Integrated Products, Inc., both of which are suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company’s gross revenues during the most recent fiscal year.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors currently consists of eight directors, each of whom, other than Mr. McNamara, is independent under the company’s Director Independence Guidelines and the applicable rules of Nasdaq. Mr. McNamara has served as our CEO since January 1, 2006 and as a member of our Board of Directors since October 2005. Mr. Bingham, who is an independent director, has served as our Chairman of the Board since January 2008. The Board has separated the roles of Chairman and CEO since 2003.

Our Board of Directors believes that the most effective Board leadership structure for the company at the present time is for the roles of CEO and Chairman of the Board to be separated, and for the Chairman of the Board to be an independent director. Under this structure, our CEO is generally responsible for setting the strategic direction for the company and for providing the day-to-day leadership over the company’s operations, while the Chairman of the Board provides guidance to the CEO, sets the agenda for meetings of the Board and presides over Board meetings. Our Board of Directors believes that having an independent Chairman set the agenda and establish the priorities and procedures for the work of the Board provides a greater role for the independent directors in the oversight of the company, and also provides the continuity of Board leadership necessary for the Board to fulfill its responsibilities. This leadership structure is supplemented by the fact that all of our directors, other than Mr. McNamara, are independent and all of the committees of the Board are composed solely of, and chaired by, independent directors. In addition, our non-employee directors meet at regularly scheduled executive sessions without management participation. The Board retains the authority to modify this leadership structure as and when appropriate to best address the company’s unique circumstances at any given time and to serve the best interests of our shareholders.

Our Board of Directors’ role in risk oversight involves both the full Board of Directors and its committees. The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its Charter, the Audit Committee reviews the company’s policies and practices with respect to risk assessment and risk management, including discussing with management the company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. The company’s enterprise risk management process is designed to identify risks that could affect the company’s achievement of business goals and strategies, to assess the likelihood and potential impact of significant risks on the company’s business, and to prioritize risk control and mitigation. Our Chief Financial Officer, and our General Counsel / Chief Compliance Officer periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee reviews the company’s major financial risk exposures as well as major operational, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate those risks. In addition, each of the other Board committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Compensation Committee has oversight responsibility for the company’s overall compensation structure, including review of its compensation practices, with a view to assessing associated risk.

See “Compensation Discussion and Analysis – Compensation Risk Assessment.” The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective committees. The Board believes that its leadership structure supports its risk oversight function by providing a greater role for the independent directors in the oversight of the company.

Board Committees

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The table below provides current membership for each of these committees.

Nominating and
	Audit	Compensation	Corporate Governance
Name	Committee	Committee	Committee

H. Raymond Bingham			X*
James A. Davidson		X
Robert L. Edwards	X*		X
Daniel H. Schulman		X*
Willy C. Shih			X
Lip-Bu Tan	X
William D. Watkins	X

*	Committee Chair

Audit Committee

The Audit Committee of the Board of Directors is currently composed of Messrs. Edwards, Tan and Watkins, each of whom the Board has determined to be independent and to meet the financial experience requirements under both the rules of the SEC and the listing standards of the NASDAQ Global Select Market. The Board has also determined that Mr. Edwards is an “audit committee financial expert” within the meaning of the rules of the SEC and is “financially sophisticated” within the meaning of the rules of Nasdaq. The Audit Committee held six meetings during fiscal year 2010 and regularly meets in executive sessions without management present. The committee’s principal functions are to:

•	monitor and evaluate periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management, and our independent auditors;

•	be directly responsible for the appointment, compensation and oversight of the work of our independent auditors (including resolution of any disagreements between our management and the auditors regarding financial reporting); and

•	facilitate communication among our independent auditors, our financial and senior management and our Board.

Our Board has adopted an Audit Committee Charter that is available on the Corporate Governance page of our website at www.flextronics.com.

Compensation Committee

Responsibilities and Meetings

The Compensation Committee of our Board of Directors is responsible for reviewing and approving the goals and objectives relating to, and recommending to our Board the compensation of, our Chief Executive Officer and all other executive officers.  The committee also oversees management’s decisions concerning the performance and compensation of other officers, administers the company’s equity compensation plans, reviews and recommends to our Board the compensation of our non-employee directors and regularly evaluates the effectiveness of our overall executive compensation program. The Compensation Committee is currently composed of Messrs. Davidson and Schulman, each of whom our Board has determined to be an independent director under applicable listing standards of the NASDAQ Global Select Market. The committee held eleven meetings during fiscal year 2010 and regularly meets in executive sessions without management present. The specific powers and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee Charter, which is available on the Corporate Governance page of our website at www.flextronics.com.

Delegation of Authority

When appropriate, our Compensation Committee may form, and delegate authority to, subcommittees. In addition, in accordance with the company’s equity compensation plans, the Compensation Committee’s charter allows the committee to delegate to our Chief Executive Officer its authority to grant stock options to employees of the company who are not directors or executive officers. Pursuant to the Compensation Committee’s Equity Compensation Grant Policy, however, all grants of equity awards (including stock options and share bonus awards) must be approved by the Board of Directors or the committee.

Compensation Processes and Procedures

The Compensation Committee makes all compensation decisions for our executive officers. As part of its process, the Compensation Committee meets with our Chief Executive Officer, Chief Financial Officer, Executive Vice President, Worldwide Human Resources and Management Systems and our Vice President, Global Compensation and Benefits to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. In addition, the committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. During our 2010 fiscal year, the Compensation Committee engaged Radford Consulting (referred to in this discussion as Radford) as its independent adviser for certain executive compensation matters. Radford was retained by the Compensation Committee to provide an independent review of the company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Radford furnished the Compensation Committee with reports on peer company practices relating to the following matters: short and long-term compensation program design; annual share utilization and shareowner dilution levels resulting from equity plans; executive stock ownership and retention values; stock ownership guidelines; and incentive compensation recoupment policies. As part of its reports to the Compensation Committee, Radford evaluated our peer companies, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and senior officers. Radford also assisted the company with its risk assessment of our compensation programs.

The Compensation Committee relied on input from Radford in evaluating management’s recommendations and arriving at the Committee’s recommendations to the Board with respect to the elements of compensation discussed below under “Compensation Discussion and Analysis.” The Compensation Committee expects that it will continue to retain a compensation consultant on future executive compensation matters.

The Compensation Committee also reviews and makes recommendations to our Board for the compensation of our non-employee directors. To assist the Compensation Committee in its annual review of director compensation, our management provides director compensation data compiled from the annual reports and proxy statements of companies in our peer comparison group. In addition, in July 2009, the Compensation Committee retained Radford to assist the committee in its review of our non-employee director compensation program. This review was conducted to establish whether the compensation paid to our non-employee directors was competitive when compared to the practices of our peer group of companies. The Compensation Committee reviewed, among other things, the existing cash compensation of our non-employee directors, the grant date fair value of options and share bonus awards, the total compensation of our non-employee Chairman of the Board and the aggregate number of our ordinary shares held by each of our non-employee directors. The Compensation Committee, with the assistance of Radford, also took into consideration compensation trends for outside directors and the recent implementation of new share ownership guidelines for non-employee directors. Based on Radford’s review and analysis of the compensation practices of our peer group, our Board of Directors, upon the recommendation of the Compensation Committee, approved changes in our non-employee director compensation program, which are discussed in the section below captioned “Non-Management Directors’ Compensation for Fiscal Year 2010.”

Relationship with Compensation Consultant

In addition to serving as compensation consultant to the Compensation Committee in fiscal year 2010 with respect to the compensation of our executive officers and non-employee directors, Radford and its affiliates have provided other services to our management and to the Compensation Committee. Radford’s fees in connection with providing consulting services with respect to the compensation of our executive officers and non-employee directors in fiscal year 2010 were $132,000.

Radford is a division of Aon Corporation. During our 2010 fiscal year, Aon Corporation and its affiliates, which we refer to collectively as Aon, were retained by the company to provide services unrelated to executive and director compensation matters, relating to global employee benefits services, property insurance and risk services. The decision to engage Aon for these other services was made by management, other than with respect to services relating to an option exchange program offer made in 2009 where Radford was retained by the Compensation Committee to provide consulting services. Although aware of such other services, our Compensation Committee did not review or approve such other services provided by Aon, which services were approved by management in the ordinary course of business. The aggregate fees paid for those other services in fiscal 2010 were approximately $1,314,500.

Our Compensation Committee has determined that the provision by Aon of services unrelated to executive and director compensation matters in fiscal year 2010 were compatible with maintaining the objectivity of Radford in its role as compensation consultant to the committee and that the consulting advice it received from Radford was not influenced by Aon’s other relationships with the company. The Compensation Committee is sensitive to the concern that the services provided by Aon, and the related fees, could impair the objectivity and independence of Radford, and the committee believes that it is important that objectivity be maintained. However, the committee also recognizes that the services provided by Aon are valuable to the company and that it could be inefficient and not in the company’s interest to use a separate firm to provide those services at this time. In addition, the Compensation Committee has confirmed that Radford and Aon maintain appropriate safeguards to assure that the consulting services provided by Radford are not influenced by the company’s business relationship with Aon.

Compensation Committee Interlocks and Insider Participation

During our 2010 fiscal year, Messrs. Davidson, Schulman and Schnabel served as members of the Compensation Committee. Mr. Schnabel resigned from the Compensation Committee effective September 22, 2009. Mr. Davidson served as chairman of the Compensation Committee during fiscal year 2010. On May 26, 2010, Mr. Schulman was appointed as the chair of the Compensation Committee. None of our executive officers served on the Compensation Committee during our 2010 fiscal year. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

In March 2003, we issued $195.0 million aggregate principal amount of our Zero Coupon Convertible Junior Subordinated Notes due 2008 to funds affiliated with Silver Lake. In connection with the issuance of the notes, we appointed James A. Davidson, a co-founder and managing director of Silver Lake, to our Board of Directors. In July 2006, we entered into an agreement with the Silver Lake note holders to, among other things (i) extend the maturity date of the notes to July 31, 2009 and (ii) provide for net share settlement of the notes upon maturity. The terms of the transaction were based on arms-length negotiations between us and Silver Lake, and were approved by our Board of Directors as well as by the Audit Committee of our Board of Directors. On July 31, 2009, we paid $195.0 million to pay off the notes at their maturity.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently is currently composed of Messrs. Bingham, Edwards and Shih, each of whom our Board has determined to be an independent director under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee held five meetings during fiscal year 2010 and regularly meets in executive sessions without management present. The committee recruits, evaluates and recommends candidates for appointment or election as members of our Board. The committee also recommends corporate governance guidelines to the Board and oversees the Board’s annual self-evaluation process. Our Board has adopted a Nominating and Corporate Governance Committee Charter that is available on the Corporate Governance page of our website at www.flextronics.com. In 2010, the committee’s responsibilities were expanded to include shaping and overseeing the application of the company’s corporate governance policies and procedures and overseeing any Board communications with shareholders.

The goal of the Nominating and Corporate Governance Committee is to ensure that our Board possesses a variety of perspectives and skills derived from high-quality business and professional experience. The committee seeks to achieve a balance and diversity of knowledge, experience and capability on our Board, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management. In addition, the committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, a high level of education, broad-based business acumen, and the ability to think strategically. Although the committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The committee does not have different standards for evaluating nominees depending on whether they are proposed by our directors and management or by our shareholders.

The Nominating and Corporate Governance Committee generally recruits, evaluates and recommends nominees for our Board based upon recommendations by our directors and management. The committee will also consider recommendations submitted by our shareholders. Shareholders can recommend qualified candidates for our Board to the Nominating and Corporate Governance Committee by submitting recommendations to our corporate secretary at Flextronics International Ltd., 2 Changi South Lane, Singapore 486123. Submissions that are received and meet the criteria outlined above will be forwarded to the Nominating and Corporate Governance Committee for review and consideration. Shareholder recommendations for our 2011 annual general meeting should be made not later than February 9, 2011 to ensure adequate time for meaningful consideration by the Nominating and Corporate Governance Committee. To date, we have not received any such recommendations from our shareholders.

Director Share Ownership Guidelines

At the recommendation of the Compensation Committee, our Board of Directors adopted share ownership guidelines for non-employee directors in July 2009 in connection with its review of our non-employee directors’ compensation. The ownership guidelines encourage our non-employees directors to hold a minimum number of our ordinary shares equivalent to $225,000 in value. The guidelines encourage our non-employee directors to reach this goal within five years of the date that the Board approved the guidelines or the date of their election to our Board of Directors, whichever is later, and to hold at least such minimum value in shares for as long as he or she serves on our Board.

NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2010

The key objective of our non-employee directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. By using a combination of cash and equity-based compensation, the compensation program is designed to recognize the time commitment, expertise and potential liability relating to active Board service, while aligning the interests of our Board of Directors with the long-term interests of our shareholders. In accordance with the policy of our Board of Directors, we do not pay management directors for Board service in addition to their regular employee compensation. For a discussion of the compensation paid to Mr. McNamara, our only management director, for services provided as our CEO, see the section of this joint proxy statement entitled “Executive Compensation.”

In addition to the compensation provided to our non-employee directors, which is detailed below, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well for any fees incurred in attending continuing education courses for directors.

Fiscal Year 2010 Annual Cash Compensation

Under the Companies Act, we may only provide cash compensation to our non-employee directors for services rendered in their capacity as directors with the prior approval of our shareholders at a general meeting. Our shareholders approved the current cash compensation arrangements for our non-employee directors at our 2009 annual general meeting. The current arrangements include the following compensation:

•	annual cash compensation of $75,000, payable quarterly in arrears to each non-employee director for services rendered as a director;

•	additional annual cash compensation of $100,000, payable quarterly in arrears to the Chairman of the Board of Directors for services rendered as Chairman of the Board;

•	additional annual cash compensation of $50,000, payable quarterly in arrears to the Chairman of the Audit Committee of the Board of Directors for services rendered as Chairman of the Audit Committee and for participation on the committee;

•	additional annual cash compensation of $15,000, payable quarterly in arrears to each other non-employee director who serves on the Audit Committee for participation on the committee;

•	additional annual cash compensation of $25,000, payable quarterly in arrears to the Chairman of the Compensation Committee for services rendered as Chairman of the Compensation Committee and for participation on the committee;

•	additional annual cash compensation of $10,000, payable quarterly in arrears to each other non-employee director who serves on the Compensation Committee for participation on the committee;

•	additional annual cash compensation of $10,000, payable quarterly in arrears to the Chairman of the Nominating and Corporate Governance Committee for services rendered as Chairman of the Nominating and Corporate Governance Committee and for participation on the committee; and

•	additional annual cash compensation of $5,000 payable quarterly in arrears to each of our non-employee directors for participation on each standing committee other than the Audit Committee and the Compensation Committee (which is currently limited to the Nominating and Corporate Governance Committee).

Non-employee directors do not receive any non-equity incentive compensation, or participate in any pension plan or deferred compensation plan.

The foregoing summary of our non-employee director cash compensation program reflects the following changes to the program, which were approved by the Board and our shareholders effective as of September 22, 2009, the date of our 2009 annual general meeting: (i) an increase from $60,000 to $75,000 with respect to the annual cash compensation payable to each of the company’s non-employee directors for services rendered as a director; (ii) the provision of additional annual cash consideration of $100,000 to the non-employee Chairman of the Board for services rendered as Chairman of the Board in lieu of one-half of the annual share bonus award that was previously provided to our Chairman of the Board; and (iii) an increase from $5,000 to $10,000 with respect to the annual cash compensation payable to the members of the Compensation Committee (other than the Chairman of the Compensation Committee) for participation on the committee.

Fiscal Year 2010 Equity Compensation

Initial Awards

Prior to July 22, 2009, upon becoming a director of the company, each non-employee director received a one-time grant of stock options to purchase 25,000 ordinary shares under the automatic option grant provisions of our 2001 Equity Incentive Plan, which we refer to in this joint proxy statement as the 2001 Plan. These options vested and were exercisable as to 25% of the shares on the first anniversary of the grant date and in 36 equal monthly installments thereafter. The options have an expiration date of five years from the date of grant. Messrs. Daniel H. Schulman and William D. Watkins each received stock options to purchase 25,000 ordinary shares under this program on June 18, 2009 and April 14, 2009, respectively.

On July 22, 2009, our Board of Directors replaced the initial option grant with a pro-rated share of the revised yearly share bonus award, which is discussed below. The pro-rated award will vest on the date immediately prior to the date of our next annual general meeting and will be based on the amount of time that the director serves on the Board until such date. No director received any share bonus awards under this program in fiscal year 2010.

Yearly Share Bonus Awards

Under the terms of the discretionary share bonus grant provisions of the 2001 Plan and as approved by our Compensation Committee, each non-employee director receives, following each annual general meeting of the company, a yearly share bonus award consisting of such number of shares having an aggregate fair market value of $125,000 on the date of grant, which share bonus awards vest in full on the date immediately prior to the date of the next year’s annual general meeting. During fiscal year 2010, each non-employee director received a share bonus award of 16,622 ordinary shares under this program.

On July 22, 2009, our Board of Directors modified the terms of the yearly share bonus awards granted to our non-employee directors, which previously were fully vested at grant and served as compensation for past service on the Board. In addition, the old yearly share bonus awards consisted of such number of shares having an aggregate fair market value of only $100,000 on the date of grant. As described above, the new yearly share bonus awards granted to our non-employee directors are subject to a vesting requirement and serve as compensation for future service during the vesting period of the award. The foregoing changes were effective as of the date of the 2009 annual general meeting and did not affect compensation payable with respect to prior service. Therefore, in addition to share bonus awards received by our non-employee directors under the new yearly share bonus award program, following our 2009 annual general meeting, our non-employee directors also received the yearly share bonus awards payable with respect to their service on the Board since the date of the 2008 annual general meeting. Each non-employee director received a share bonus award of 13,298 ordinary shares under the previous program during fiscal year 2010.

Discretionary Grants

Under the terms of the discretionary option grant provisions of the 2001 Plan, non-employee directors are eligible to receive stock options granted at the discretion of the Compensation Committee. No director received stock options pursuant to the discretionary grant program during fiscal year 2010. The maximum number of ordinary shares that may be subject to awards granted to each non-employee director under the 2001 Plan is 100,000 ordinary shares in each calendar year.

Compensation for the Non-Employee Chairman of the Board

On July 22, 2009, our Board of Directors, at the recommendation of the Compensation Committee, approved changes to the cash and equity compensation payable to our non-executive Chairman. Our shareholders approved the changes to the Chairman’s cash compensation at the 2009 annual general meeting. Following those changes, our non-executive Chairman is entitled to receive, following each annual general meeting of the Company, (i) $100,000 in cash compensation, payable quarterly in arrears, and (ii) a yearly share bonus award that consists of such number of shares having an aggregate fair market value of $100,000 on the date of grant, which vests on the date immediately prior to the date of the next year’s annual general meeting. Our Chairman of the Board is also eligible to receive all other compensation payable to our non-employee directors, other than cash compensation payable for service on any Board committees.

The foregoing changes were effective as of the date of our 2009 annual general meeting. Prior to such date, our non-executive Chairman was entitled to receive, following each annual general meeting of the company, a yearly share bonus award that was fully vested on the date of grant and consisted of such number of shares having an aggregate fair market value of $200,000 on the grant date. The non-executive Chairman was also entitled to continue to receive cash compensation for service as chairman of the Audit Committee if appointed to such position, but otherwise was not eligible to receive cash compensation for service on any Board committees. Our Chairman was eligible for all other compensation payable to our non-employee directors.

Following the 2009 annual general meeting, our non-employee Chairman of the Board received 26,595 ordinary shares, which vested immediately, with respect to his service as our Chairman since the date of the 2008 annual general meeting and 13,298 ordinary shares, which will vest on the date immediately prior to the date of our 2010 annual general meeting, with respect to his service as our Chairman from the date of the 2009 annual general meeting to the date of the 2010 annual general meeting.

Director Summary Compensation in Fiscal Year 2010

The following table sets forth the fiscal year 2010 compensation for our non-employee directors. As discussed above, our Board approved certain changes for non-employee director compensation effective July 2009, and our shareholders approved changes for the cash compensation payable to our non-employee directors on September 22, 2009, at our 2009 annual general meeting. As a result, the compensation described below includes (i) share bonus awards granted with respect to past service on the Board from the 2008 annual general meeting to the 2009 annual general meeting and (ii) share bonus awards granted with respect to future service on the Board during the vesting term of the awards (from the 2009 annual general meeting until the 2010 annual general meeting).

	Fees Earned or
	Paid in		Option
	Cash	Stock Awards	Awards	Total
Name	($) (1)	($) (2)	($) (3)	($)

H. Raymond Bingham	$126,576	$525,000	$—	$651,576
James A. Davidson	$92,826	$225,000	$—	$317,826
Robert L. Edwards	$116,217	$225,000	$—	$341,217
Rockwell A. Schnabel*	$35,859	$100,000	$—	$135,859
Daniel H. Schulman	$61,945	$225,000	$54,250	$341,195
Ajay B. Shah*	$35,869	$100,000	$—	$135,869
Willy C. Shih, Ph.D.	$72,826	$225,000	$—	$297,826
Lip-Bu Tan	$82,825	$225,000	$—	$307,825
William D. Watkins	$80,143	$225,000	$42,250	$347,393

*	Mr. Schnabel and Mr. Shah retired from our Board of Directors on September 22, 2009, immediately following our 2009 annual general meeting of shareholders.

(1)	This column represents the amount of cash compensation earned in fiscal year 2010 for Board and committee service.

(2)	This column represents the grant date fair value of share bonus awards granted in fiscal year 2010 in accordance with FASB ASC Topic 718. The grant date fair value of share bonus awards is the closing price of our ordinary shares on the date of grant.

(3)	This column represents the grant date fair value of stock options granted in fiscal year 2010 in accordance with FASB ASC Topic 718. We made initial option grants of 25,000 options to Messrs. Watkins and Schulman at the time they became non-employee directors of the company in April 2009 and June 2009, respectively. The fair value of their initial stock options were $1.69 and $2.17, respectively, per option on the grant dates. Information regarding the assumptions made in calculating the amounts reflected in this column for grants made in fiscal year 2010 is included in the section entitled “Stock-Based Compensation” under Note 2 to our audited consolidated financial statements for the fiscal year ended March 31, 2010, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

The table below shows the aggregate number of ordinary shares underlying stock options and unvested share bonus awards held by our non-employee directors as of the 2010 fiscal year-end:

	Number of Ordinary Shares	Number of Ordinary Shares Underlying
	Underlying Outstanding Stock Options	Outstanding Share Bonus Awards
Name	(#)	(#)

H. Raymond Bingham	62,500	29,920

James A. Davidson	75,000	16,622

Robert L. Edwards	25,000	16,622

Rockwell A. Schnabel	—	—

Daniel H. Schulman*	25,000	16,622

Ajay B. Shah	—	—

Willy C. Shih, Ph.D.	37,500	16,622

Lip-Bu Tan	75,000	16,622

William D. Watkins*	25,000	16,622

* Mr. Watkins was appointed to our Board of Directors on April 14, 2009. Mr. Schulman was appointed to our Board of Directors on June 18, 2009.

Change of Control and Termination Provisions of the 2001 Plan

Under the terms of the 2001 Plan, if a director ceases to provide services to the company for any reason other than death, cause (as defined in the plan) or disability (as defined in the plan), then the director may exercise any options which have vested by the date of such termination within three months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. If a director ceases to provide services to the company because of death or disability, then the director may exercise any options which have vested by the date of such termination within 12 months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. All stock options held by a director who is terminated for cause expire on the termination date, unless otherwise determined by the Compensation Committee. In addition, subject to any waiver by the Compensation Committee, all unvested share bonus awards held by a director will be forfeited if he or she ceases to provide services to the company for any reason.

Except for grants made under the automatic option grant program, in the event of a dissolution or liquidation of the company or if we are acquired by merger or asset sale or in the event of other change of control events, each outstanding stock option and unvested share bonus award shall automatically accelerate so that each such award shall, immediately prior to the effective date of such transaction, become fully vested with respect to the total number of shares then subject to such award. However, subject to the specific terms of a given award, vesting shall not so accelerate if, and to the extent, such award is either to be assumed or replaced with a comparable right covering shares of the capital stock of the successor corporation or parent thereof or is replaced with a cash incentive program of the successor corporation which preserves the inherent value existing at the time of such transaction.

For grants made under the automatic option grant program, in the event of a change of control transaction described above, each outstanding option will accelerate so that each such option shall, prior to the effective date of such transaction at such times and with such conditions as determined by the Compensation Committee, (i) become fully vested with respect to the total number of shares then subject to such award and (ii) remain exercisable for a period of three months following the consummation of the change of control transaction. However, in the event of a hostile take-over of the company pursuant to a tender or exchange offer, the director has a right to surrender each option, which has been held by him or her for at least six months, in return for a cash distribution by the company in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

PROPOSAL NO. 2:
RE-APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2011 AND
AUTHORIZATION OF OUR BOARD TO FIX THEIR REMUNERATION

Our Audit Committee has approved, subject to shareholder approval, the re-appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm to audit our accounts and records for the fiscal year ending March 31, 2011, and to perform other appropriate services. In addition, pursuant to Section 205(16) of the Singapore Companies Act, Cap. 50, our Board of Directors is requesting that the shareholders authorize the directors, upon the recommendation of the Audit Committee, to fix the auditors’ remuneration for services rendered through the next annual general meeting. We expect that a representative from Deloitte & Touche LLP will be present at the 2010 annual general meeting. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

Set forth below are the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and their respective affiliates for services performed during fiscal years 2010 and 2009. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year
	2010	2009
	(in millions)

Audit Fees	$7.4	$10.0

Audit-Related Fees	—	—

Tax Fees	2.5	3.1

All Other Fees	—	—

Total	$9.9	$13.1

Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, consents and the review of documents filed with the SEC.

Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements and not included in Audit Fees. We did not incur fees under this category during fiscal years 2010 or 2009.

Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services, if any. We did not incur fees under this category during fiscal years 2010 or 2009.

Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Our Audit Committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Deloitte & Touche LLP, and that all such services provided by Deloitte & Touche LLP to us in the past were compatible with maintaining such independence. The Audit Committee is sensitive to the concern that some non-audit services, and related fees, could impair independence and the Audit Committee believes it important that independence be maintained. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Deloitte & Touche LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

The Board recommends a vote “FOR” the re-appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2011 and authorization of the
Board, upon the recommendation of the Audit Committee, to fix their remuneration.

AUDIT COMMITTEE REPORT

The information contained under this “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Audit Committee assists our Board of Directors in overseeing financial accounting and reporting processes and systems of internal controls. The Audit Committee also evaluates the performance and independence of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on the Corporate Governance page of our website at www.flextronics.com. Under the written charter, the Audit Committee must consist of at least three directors, all of whom must be “independent” as defined by the Exchange Act and the rules of the SEC and Nasdaq. The members of the committee during fiscal year 2010 were Messrs. Bingham, Edwards, Shah and Tan, each of whom is (or, in the case of Mr. Shah, who retired after our 2009 annual meeting of shareholders, was) an independent director. The current members of the committee are Messrs. Edwards, Tan and Watkins, each of whom is an independent director.

Our financial and senior management supervise our systems of internal controls and the financial reporting process. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and express opinions on these consolidated financial statements. In addition, our independent auditors express their own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

The Audit Committee has reviewed and discussed with both the management of the company and our independent auditors our audited consolidated financial statements for the fiscal year ended March 31, 2010, as well as management’s assessment and our independent auditors’ evaluation of the effectiveness of our internal control over financial reporting. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3800T. The Audit Committee also has discussed with our independent auditors the firm’s independence from Company management and the Company, and reviewed the written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by our independent auditors is compatible with maintaining the independence of the auditors. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All audit and permissible non-audit services performed by our independent auditors during fiscal year 2010 and fiscal year 2009 were pre-approved by the Audit Committee in accordance with established procedures.

Based on the Audit Committee’s discussions with the management of the company and our independent auditors and based on the Audit Committee’s review of our audited consolidated financial statements together with the reports of our independent auditors on the consolidated financial statements and the representations of our management with regard to these consolidated financial statements, the Audit Committee recommended to the company’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which was filed with the SEC on May 24, 2010.

Submitted by the Audit Committee of the Board of Directors:

Robert L. Edwards
Lip-Bu Tan
William D. Watkins

PROPOSAL NO. 3:
ORDINARY RESOLUTION TO AUTHORIZE
ORDINARY SHARE ISSUANCES

We are incorporated in the Republic of Singapore. Under Singapore law, our directors may only issue ordinary shares and make or grant offers, agreements or options that might or would require the issuance of ordinary shares, with the prior approval from our shareholders. If this proposal is approved, the authorization would be effective from the date of the 2010 annual general meeting until the earlier of (i) the conclusion of the 2011 annual general meeting or (ii) the expiration of the period within which the 2011 annual general meeting is required by law to be held. The 2011 annual general meeting is required to be held no later than 15 months after the date of the 2010 annual general meeting and no later than six months after the date of our 2011 fiscal year end (except that Singapore law allows for a one-time application for an extension of up to a maximum of three months to be made with the Singapore Accounting and Corporate Regulatory Authority).

Our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize our directors to issue ordinary shares and to make or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the past, the Board has issued shares or made agreements that would require the issuance of new ordinary shares in the following situations:

•	in connection with strategic transactions and acquisitions;

•	pursuant to public and private offerings of our ordinary shares as well as instruments convertible into our ordinary shares; and

•	in connection with our equity compensation plans and arrangements.

Notwithstanding this general authorization to issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares where required under the rules of Nasdaq, such as where the company proposes to issue ordinary shares that will result in a change in control of the company or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares at a price less than the greater of book or market value.

Our Board expects that we will continue to issue ordinary shares and grant options and share bonus awards in the future under circumstances similar to those in the past. As of the date of this joint proxy statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares as well as instruments convertible into our ordinary shares.

If this proposal is approved, our directors would be authorized to issue, during the period described above, ordinary shares subject only to applicable Singapore laws and the rules of Nasdaq. The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the NASDAQ Global Select Market.

We are submitting this proposal because we are required to do so under Singapore law before our Board of Directors can issue any ordinary shares in connection with strategic transactions, public and private offerings and in connection with our equity compensation plans. We are not submitting this proposal in response to a threatened takeover. In the event of a hostile attempt to acquire control of the company, we could seek to impede the attempt by issuing ordinary shares, which may dilute the voting power of our existing shareholders. This could also have the effect of impeding the efforts of our shareholders to remove an incumbent director and replace him with a new director of their choice. These potential effects could limit the opportunity for our shareholders to dispose of their ordinary shares at the premium that may be available in takeover attempts.

The Board recommends a vote “FOR” the resolution
to authorize ordinary share issuances.

PROPOSAL NO. 4:
ORDINARY RESOLUTION TO APPROVE THE ADOPTION OF THE FLEXTRONICS INTERNATIONAL LTD. 2010 EQUITY INCENTIVE PLAN

On May 26, 2010, upon the recommendation of the Compensation Committee, the Board unanimously approved and adopted the Flextronics International Ltd. 2010 Equity Incentive Plan, which we refer to as the 2010 Plan, subject to the approval of our stockholders. The 2010 Incentive Plan provides the Compensation Committee with the flexibility to design incentive awards that are responsive to our needs, and includes authorization for a variety of awards designed to attract and retain the best available personnel, to provide additional incentives to our employees, executives and non-employee directors, and to promote the success of our business by providing such individuals with an incentive for outstanding performance to generate superior returns for our shareholders. These awards include stock options, stock appreciation rights and restricted share units, as well as other equity awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this section as the Code.

We have historically granted equity awards under various plans, including our 2001 Equity Incentive Plan, our 2002 Interim Incentive Plan, the Solectron Corporation 2002 Stock Plan and our 2004 Award Plan for New Employees, which we refer to in this section as the Prior Plans. If the 2010 Incentive Plan is approved by our shareholders, no further awards will be made under the Prior Plans and ordinary shares available for future grant under such Prior Plans will become available for grant under the 2010 Plan, including shares subject to outstanding equity awards under such Prior Plans that become available for future grant as a result of the forfeiture, expiration or termination of such awards under the Prior Plans.

The following summary of certain features of the 2010 Plan is not a complete description of all of the provisions of the 2010 Plan, and is qualified in its entirety by reference to the full text of the 2010 Plan, which we have filed electronically with this joint proxy statement and is available on the SEC’s website at www.sec.gov. Such text is not included in the printed version of this joint proxy statement.

The affirmative vote of a majority of the votes cast on this proposal is required to approve the adoption of the 2010 Plan. If you are a beneficial shareholder, it is very important that you provide your bank, broker or other nominee with voting restrictions as such nominee may not vote your shares on this proposal absent instructions from you.

The Board recommends a vote “FOR” the resolution to approve
the adoption of the Flextronics International Ltd. 2010 Equity Incentive Plan.

Summary of the 2010 Plan

If the holders of a majority of the ordinary shares present and voting on this proposal vote for the adoption of the 2010 Plan, it will immediately become effective and no further grants will be made under the Prior Plans. If our shareholders do not approve the 2010 Plan, the plan will not become effective and the Prior Plans, as they presently exist, will continue in effect. The results of the vote will not affect any awards outstanding under the Prior Plans at the time of the annual general meeting.

Term of the 2010 Plan

Unless terminated earlier, the 2010 Plan will continue until May 26, 2020, 10 years after the date the 2010 Plan was adopted by our Board of Directors.

Eligibility

All of our employees and directors and those of our subsidiaries and affiliates, including officers, members of our Board of Directors (including both employee and non-employee directors) and directors of our subsidiaries and affiliates, are eligible to be selected as award recipients under the 2010 Plan. Where intended to comply with Section 162(m) of the Code, any one participant in the 2010 Plan may not receive awards for more than 6,000,000 ordinary shares (or if denominated in cash, an amount equal to 6,000,000 multiplied by the average daily trading price of the company’s ordinary shares during the preceding calendar year) in the aggregate per calendar year under the 2010 Plan.

Awards under the 2010 Plan will generally only be exercisable or payable only while the participant is an employee or director, as applicable. However, the Compensation Committee may, in its discretion and subject to the requirements of Section 162(m) of the Code, provide that an award may be paid or exercised following termination of service, a change of control event, or the retirement, death or disability of the participant.

As of June 7, 2010, eight executive officers, seven non-employee directors and approximately 2,000 employees were eligible to participate in the 2010 Plan.

Administration

The 2010 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has complete discretion, subject to the provisions of the 2010 Plan, to select each eligible individual to whom awards will be granted and to determine the type and amount of awards to be granted, the timing of such awards, and the other terms and conditions of awards granted under the 2010 Plan. The Compensation Committee also has the power to interpret the 2010 Plan and award agreements, to establish rules and regulations relating to the 2010 Plan, and to make all other determinations necessary or advisable for administering the 2010 Plan.

Available Awards

The 2010 Plan authorizes the company to provide equity-based compensation in the form of: (i) stock options, including incentive stock options entitling the optionee to favorable tax treatment under Section 422 of the Code; (ii) restricted share units, which we sometimes refer to as share bonus awards; (iii) stock appreciation rights; (iv) performance share awards and performance share units; and (v) other share-based awards that are not inconsistent with the 2010 Plan. Each type of award is described below under the section captioned “Types of Awards Authorized Under the 2010 Plan.” Each award granted under the 2010 Plan will be evidenced by an award agreement that sets forth the terms, conditions and limitations applicable to such award as determined by the Compensation Committee in its discretion.

Any share-based awards based on performance measures shall have a minimum performance period of one year and any share-based awards with vesting based on the passage of time and continuous service shall have a minimum total vesting period of at least three years (which may be pro rata). Share-based awards granted which are not in compliance with these requirements may not exceed 5% of the total shares reserved for grant and issuance under the 2010 Plan (as determined under “Shares Available for Awards” and “Share Counting” below).

Shares Available for Awards

Subject to approval by our shareholders, our Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2010 Plan with a reserve of 10,000,000 ordinary shares. In addition, all ordinary shares available for future grant under our Prior Plans will become available for grant under the 2010 Plan, including shares subject to outstanding equity awards under such Prior Plans that become available for future grant as a result of the forfeiture, expiration or termination of such awards under the Prior Plans. As of March 31, 2010, under the Prior Plans: (i) 71,670,178 ordinary shares were subject to outstanding stock options and unvested share bonus awards under the Prior Plans; and (ii) 51,457,779 shares were available for future grant under the Prior Plans. Up to 68,000,000 ordinary shares may be used to grant incentive stock options during the term of the 2010 Plan.

Valuation

The fair market value of our ordinary shares on any relevant date under the 2010 Plan is the closing sales price per share on that date on the NASDAQ Global Select Market. As of June 4, 2010, the closing price of our ordinary shares on the NASDAQ Global Select Market was $6.38 per share.

Share Counting

Under the 2010 Plan, each ordinary share that is subject to a stock option or stock appreciation right will count against the aggregate 2010 Plan limit as one ordinary share. Each ordinary share that is subject to a “full-value award” will count against the aggregate 2010 Plan limit as 1.71 ordinary shares. When we refer to a “full-value award” in this section, we refer to any award other than a stock option, stock appreciation right or other award for which the participant pays a minimum of the fair market value of the ordinary shares, as determined as of the date of grant.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any ordinary shares subject to the award will again be available for the grant of an award pursuant to the 2010 Plan. Each ordinary share that becomes available for the grant of awards in this manner (including awards under the Prior Plans) will be added back to the aggregate 2010 Plan limit as one ordinary share if such ordinary share was subject to an option or stock appreciation right, and as 1.71 shares if such ordinary share was subject to a full-value award.

Ordinary shares that are withheld (if and to the extent permitted by applicable law) to satisfy the grant or exercise price or tax withholding obligations will be treated as issued under the 2010 Plan and will be deducted from the number of shares that may be issued under the 2010 Plan. Any ordinary shares that are tendered by the participant (if and to the extent permitted by applicable law) to satisfy the grant or exercise price or tax withholding obligations pursuant to any award under the 2010 Plan, however, will not be added back to the aggregate number of shares that may be issued pursuant to the plan.

Repricing Prohibited Without Shareholder Approval

Except in connection with an adjustment involving a corporate transaction or change in capital structure, the repricing, replacement or regranting of any previously granted award, through cancellation or by lowering the exercise price or purchase price of such award, will be prohibited unless the shareholders of the company first approve such repricing, replacement or regranting. Similarly, no “underwater” option or stock appreciation right may be cancelled in exchange for cash unless otherwise approved by the shareholders.

Types of Awards Authorized Under the 2010 Plan

Stock Options. Stock options may be granted that entitle the optionee to purchase ordinary shares at a price set forth in the applicable award agreement. Stock options may be granted as non-qualified stock options or as incentive stock options, or in any combination of the two. The exercise price of any stock option may not be less than the fair market value of an ordinary share on the date of grant, and the maximum term for any stock option is 7 years (5 years, in the case of grants to any non-employee member of our Board of Directors). The Compensation Committee will determine the methods by which the exercise price of a stock option may be paid, which may include: (i) a payment in cash or by check; (ii) a “same day sale” commitment from the participant and a broker-dealer whereby the optionee irrevocably elects to exercise the stock option and to sell a portion of the ordinary shares so purchased to pay the exercise price, and whereby the broker-dealer irrevocably commits upon receipt of such ordinary shares to forward the exercise price directly to the company; (iii) delivery of other property acceptable to the Compensation Committee; or (iv) any combination of the foregoing methods of payment.

Incentive stock options may only be granted to our employees and those of our subsidiaries. In addition, in the case of any incentive stock options granted to any individual who owns, as of the date of grant, stock possessing more than 10 percent of the total combined voting power of all classes of our shares, the incentive stock option must have an exercise price that is not less than 110% of the fair market value of an ordinary share on the date of grant and the maximum term of any such incentive stock option is 5 years. The aggregate fair market value (determined as of the time the option is granted) of all shares with respect to which incentive stock options are first exercisable by a grantee in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code.

Stock Appreciation Rights. A stock appreciation right is a right, exercisable by the surrender of all or a portion of the stock appreciation right, to receive the product of: (i) the excess of (A) the fair market value of the ordinary shares on the date the stock appreciation right is exercised over (B) the grant price of the stock appreciation right; and (ii) the number of ordinary shares with respect to which the stock appreciation right is exercised. The grant price per ordinary share subject to a stock appreciation right may not be less than the fair market value of an ordinary share on the date of grant. No stock appreciation right may be exercisable more than 7 years from the date of grant. A stock appreciation right may be paid in cash, in ordinary shares (based on the fair market value of such ordinary shares on the date the stock appreciation right is exercised) or in a combination of cash and ordinary shares, as determined by the Compensation Committee.

Restricted Share Units. A restricted share unit is a type of contingent stock award sometimes referred to as restricted stock units or share bonus awards. A restricted share unit generally entitles the participant to receive a number of our ordinary shares, or the value of such shares, in connection with the satisfaction of vesting conditions determined by the Compensation Committee, as specified in the award agreement for the restricted share units. Restricted share units may be denominated in unit equivalents of ordinary shares and/or units of value including the dollar value of shares. At the time of grant of the restricted share unit award, the Compensation Committee will specify the date or dates on which the award will become fully vested and non-forfeitable, and may specify any other terms and conditions. In addition, the Compensation Committee will specify the settlement date applicable to each restricted share unit, which may not be earlier than the vesting date or dates of the award. Settlement of restricted share units may be made in ordinary shares or in cash (in an amount reflecting the fair market value of the ordinary shares that would have been issued) or any combination of cash and shares, as determined by the Compensation Committee in its sole discretion.

Performance Shares and Performance Share Units. Performance shares represent the right to receive ordinary shares of the company, the payment of which is contingent upon achieving certain performance criteria established by the Compensation Committee. Performance share units represent a right to receive ordinary shares, or the value of such shares, the payment of which is contingent upon achieving certain performance criteria established by the Compensation Committee. Performance share unit awards may be denominated in unit equivalents of ordinary shares and/or units of value including the dollar value of shares. Performance share awards and performance share units may be linked to any one or more of the performance criteria specified in the 2010 Plan, or other specific performance criteria determined appropriate by the Compensation Committee, in each case on a specified date or dates or over any performance period determined by the Compensation Committee. In addition, the Compensation Committee will specify the settlement date applicable to each performance share award or performance share unit award, which may not be earlier than the vesting date or dates of the award. Settlement of a performance share or a performance share unit may be made in ordinary shares or in cash (in an amount reflecting the fair market value of the ordinary shares that would have been issued) or in any combination of cash and shares, as determined by the Compensation Committee in its sole discretion.

Subject to waiver in cases of death, disability or termination of service, any share awards which vest based on performance goals are subject to a minimum performance period of one year, and any share awards with vesting based solely on the passage of time and continued service to the company are subject to a minimum service period of three years. However, share awards which do not satisfy these minimum performance or service periods may be granted up to 5% of the total shares reserved and available for issuance under the 2010 Plan.

Other Share-Based Awards. In addition to restricted share units, performance share awards and performance share unit awards, the Compensation Committee is authorized under the 2010 Plan to make any other award to an eligible individual that is not inconsistent with the provisions of the 2010 Plan and that by its terms involves or might involve the issuance of: (i) ordinary shares; (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria specified in the 2010 Plan or other conditions; or (iii) any other security with the value derived from the value of our ordinary shares.

Singapore law currently prohibits us from issuing restricted stock or restricted share awards (i.e., awards involving the immediate transfer by the company to a participant of ownership of a specified number of ordinary shares of the company, which are subject to restrictions on transfer and may be forfeited prior to vesting) and we do not intend to issue any such awards at this time. However, if there is a change in Singapore law or other development that would permit us to grant restricted share awards, the 2010 Plan would provide us with the flexibility to do so.

Section 162(m) of the Code

The 2010 Plan is designed to allow the Compensation Committee to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to a company’s Chief Executive Officer and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, which officers we refer to as covered executives, to $1 million per covered executive in a taxable year. However, qualified performance-based compensation does not count towards the $1 million limit.

The Board and the Compensation Committee believe that it is in our interests and the interests of our shareholders to maintain an equity compensation plan under which certain compensation awards made to our covered executives can qualify for deductibility for federal income tax purposes. Accordingly, the 2010 Plan has been structured in a manner such that certain awards under it can satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. In order to allow for certain awards to satisfy such requirements, the 2010 Plan specifies performance measures and other material terms that must be approved by our shareholders. Approval of the 2010 Plan by the required vote of our shareholders, as described above, is intended to constitute such approval.

Grants of certain performance-based compensation will be subject to the attainment of one or more specified performance goals over a specified period of time of not less than one year. We refer to this time period as a performance period. The performance goals will be based upon certain performance criteria selected by the Compensation Committee, as described below under the section captioned “Performance Measures.”

To the extent necessary to comply with the applicable provisions of Section 162(m)(4)(C) of the Code, when granting awards intended to qualify as performance-based compensation, the Compensation Committee will, in writing: (i) designate one or more covered executives to whom such awards may be made; (ii) select the performance criteria applicable to the performance period; (iii) establish the performance goals, and amount of such awards, as applicable, which may be earned for the performance period; and (iv) specify the relationship between the performance criteria and the performance goals and the amounts of such awards that may be earned by each covered executive for the performance period. To the extent required by Section 162(m)(4)(C) of the Code, the Compensation Committee shall establish the performance criteria and performance goals no later than 90 days following the commencement of any performance period in question or any other designated performance period (or such other time as may be required or permitted by Section 162(m) of the Code). Following the completion of the performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period. In determining the amount earned by a covered executive, the Compensation Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the performance period. Furthermore, a participant shall be eligible to receive payment pursuant to a performance-based award for a performance period only if the performance goals for such period are achieved.

Performance Measures

In granting awards that are contingent upon the achievement of certain performance goals, including awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Compensation Committee may base a performance goal on one or more of the following performance criteria, which may be applied to the performance of the company or any of its affiliates, or any business unit of the company or any of its affiliates:

•	net revenue and/or net revenue growth;

•	earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	operating income and/or operating income growth;

•	net income and/or net income growth;

•	earnings per share and/or earnings per share growth;

•	total shareholder return and/or total shareholder return growth;

•	return on equity;

•	operating cash flow;

•	free cash flow (operating cash flow minus net capital expenditures);

•	SG&A expense;

•	inventory turns or other similar working capital measures;

•	economic value added; and

•	return on invested capital.

Performance criteria may be computed on an absolute basis or relative to an index (such as the S&P 500 Index) or to a specified peer group of companies as determined by the Compensation Committee at the time awards are granted. In addition, to the extent consistent with Section 162(m) of the Code, performance criteria may be computed under generally accepted accounting principles (GAAP), International Financial Reporting Standards (IFRS), or on an adjusted basis to exclude any one or more of the following: stock-based compensation expense, restructuring charges, non-cash convertible interest expense, distressed customer charges, intangible amortization, impairment charges and other charges as may be determined by the Compensation Committee at the time awards are granted. In addition, the Compensation Committee may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of performance goals for any performance period in order to prevent the dilution or enlargement of rights of participants in certain circumstances specified in the 2010 Plan. In the case of awards that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the above list of performance criteria is non-exclusive and the Compensation Committee may select additional performance criteria in addition to those listed above.

Amendment and Termination

Our Board of Directors may at any time amend or modify the 2010 Plan in any or all respects, except that (i) any such amendment or modification may not adversely affect the rights of any holder of an award previously granted under the 2010 Plan unless such holder consents and (ii) grants to non-employee directors may not be amended at intervals more frequently than once every six months, other than to the extent necessary to comply with applicable U.S. income tax laws and regulations. The Board may terminate the

2010 Plan at any time. However, without the approval of our shareholders and except as described below under “Adjustments”, the Board may not:

•	amend the 2010 Plan to materially increase the maximum number of ordinary shares issuable under the 2010 Plan or the maximum number of ordinary shares for which any plan participant may be granted awards;

•	materially modify the eligibility requirements for participation in the 2010 Plan; or

•	materially increase the benefits accruing to participants in the 2010 Plan.

Adjustments

The Compensation Committee shall make certain adjustments to the 2010 Plan and to the outstanding awards under the 2010 Plan in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off or other change affecting the outstanding ordinary shares as a class without the company’s receipt of consideration. In the event of such a change, appropriate adjustments will be made to:

•	the maximum number and/or class of securities issuable under the 2010 Plan;

•	the maximum number and/or class of securities for which any participant may be granted awards under the terms of the 2010 Plan or that may be granted generally under the terms of the 2010 Plan; and

•	the number and/or class of securities and price per ordinary share in effect under each outstanding award.

Any such adjustments to the outstanding awards will generally be effected in a manner as to preclude the enlargement or dilution of rights and benefits under such awards. However, in no event will fractions of an ordinary share be issued. Rather, any otherwise payable fraction of any ordinary share will be replaced by a cash payment equal to the fair market value of such fraction.

Acceleration

Unless otherwise provided in the applicable award agreement or other agreement between the company and the participant, in the event of a change of control of the company (as defined in the 2010 Plan) in which the participant’s awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

Where awards are assumed or continued after a change of control, the Compensation Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service within a designated period (not to exceed eighteen (18) months) following the effective date of such change of control. If the Compensation Committee so determines, any such award will, immediately upon an involuntary termination of service following a change of control, become fully exercisable and all forfeiture restrictions on such award will lapse.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the 2010 Plan and any grants made under the 2010 Plan will comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2010 Plan and any grants made under the 2010 Plan will be administered and interpreted in a manner consistent with this intent.

Transferability

In general, awards granted under the 2010 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution. Awards may be transferred to family members through a gift or domestic relations order. Subject to applicable laws, certain optionees who reside outside of the United States and Singapore may assign their awards to financial institutions located outside of the United States and Singapore.

Withholding Taxes

The company or any affiliate of the company, as appropriate, may deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy U.S. federal, state and local taxes and any taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a participant arising as a result of the 2010 Plan. In addition, the company or any affiliate of the company may take any action as may be necessary in its opinion to satisfy withholding obligations for the payment of taxes by any means authorized by the Compensation Committee. No ordinary shares will be delivered under the 2010 Plan to any participant or other person until the participant or such other person has made arrangements acceptable to the Compensation Committee for the satisfaction of applicable tax obligations arising as a result of awards made under the 2010 Plan.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this joint proxy statement of the United States federal income tax consequences to the company and the directors, officers and employees participating in the 2010 Plan. Tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. In addition, the following discussion does not purport to describe state or local income tax consequences in the United States, nor tax consequences for participants who are subject to tax in other countries. The following general description does not constitute tax advice and should not be relied upon as such. Each participating employee has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the 2010 Plan.

Nonqualified Stock Options. A participant will generally not recognize any taxable income upon the grant of a nonqualified stock option and the company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the exercise price, and the company will generally be allowed a deduction equal to the amount recognized by the participant as ordinary income. The participant’s tax basis in the shares received will be equal to the exercise price plus the amount recognized as ordinary income. Upon a subsequent sale of such shares, the participant will recognize capital gain or loss.

Incentive Stock Options. No taxable income is recognized by a participant at the time of grant of an incentive stock option, and no taxable income is generally recognized at the time the option is exercised. (However, the excess of the fair market value of the ordinary shares received upon exercise over the option exercise price is an item of tax preference income which may be subject to the alternative minimum tax.) Instead, the participant will recognize taxable income in the year in which the acquired shares are sold or otherwise disposed of. If the sale or other disposition is made after the participant has held the shares for more than two years after the option grant date and more than one year after the date on which the shares are transferred to the participant (referred to as a “qualifying disposition”) pursuant to the option’s exercise, any gain or loss, generally measured by the difference between the amount realized on the sale of shares and the option exercise price, will be treated as long-term capital gain or loss. However, if either of these two holding period requirements is not satisfied (referred to as a “disqualifying disposition”), then upon the disqualifying disposition, the participant generally recognizes ordinary income in the amount of the lesser of (i) the difference between the fair market value of the shares at the time of the option’s exercise and the option’s exercise price, or (ii) the difference between the amount realized on the sale and the option’s exercise price. Any ordinary income recognized is added to the participant’s basis for purposes of determining any additional gain on the sale and any such additional gain will be capital gain.

If the participant makes a disqualifying disposition of the acquired shares, we may be entitled to a deduction from our U.S. taxable income for the taxable year in which such disposition occurs, equal to the amount of ordinary income the participant recognizes. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the acquired shares.

Stock Appreciation Rights. The grant of a stock appreciation right will generally not create any tax consequences for the participant or the company. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the ordinary shares received from the exercise. The participant’s tax basis in any ordinary shares received upon the exercise of the stock appreciation right will be equal to the ordinary income recognized with respect to the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares. Upon the exercise of a stock appreciation right, the company generally will be entitled to a deduction in the amount of the compensation income recognized by the participant.

Restricted Share Units, Performance Share Units and Performance Share Awards. In general, a participant will not recognize income with respect to restricted share unit awards, performance share unit awards or performance share awards until there is a settlement of the award. On that date, the participant recognizes ordinary income in an amount equal to the cash or fair market value of the ordinary shares received. The participant’s tax basis in any shares received is the amount included in his or her income, and the participant’s holding period in the shares commences on the day after receipt of the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares. The Company will generally be entitled to a deduction equal to the amount included in the participant’s ordinary income in the year in which such amount is recognized by the participant.

Section 162(m). Any United States income tax deductions that would otherwise be available to us may be subject to a number of restrictions under the Code, including Section 162(m), which, under guidance issued by the Internal Revenue Service, can limit the deduction for compensation paid to our Chief Executive Officer and our three most highly compensated executive officers other than our Chief Executive Officer and our Principal Financial Officer.

2010 Plan New Benefits

The number of shares to be issued under the 2010 Plan to participants in the plan, including eligible employees, executive officers and non-employee directors of the company, and the net values to be realized upon such issuances, are discretionary, and therefore, not determinable.

EQUITY COMPENSATION PLAN INFORMATION

As of March 31, 2010, we maintained (i) the 2001 Plan, (ii) the 2002 Interim Incentive Plan, which we refer to as the 2002 Plan, (iii) the 2004 Award Plan for New Employees, which we refer to as the 2004 Plan, and (iv) the Solectron Corporation 2002 Stock Plan, which we refer to as the Solectron Plan. None of the 2004 Plan, the 2002 Plan or the Solectron Plan have been approved by our shareholders. The following table provides information about equity awards under all of these equity incentive plans as of March 31, 2010.

	Number of Ordinary		Number of Ordinary Shares
	Shares to		Remaining Available for
	be Issued Upon Exercise	Weighted-Average	Future Issuance Under Equity
	of Outstanding Options	Exercise Price of	Compensation Plans
	and Vesting of Share	Outstanding	(Excluding Ordinary Shares
	Bonus Awards	Options (1)	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by shareholders	56,530,634 (2)	$7.00	25,586,218 (3)
Equity compensation plans not approved by shareholders (4), (5), (6)	15,139,544 (7)	$7.90	25,871,561 (8)

Total	71,670,178	$7.16	51,457,779

(1)	The weighted-average exercise price does not take into account ordinary shares issuable upon the vesting of outstanding share bonus awards, which have no exercise price.

(2)	Includes 5,165,095 ordinary shares issuable upon the vesting of share bonus awards granted under the 2001 Plan. The remaining balance consists of ordinary shares issuable upon the exercise of outstanding stock options. Approximately 2.8 million shares subject to share bonus awards are subject to performance criteria which management of the company believes are not probable of being achieved and these awards are not expected to vest.

(3)	Consists of ordinary shares available for grant under the 2001 Plan and shares available under prior company plans and assumed plans that were consolidated into the 2001 Plan. The 2001 Plan provides for grants of up to 62.0 million ordinary shares, plus ordinary shares issued or issuable pursuant to stock awards available for grant as a result of the forfeiture, expiration or termination of options granted under such consolidated plans (if such ordinary shares are issued under such other stock options, they will not become available under the 2001 Plan) and shares that were available for grant under such plans at the time of the consolidation of such plans into the 2001 Plan.

(4)	The 2004 Plan was established in October 2004 and, unless earlier terminated by our Board of Directors, will continue until October 21, 2014. The purpose of the 2004 Plan is to provide incentives to attract, retain and motivate eligible persons whose potential contributions are important to our success by offering such persons an opportunity to participate in our future performance through stock awards. Awards under the 2004 Plan may be granted only to persons who: (a) were not previously an employee or director of the company or (b) have either (i) completed a period of bona fide non-employment by the company of at least one year, or (ii) are returning to service as an employee of the company, after a period of bona fide non-employment of less than one year due to our acquisition of such person’s employer; and then only as an incentive to such persons entering into employment with us. We may grant nonqualified stock options and share bonus awards under the 2004 Plan. The 2004 Plan provides for grants of up to 10.0 million shares. The exercise price of options granted under the 2004 Plan is determined by the Compensation Committee and may not be less than the fair market value of the underlying stock on the date of grant. Options granted under the 2004 Plan generally vest over four years and generally expire seven or ten years from the date of grant. Unvested options are forfeited upon termination of employment. Share bonus awards generally vest in installments over a three- to five-year period and unvested share bonus awards are also forfeited upon termination of employment.

(5)	Our 2002 Plan was adopted by our Board of Directors in May 2002 and, unless earlier terminated by our Board of Directors, will continue until May 6, 2012. The adoption of the 2002 Plan was necessitated by our internal growth, our multiple acquisitions and the requirement to provide equity compensation for employees consistent with competitors and peer companies. The Board reserved an aggregate of 20.0 million ordinary shares for issuance under the 2002 Plan. The 2002 Plan provides for the grant of nonqualified stock options and share bonus awards. Grants of awards to executives and non-employee directors may not exceed 49% of the shares reserved for grant under the plan. Options granted under the 2002 Plan generally have an exercise price of not less than the fair market value of the underlying ordinary shares on the date of grant. Options granted under the 2002 Plan generally vest over four years and generally expire either seven or ten years from the date of grant. Unvested options are forfeited upon termination of employment. Share bonus awards generally vest in installments over a three- to five-year period and unvested share bonus awards are also forfeited upon termination of employment.

(6)	In connection with the acquisition of Solectron Corporation on October 1, 2007, we assumed the Solectron Plan, including all outstanding options to purchase Solectron Corporation common stock with exercise prices equal to, or less than, $5.00 per share. Each assumed option was converted into an option to acquire our ordinary shares at the applicable exchange rate of 0.345. As a result, we assumed approximately 7.4 million vested and unvested options with exercise prices ranging from between $5.45 and $14.41 per ordinary share. We may grant incentive stock options and nonqualified stock options under the SLR Plan. Options granted under the SLR Plan generally have an exercise price of not less than the fair value of the underlying ordinary shares on the date of grant. Such options generally vest over four years and generally expire either seven or ten years from the date of grant. Unvested options are forfeited upon termination of employment.

(7)	Includes 3,636,514 ordinary shares issuable upon the vesting of share bonus awards granted under the 2002 Plan and the 2004 Plan. The remaining balance consists of ordinary shares issuable upon the exercise of outstanding stock options.

(8)	As of March 31, 2010, approximately 2.4 million ordinary shares remained available for grant under the 2002 Plan and approximately 8.2 million ordinary shares remained available for grant under the 2004 Plan. There were approximately 15.3 million shares available for grant under the SLR Plan.

PART III – PROPOSAL TO BE CONSIDERED AT
THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

ORDINARY RESOLUTION TO RENEW THE SHARE PURCHASE MANDATE

Our purchases or acquisitions of our ordinary shares must be made in accordance with, and in the manner prescribed by, the Companies Act, the applicable listing rules of Nasdaq and such other laws and regulations as may from time to time be applicable.

Singapore law requires that we obtain shareholder approval of a “general and unconditional share purchase mandate” given to our directors if we wish to purchase or otherwise acquire our ordinary shares. This general and unconditional mandate is referred to in this joint proxy statement as the Share Purchase Mandate, and it allows our directors to exercise all of the company’s powers to purchase or otherwise acquire our issued ordinary shares on the terms of the Share Purchase Mandate.

Although our shareholders approved a renewal of the Share Purchase Mandate at the 2009 annual general meeting, the Share Purchase Mandate renewed at the 2009 annual general meeting will expire on the date of the 2010 annual general meeting. Accordingly, we are submitting this proposal to seek approval from our shareholders at the extraordinary general meeting for another renewal of the Share Purchase Mandate. On May 26, 2010, the Board authorized the repurchase of our ordinary shares in an aggregate amount up to $200 million. Until the 2010 annual general meeting, any repurchases would be made under the Share Purchase Mandate renewed at the 2009 annual general meeting. Commencing on the date of the 2010 annual general meeting, any repurchases may only be made if the shareholders approve the renewal of the Share Purchase Mandate at the extraordinary general meeting. The share purchase program does not obligate the company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

If renewed by shareholders at the extraordinary general meeting, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2011 annual general meeting or the date by which the 2011 annual general meeting is required by law to be held.

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the extraordinary general meeting, are summarized below.

Limit on Allowed Purchases

We may only purchase or acquire ordinary shares that are issued and fully paid up. We may not purchase or acquire more than 10% of the total number of issued ordinary shares outstanding at the date of the extraordinary general meeting. Any of our ordinary shares which are held as treasury shares will be disregarded for purposes of computing this 10% limitation.

Purely for illustrative purposes, on the basis of 814,743,189 issued ordinary shares outstanding as of June 3, 2010, and assuming that no additional ordinary shares are issued on or prior to the extraordinary general meeting, we would be able to purchase not more than 81,474,318 issued ordinary shares pursuant to the proposed renewal of the Share Purchase Mandate.

All ordinary shares purchased by us following the date of our last annual general meeting of shareholders (that is, the annual general meeting that precedes the meeting at which the mandate is renewed) are subject to this 10% limitation. For example, if we sought approval for the renewal of the Share Purchase Mandate at our 2010 annual general meeting of shareholders, we would have to reduce the number of new shares that we could repurchase by the number of shares purchased by us at any time following the date of our 2009 annual general meeting.

We are holding the extraordinary general meeting immediately following our 2010 annual general meeting so that the applicable date of our last annual general meeting for purposes of the Share Purchase Mandate will be the date of the 2010 annual general meeting (that is, the same date as the extraordinary general meeting), rather than the date of the 2009 annual general meeting. We believe that this approach will provide our Board with greater flexibility in determining the number of shares that the company may repurchase.

Purchases or acquisitions of our ordinary shares pursuant to the Share Purchase Mandate also are subject to limitations under the Indenture governing our 6 1/4% Senior Subordinated Notes due 2014. Under the Indenture, as amended, the aggregate amount of purchases or acquisitions generally is limited to the sum of (A) 50% of our cumulative consolidated net income (as calculated under the Indenture) for the period commencing on April 1, 2009, plus (B) 100% of the fair market value received by us from the issuance or sale of our ordinary shares since April 1, 2009. In addition, we generally are permitted to make purchases or acquisitions of our ordinary shares under the Indenture in an aggregate amount of up to $250 million.

Duration of Share Purchase Mandate

Purchases or acquisitions of ordinary shares may be made, at any time and from time to time, on and from the date of approval of the Share Purchase Mandate up to the earlier of:

•	the date on which our next annual general meeting is held or required by law to be held; or

•	the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of ordinary shares may be made by way of:

•	market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

•	off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted), in accordance with an equal access scheme as prescribed by the Companies Act.

If we decide to purchase or acquire our ordinary shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable rules of Nasdaq, the provisions of the Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

•	offers for the purchase or acquisition of ordinary shares must be made to every person who holds ordinary shares to purchase or acquire the same percentage of their ordinary shares;

•	all of those persons must be given a reasonable opportunity to accept the offers made; and

•	the terms of all of the offers must be the same (except differences in consideration that result from offers relating to ordinary shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of ordinary shares).

Purchase Price

The purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for each ordinary share will be determined by our directors. The maximum purchase price to be paid for the ordinary shares as determined by our directors must not exceed:

•	in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and

•	in the case of an off-market purchase pursuant to an equal access scheme, 150% of the “Prior Day Close Price” of our ordinary shares, which means the closing price of an ordinary share as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase.

Treasury Shares

Under the Companies Act, ordinary shares purchased or acquired by us may be held as treasury shares. Some of the provisions on treasury shares under the Companies Act are summarized below.

Maximum Holdings. The number of ordinary shares held as treasury shares may not at any time exceed 10% of the total number of issued ordinary shares.

Voting and Other Rights. We may not exercise any right in respect of treasury shares, including any right to attend or vote at meetings and, for the purposes of the Companies Act, we shall be treated as having no right to vote and the treasury shares shall be treated as having no voting rights. In addition, no dividend may be paid, and no other distribution of our assets may be made, to the company in respect of treasury shares, other than the allotment of ordinary shares as fully paid bonus shares. A subdivision or consolidation of any treasury share into treasury shares of a smaller amount is also allowed so long as the total value of the treasury shares after the subdivision or consolidation is the same as before the subdivision or consolidation, respectively.

Disposal and Cancellation. Where ordinary shares are held as treasury shares, we may at any time:

•	sell the treasury shares for cash;

•	transfer the treasury shares for the purposes of or pursuant to an employees’ share scheme;

•	transfer the treasury shares as consideration for the acquisition of shares in or assets of another company or assets of a person;

•	cancel the treasury shares; or

•	sell, transfer or otherwise use the treasury shares for such other purposes as may be prescribed by the Minister for Finance of Singapore.

Sources of Funds

Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and the applicable laws of Singapore shall be used. We intend to use our internal sources of funds and/or borrowed funds to finance any purchase or acquisition of our ordinary shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements.

The Companies Act permits us to purchase and acquire our ordinary shares out of our capital or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of section 76F(4) of the Companies Act. A company is solvent if (a) it is able to pay its debts in full at the time of the payment made in consideration of the purchase or acquisition (or the acquisition of any right with respect to the purchase or acquisition) of ordinary shares in accordance with the provisions of the Companies Act and will be able to pay its debts as they fall due in the normal course of business during the 12-month period immediately following the date of the payment; and (b) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

Any ordinary share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to such ordinary share will expire on cancellation (unless such ordinary share is held by us as a treasury share). The total number of issued shares will be diminished by the number of ordinary shares purchased or acquired by us and which are not held by us as treasury shares.

We will cancel and destroy certificates in respect of purchased or acquired ordinary shares as soon as reasonably practicable following settlement of any purchase or acquisition of such ordinary shares.

Financial Effects

Our net tangible assets and the consolidated net tangible assets of our subsidiaries will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated results of operations, financial condition and cash flows.

The financial effects on us and our group (including our subsidiaries) arising from purchases or acquisitions of ordinary shares which may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the ordinary shares are purchased or acquired out of our profits and/or capital, the number of ordinary shares purchased or acquired, the price paid for the ordinary shares and whether the ordinary shares purchased or acquired are held in treasury or cancelled.

As described in more detail above, our purchases or acquisitions of our ordinary shares may be made out of our profits and/or our capital. Where the consideration paid by us for the purchase or acquisition of ordinary shares is made out of our profits, such consideration (excluding brokerage commission, goods and services tax and other related expenses) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of ordinary shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Rationale for the Share Purchase Mandate

We believe that a renewal of the Share Purchase Mandate at the extraordinary general meeting will benefit our shareholders by providing our directors with appropriate flexibility to repurchase ordinary shares if the directors believe that such repurchases would be in the best interests of our shareholders. Our decision to repurchase our ordinary shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued ordinary shares, a shareholder’s proportionate interest in the company’s voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of the company, such shareholder or group of shareholders acting in concert could become obliged to make a take-over offer for the company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors or a group of shareholders acting together) will incur an obligation to make a take-over offer are set forth in Rule 14 of The Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of the company purchasing or acquiring our issued ordinary shares, the voting rights of such shareholders would increase to 30% or more, or if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote “FOR” the resolution
to approve the proposed renewal of the Share Purchase Mandate.

PART IV – ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of June 7, 2010 are as follows:

Name	Age	Position
Michael M. McNamara	53	Chief Executive Officer
Paul Read	44	Chief Financial Officer
Francois Barbier	51	President, Global Operations
Sean P. Burke	48	President, Computing
Michael J. Clarke	55	President, Infrastructure
Christopher Collier	41	Senior Vice President, Finance
Carrie L. Schiff	44	Senior Vice President and General Counsel
Werner Widmann	58	President, Multek

Michael M. McNamara. Mr. McNamara has served as our Chief Executive Officer since January 2006, and as a member of our Board of Directors since October 2005. Prior to his promotion, Mr. McNamara served as our Chief Operating Officer from January 2002 through January 2006, as President, Americas Operations from April 1997 to December 2001, and as Vice President, North American Operations from April 1994 to April 1997. Mr. McNamara received a B.S. from the University of Cincinnati and an M.B.A. from Santa Clara University. Mr. McNamara serves on the Advisory Board of Tsinghua University School of Economics and Management.

Paul Read. Mr. Read has served as our Chief Financial Officer since June 30, 2008. Prior to his promotion, Mr. Read served as Executive Vice President of Finance for Flextronics Worldwide Operations since October 2005, as Senior Vice President of Finance for Flextronics Worldwide Operations from February 2001 to October 2005, and as Vice President, Finance of Flextronics Americas Operations from August 1997 to February 2001. Mr. Read is a member of the Chartered Institute of Management Accountants.

Francois Barbier. Mr. Barbier has served as our President, Global Operations since June 2008. Prior to his appointment as President, Global Operations, Mr. Barbier was President of Special Business Solutions and has held a number of executive management roles in Flextronics Europe. Prior to joining Flextronics in 2001, Mr. Barbier was Vice President of Alcatel Mobile Phone Division. Mr. Barbier holds an Engineering degree in Production from Lyceé Couffignal in Strasbourg.

Sean P. Burke. Mr. Burke has served as our President, Computing since October 16, 2005. Prior to joining us, Mr. Burke was the Executive Vice President of Iomega Corporation from January 2003 through September 2005. Preceding Iomega Corporation, Mr. Burke held a number of executive positions at Dell, Inc., Compaq Computer Corporation and Hewlett-Packard Company. Mr. Burke received a B.B.A. degree from the University of North Texas.

Michael J. Clarke. Mr. Clarke has served as President of FlexInfrastructure since January 2006. Prior to joining us, Mr. Clarke served as a President and General Manager of Sanmina-SCI Corporation from October 1999 to December 2005. Previously, Mr. Clarke held senior positions with international companies including Devtek Corporation, Hawker Siddeley and Cementation Africa. Mr. Clarke has over 25 years of Senior Executive, business development and hands-on operational experience managing global companies in major industries including aerospace, and defense, automotive and industrial. Mr. Clarke was educated as a Mechanical Engineer at Bradford Polytechnic, England, with enhanced professional development programs from University of Western Ontario, Canada and Columbia University, USA.

Christopher Collier. Mr. Collier, our Principal Accounting Officer since May 1, 2007, has served as our Senior Vice President, Finance since December 2004. Prior to his appointment as Senior Vice President, Finance in 2004, Mr. Collier served as Vice President, Finance and Corporate Controller since he joined us in April 2000. Mr. Collier is a certified public accountant and he received a B.S. in Accounting from State University of New York at Buffalo.

Carrie L. Schiff. Ms. Schiff has served as our Senior Vice President and General Counsel since June 1, 2006. Prior to her appointment as Senior Vice President and General Counsel, Ms. Schiff served as Vice President, General Counsel from February 1, 2004 to June 1, 2006 and as Associate General Counsel from July 2001 through January 2004. Prior to joining us, Ms. Schiff was the Senior Vice President, Corporate Development of USA.Net, Inc., from April 1999 until June 2001. Preceding USA.Net, Inc., Ms. Schiff was a partner with the law firm of Cooley Godward. Ms. Schiff received an A.B. from the University of Chicago and her law degree from the University of California, Los Angeles.

Werner Widmann. Mr. Widmann has served as President, Multek since January 2004. Prior to his appointment, he served as General Manager of Multek Germany beginning in October 2002. Prior to joining Multek, Mr. Widmann was Managing Director of Inboard from 1999 to 2002 and held various technical and managerial positions with STP, Inboard-SSGI, Siemens AG and IBM Sindelfingen throughout his 33 year-career in the PCB industry. Mr. Widmann received his degree in mechanical/electrical engineering from the University for Applied Sciences (Fachhochschule), Karlsruhe.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Compensation Committee of the Board of Directors of the company has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement for the 2010 annual general meeting of shareholders.

Submitted by the Compensation Committee of the Board of Directors:

James A. Davidson
Daniel H. Schulman

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss the material elements of our compensation programs and policies, including program objectives and reasons why we pay each element of our executives’ compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by, or awarded to, the following individuals, whom we refer to as the named executive officers or NEOs. This discussion focuses principally on compensation and practices relating to the named executive officers for our 2010 fiscal year. In addition, we discuss certain compensation decisions made in fiscal 2009 that impacted our compensation programs in fiscal 2010, as well as certain changes in our compensation programs and policies that we have implemented beginning with our 2011 fiscal year:

Name	Position

Michael M. McNamara	Chief Executive Officer

Paul Read	Chief Financial Officer

Michael J. Clarke	President, Infrastructure

Francois Barbier	President, Global Operations

Werner Widmann	President, Multek

Executive Summary

In response to the global economic crisis that continued through the beginning of fiscal 2010, we froze base salaries, maintained target incentive bonus levels and did not make any equity grants in fiscal 2010. As a result, total target direct compensation for all of our named executive officers for fiscal 2010 was substantially below the 25th percentile of our peer companies.

Based on strong operational performance in fiscal 2010, we exceeded the target payout levels for various performance metrics under our fiscal 2010 incentive bonus plan, including adjusted operating profit percentage, return on invested capital (ROIC), adjusted earnings per share (EPS) and free cash flow, as well as target payout levels for performance metrics applicable for business unit executives, with the exception of our Multek business unit. As a result, incentive bonus payouts were 157.0% of target for Messrs. McNamara and Read; 155.4% of target for Mr. Clarke; 126.0% of target for Mr. Barbier; and 33.8% of target for Mr. Widmann.

For fiscal 2011, we have adopted various changes in our compensation programs in order to better align our programs with best practices. These include the following:

•	base salary is now targeted at the 50th percentile of peer companies (previously, we targeted the 75th percentile);

•	total direct compensation, comprised of base salary and short and long-term incentive compensation, is now targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

•	long-term incentive compensation will be comprised of performance-based and service-based restricted stock units and performance-funded contributions under a new deferred compensation plan;

➢	we will use the company’s total shareholder return relative to the Standard and Poor’s 500 Index as the performance measure for our performance-based restricted stock units;

➢	annual contributions under our deferred compensation plan will be dependent on the company’s performance and will only be made if certain company performance metrics are achieved (using the same performance metric categories as we use under our incentive bonus plan). Any contributions will cliff vest four years from the contribution date. Previously, contributions were service-based;

•	payout levels will be capped under both our short and long-term incentive compensation arrangements;

•	we have adopted stock ownership guidelines for our executives and other senior officers; and

•	we have adopted an incentive compensation recoupment policy.

Compensation Committee

The Compensation Committee of our Board of Directors (referred to in this discussion as the Committee) periodically assesses our compensation programs to assure that they are appropriately aligned with our business strategy and are achieving their objectives. The Committee also reviews market trends and changes in competitive practices. Based on its review and assessment, the Committee from time to time recommends changes in our compensation programs to our Board. The Committee is responsible for recommending to our Board the compensation of our Chief Executive Officer and all other executive officers. The Committee also oversees management’s decisions concerning the compensation of other company officers, administers our equity compensation plans, and evaluates the effectiveness of our overall executive compensation programs.

Independent Consultants and Advisors

The Committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting and other advisors. During our 2010 fiscal year, the Committee engaged Radford, an Aon Consulting Company (referred to in this discussion as Radford), as its independent adviser for certain executive compensation matters. Radford was retained by the Committee to provide an independent review of the company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Radford furnished the Committee with reports on peer company practices relating to the following matters: short and long-term compensation program design; annual share utilization and shareowner dilution levels resulting from equity plans; executive stock ownership and retention values; stock ownership guidelines; and incentive compensation recoupment policies. As part of its reports to the Committee, Radford evaluated our selected peer companies, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and senior officers. Radford also assisted the company with its risk assessment of our compensation programs. Based on the Committee’s decision to freeze base salaries, to maintain target incentive bonus levels and not to award any equity grants in fiscal 2010, the Committee did not ask Radford to prepare peer company benchmarking data in connection with fiscal 2010 compensation decisions, other than limited total target cash compensation data for the CEO and CFO positions.

Radford is owned by Aon Corporation, a multi-national, multi-services insurance and consulting firm. For a discussion of amounts paid to Radford for executive and director compensation consulting services and amounts paid to Aon Corporation and its affiliates for non-executive and non-director compensation consulting services, please see “Compensation Committee – Relationship with Compensation Consultant” on page 12. The Committee has determined that the provision by Aon of services unrelated to executive and director compensation matters in fiscal year 2010 was compatible with maintaining the objectivity of Radford in its role as compensation consultant to the Committee and that the consulting advice it received from Radford was not influenced by Aon’s other relationships with the company. The Committee has retained Radford as its independent compensation consultant for fiscal year 2011 and expects that it will continue to retain an independent compensation consultant on future executive compensation matters.

Compensation Philosophy and Objectives

We believe that the quality, skills and dedication of our executive officers are critical factors affecting the company’s performance and shareholder value. Accordingly, the key objective of our compensation programs is to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, our compensation programs are designed to link a substantial component of our executives’ compensation to the achievement of performance goals that directly correlate to the enhancement of shareholder value. Finally, our compensation programs are designed to have the right balance of short and long-term compensation elements to ensure an appropriate focus on operational objectives and the creation of long-term value.

To accomplish these objectives, the Committee has structured our compensation programs to include the following key features and compensation elements:

•	base salaries, which are competitive with peer group companies, allowing the company to attract and retain key executives;

•	cash bonuses, earned quarterly with an annual catch-up provision and an annual cash flow measurement and payout, based on pre-established performance goals related to the company and business unit (in the cases of business unit executives);

•	equity-based compensation, which aligns our executives’ interests with those of our shareholders and promotes executive retention;

➢	in response to the global economic crisis, we made a special retentive grant in late fiscal year 2009, and therefore did not make any equity grants in fiscal year 2010; our goal is to maintain an average three-year burn rate towards the median of our peer group;

•	long-term cash bonuses and performance-based share bonus awards, which are earned only if long-term (typically, three-year or four-year) pre-established performance goals related to the company and business unit (in the cases of business unit executives) are achieved; and

•	deferred cash bonus awards, which are designed to promote executive retention, as these elements of compensation vest over a period of years only if the executive remains in the company’s active employment;

➢	beginning in fiscal year 2011, we have replaced our prior deferred compensation programs with a new program for our named executive officers and other executives and senior officers which provides for company contributions only if the company achieves pre-established performance measures and that cliff vest after four years.

As a general matter, the Committee seeks to allocate a substantial portion of the named executive officers’ compensation to components that are performance-based and at-risk. The Committee also generally seeks to allocate a substantial portion of executive compensation to long-term cash and equity awards. The Committee does not maintain fixed policies for allocating among current and long-term compensation or among cash and non-cash compensation. Instead, the Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the key compensation goals set forth above. For example, in response to the global economic crisis, the Committee recommended and our Board approved additional equity grants for executives in December 2008 for retention and incentive purposes, but as a result of these grants, the Committee did not recommend any executive equity grants in fiscal 2010.

While compensation levels may differ among NEOs based on competitive factors, and the role, responsibilities and performance of each specific NEO, there are no material differences in the compensation philosophies, objectives or policies for our NEOs. We do not maintain a policy regarding internal pay equity.

None of the named executive officers serves pursuant to an employment agreement, and each serves at the will of the company’s Board of Directors (subject to severance obligations under law). Similarly, we generally do not enter into severance agreements or arrangements with our executive officers as part of the terms of their employment. This enables our Board to remove an executive officer, if necessary, prior to retirement or resignation whenever it is in the company’s best interests. When an executive officer retires, resigns or is terminated, our Board exercises its business judgment in approving an appropriate separation or severance arrangement in light of all relevant circumstances, including the individual’s term of employment, severance obligations under applicable law, past accomplishments and reasons for separation from the company.

Role of Executive Officers in Compensation Decisions

The Committee makes recommendations to our Board on all compensation actions relating to our executive officers. As part of its process, the Committee meets with our Chief Executive Officer, Chief Financial Officer, Executive Vice President, Worldwide Human Resources and Management Systems and our Vice President, Global Compensation and Benefits to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. As discussed in greater detail below under “Incentive Bonus Plan,” our Chief Executive Officer and Chief Financial Officer develop recommendations for performance measures and target and payout opportunities under our incentive bonus plan based on management’s business forecast both at the company and business unit levels, which are reviewed and approved by our Board. Our Chief Executive Officer and Chief Financial Officer meet with our Executive Vice President, Worldwide Human Resources and Management Systems and our Vice President, Global Compensation and Benefits to obtain additional input on these matters.

Competitive Positioning

In arriving at its recommendations to our Board on the amounts and components of compensation for our Chief Executive Officer and other executive officers, the Committee relies on competitive compensation data prepared by its independent compensation consultant, as follows:

•	based on the Committee’s decision to freeze base salaries and not to award any equity grants in fiscal 2010, Radford only benchmarked total target cash compensation for our CEO and CFO; for this benchmarking, Radford compiled publicly available data for a peer group consisting of 24 high-profile technology companies in the EMS (electronic manufacturing services), OEM (original equipment manufacturer) and distribution sectors; this was the same peer group used for benchmarking CEO and CFO compensation in fiscal year 2009; and

•	based on the Committee’s decision to freeze base salaries, to maintain target incentive bonus levels and not to award any equity grants in fiscal 2010, Radford did not benchmark compensation for our other executives and senior officers; previously, Radford matched the executives and senior officers based on job responsibility to compensation data in a published compensation survey prepared by Radford covering technology companies with annual revenues greater than certain levels ($8 billion for fiscal 2009 compensation decisions). We used the Radford survey data for our other NEOs, rather than the peer group data, because the Radford survey data provided a better match based upon job responsibility and are more reflective of the market for talent for these positions.

Peer companies are recommended by the Committee’s independent consultant and approved by the Committee. In selecting peer companies, the Committee seeks to select companies that are comparable to us on the basis of various criteria, including revenues, industry, global scope of operations, and market capitalization, and that the Committee believes would compete with us for executive talent.

In fiscal year 2009, Frederick W. Cook & Co., Inc., the Committee’s independent compensation consultant for fiscal 2009, recommended and the Committee approved the CEO/CFO peer group set forth below. F.W. Cook also recommended and the Committee approved the use of the Radford survey data for benchmarking other executive compensation in fiscal 2009. For fiscal 2010, the Committee engaged Radford as its independent compensation consultant. Radford did not recommend any changes in the CEO/CFO peer group, and this peer group was used to benchmark CEO and CFO total target cash compensation for fiscal 2010.

The CEO/CFO peer group consisted of the following companies:

Advanced Micro Devices, Inc.	Agilent Technologies, Inc.
Anixter International Inc.	Applied Materials, Inc.
Arrow Electronics, Inc.	Avnet, Inc.
Celestica Inc.	Cisco Systems, Inc.
Dell Inc.	Emerson Electric Co.
Hewlett-Packard Company	Honeywell International Inc.
Ingram Micro Inc.	Intel Corporation
Jabil Circuit, Inc.	Micron Technology, Inc.
Motorola, Inc.	Seagate Technology
Sun Microsystems, Inc.	Tech Data Corporation
Tyco International Ltd.	United Technologies Corporation
Western Digital Corporation	Xerox Corporation

The companies included in the Radford survey data that were used in fiscal 2009 are set forth in the following table. As noted above, given the Committee’s decision to freeze base salaries, to maintain target incentive bonus levels and not to award equity grants in fiscal 2010, the Committee did not use the survey data for benchmarking purposes in fiscal 2010:

Alcatel-Lucent	Amazon.com, Inc.
Apple Inc.	Applied Materials, Inc.
Arrow Electronics, Inc.	AT&T Inc.
Cisco Systems, Inc.	Comcast Corporation
Computer Sciences Corporation	Dell Inc.
The DIRECTV Group, Inc.	Eastman Kodak Company
Electronic Data Systems Corporation	EMC Corporation
General Dynamics Corporation	Google Inc.
Intel Corporation	Microsoft Corporation
Motorola, Inc.	Nokia Corporation
Nortel Networks Corporation	Oracle Corporation
QUALCOMM Incorporated	Qwest Communications International Inc.
Seagate Technology	Sprint Nextel Corporation
Sun Microsystems, Inc.	Texas Instruments Incorporated

In connection with its compensation review process for fiscal year 2011, and based upon the recommendation of Radford, the Committee approved certain changes in the CEO/CFO peer group. The peer group for fiscal 2011 was determined based on the following criteria and market data as of February 1, 2010:

•	global companies with a technology focus and with significant manufacturing operations;

•	companies with revenues between $10 billion and $50 billion (approximately .5x to 2x Flextronics’s trailing 12 months revenues); and

•	companies with a market capitalization between $3 billion and $25 billion.

The changes to the CEO/CFO peer group for fiscal 2011 generally reflect the inclusion of companies with a greater focus on global manufacturing operations, and the removal of companies whose revenues or market capitalization did not fall within the above criteria. The CEO/CFO peer group for fiscal 2011 will be comprised of the following companies:

Alcatel-Lucent	Applied Materials, Inc.
Arrow Electronics, Inc.	Avnet, Inc.
Danaher Corporation	Dell Inc.
Eaton Corporation	Emerson Electric Co.
General Dynamics Corporation	Honeywell International Inc.
Illinois Tool Works Inc.	Jabil Circuit, Inc.
Johnson Controls, Inc.	Motorola, Inc.
Northrop Grumman Corporation	Raytheon Company
Royal Philips Electronics	Seagate Technology
Tyco International Ltd.	United Technologies Corporation
Western Digital Corporation	Xerox Corporation

In addition, Radford recommended and the Committee approved using data from Radford’s published compensation survey for technology companies for benchmarking compensation for our other executives and senior officers, including our named executive officers (other than the CEO and CFO). Radford recommended and the Committee approved using survey data for technology companies with annual revenues between $10 billion and $50 billion and with significant manufacturing operations in order to align the data more closely to the criteria selected for the CEO/CFO peer group. Radford recommended and the Committee approved the use of this survey data because this survey data provided a better match based upon job responsibility and are more reflective of the market for talent for these positions. The companies included in the Radford survey used for fiscal 2011 compensation benchmarking for our other executives and senior officers are as follows:

Apple Inc.	Arrow Electronics, Inc.
Cisco Systems, Inc.	Comcast Corporation
Covidien plc	Dell Inc.
The DIRECTV Group, Inc.	E.I. Du Pont De Nemours and Company
EMC Corporation	General Dynamics Corporation
Intel Corporation	Jabil Circuit, Inc.
Motorola, Inc.	QUALCOMM Incorporated
Qwest Communications International Inc.	Research In Motion Limited
SAIC, Inc.	Sprint Nextel Corporation
Sun Microsystems, Inc.	Texas Instruments Incorporated
Thermo Fisher Scientific Inc.	Time Warner Cable Inc.

In past years, the Committee generally sought to set total target direct compensation for the company’s executives at or above the 75th percentile of that provided by peer companies. Total target direct compensation is the sum of base salary, target annual incentive compensation and target long-term incentive awards. The Committee also sought to target each component of total target direct compensation at these levels. However, total target direct compensation, as well as individual components, has in the past varied by executive based on the executive’s experience, level of responsibility and performance, as well as competitive market conditions. In the second half of fiscal 2009, the Committee and our Board made decisions outside the formal annual compensation review process in response to the global economic crisis, and which therefore were not part of the annual formal benchmarking process. In the second half of fiscal 2009, the Committee recommended, and our Board approved, modifications to our incentive bonus plan and additional equity grants for our employees, including our executives. The Committee and our Board took these additional actions in order to better align our incentive bonus plan with our business strategy and to retain and incentivize our employees, including our executives. Based upon the additional equity grants, total target direct compensation for our named executive officers exceeded the 75th percentile in fiscal 2009. The Committee considered its fiscal 2009 compensation decisions in arriving at its recommendation for fiscal 2010 compensation and determined to recommend to our Board that no equity grants be awarded to our executives in fiscal 2010. As a result, total target direct compensation for all of our named executive officers for fiscal 2010 was substantially below the 25th percentile of our peer companies.

As discussed below under “Fiscal Year 2011 Changes in Executive Compensation,” the Committee has adopted certain change in our compensation programs and practices. Beginning with fiscal 2011, the Committee will seek to set base salary at the 50th percentile and total target direct compensation at between the 60th and 65th percentiles of our peer companies. As in the past, total target direct compensation, as well as individual components, may vary by executive based on the executive’s experience, level of responsibility and performance, as well as competitive market conditions.

Fiscal Year 2011 Changes in Executive Compensation

As a result of the Committee’s review of our compensation programs and peer company data and best practices in the executive compensation area, the Committee recommended and our Board approved the following changes in our compensation policies and practices:

•	base salary is now targeted at the 50th percentile of peer companies;

•	incentive bonuses are now targeted at between the 60th and 65th percentiles of peer companies;

•	long-term incentive compensation is now targeted at between the 60th and 65th percentiles of peer companies;

•	total direct compensation is now targeted at between the 60th and 65th percentiles of peer companies;

•	long-term incentive compensation will be comprised of performance-based and service-based restricted stock units and performance-funded contributions under a new deferred compensation plan;

➢	we will use the company’s total shareholder return relative to the Standard and Poor’s 500 Index as the performance measure for our performance-based restricted stock units;

➢	annual contributions under our deferred compensation plan will be dependent on the company’s performance and will only be made if certain company performance metrics are achieved (using the same performance metric categories as we use under our incentive bonus plan). Any contributions will cliff vest four years from the contribution date. Previously, contributions were service-based;

•	payout levels will be capped under both our short and long-term incentive compensation arrangements;

•	we have adopted stock ownership guidelines for our executives and other senior officers (see “Executive Stock Ownership Guidelines” below); and

•	we have adopted an incentive compensation recoupment policy (see “Executive Incentive Compensation Recoupment Policy” below).

Fiscal Year 2010 Executive Compensation

Summary of Fiscal Year 2010 Compensation Decisions

The company’s improved operational performance during difficult economic conditions was reflected in several key measures. The company was able to continue to increase margin expansion, generate substantial cash flow and maintain an industry-leading cash conversion cycle. At the same time, the company was able to de-lever its balance sheet and significantly reduce its net debt. In addition, the company achieved its annual performance measures under our incentive bonus plan at the following levels: adjusted operating profit percentage – 125.0%; return on invested capital (ROIC) – 154.0%; adjusted EPS – 156.3%; and free cash flow – 200%. During fiscal year 2010, the company’s share price increased 267%, as compared with increases in the Dow Jones, Nasdaq and S&P 500 indices of 40%, 55% and 40%, respectively. Based on the foregoing, the Committee believes that management executed well on the company’s business strategy in the current economic environment.

Target awards (as a percentage of base salary) and payout opportunities generally were maintained at the same levels as prior years. Based on company and business unit performance in fiscal 2010, incentive bonus payouts were 157.0% of target for Messrs. McNamara and Read; 155.4% of target for Mr. Clarke; 126.0% of target for Mr. Barbier; and 33.8% of target for Mr. Widmann. Based on company performance, the Committee believes that compensation levels for fiscal year 2010 were appropriate and consistent with the philosophy and objectives of the company’s compensation programs.

As discussed above under “Competitive Positioning,” the Committee recommended that no equity grants be awarded to our executives in fiscal 2010. In addition, as part of the company’s response to the ongoing economic crisis, the Committee froze base salary levels, did not recommend voluntary contributions to our senior officers’ deferred compensation plan, and suspended 401(k) matching contributions for salaried employees in the U.S., including our executives. Based on these decisions, the Committee did not ask Radford to prepare peer company benchmarking data in connection with fiscal 2010 compensation decisions, other than to update total target cash compensation data for the CEO and CFO positions, which was used in setting their incentive bonus targets.

Elements of Compensation

We allocate compensation among the following components for our named executive officers:

•	base salary;

•	cash incentive awards;

•	multi-year cash and stock incentive awards;

•	stock-based compensation;

•	deferred compensation; and

•	other benefits.

Base Salary

We seek to set our executives’ base salaries at levels which are competitive with our peer companies based on each individual executive’s role and the scope of his or her responsibilities, also taking into account the executive’s experience and the base salary levels of other executives within the company. The Committee typically reviews base salaries every fiscal year and adjusts base salaries to take into account competitive market data, individual performance and promotions or changes in responsibilities.

As a result of the global economic crisis that continued into fiscal 2010, and the company’s resulting focus on controlling costs, the Committee did not recommend any base salary adjustments for fiscal 2010. The Committee believed that our executives’ base salaries continued to remain competitive and did not ask Radford to analyze peer company base salary data.

Mr. McNamara’s base salary was maintained at $1,250,000, which approximated the 75th percentile of our peer companies when it was analyzed as part of the fiscal 2009 compensation review.

Mr. Read’s base salary was last increased to $600,000 effective May 15, 2008 in connection with his promotion to Chief Financial Officer and, at that time, was set at between the median and 75th percentile of the peer company data for his position.

Base salary levels for the other named executive officers remained at the following levels: Mr. Clarke -- $550,000 (paid in Canadian dollars); Mr. Barbier -- $499,838 (paid in Euros); and Mr. Widmann -- $441,766 (paid in Euros).

Incentive Bonus Plan

Through our incentive bonus plan, we seek to provide pay for performance by linking incentive awards to company and business unit performance. In designing the incentive bonus plan, our Chief Executive Officer, Chief Financial Officer and Vice President – Global Compensation and Benefits develop and recommend performance metrics and targets, which are reviewed and are subject to adjustment by the Committee and our Board. Performance metrics and payout levels are determined based on management’s business forecast both at the company and business unit levels, as reviewed and approved by the Board. In fiscal 2010, target levels for performance were set above the levels included in our business forecast in order to challenge management. In setting target levels, the Committee also considered consensus Street estimates and noted that the threshold EPS level was higher than the consensus Street estimate at the time the targets were set.

For the first half of fiscal 2009 and prior years, we generally used year-over-year quarterly and annual adjusted EPS growth, and year-over-year quarterly and annual revenue growth and profit after interest growth at the corporate and business unit levels as performance measures under our incentive bonus plan. As a result of macroeconomic conditions that impacted the company in the second half of fiscal 2009 and which continued to impact the company in fiscal 2010, we changed our business focus towards operational efficiencies and cash flow. Accordingly, our performance measures for the second half of fiscal 2009 emphasized inventory reduction and free cash flow. For fiscal 2010, our performance measures emphasized profitability, free cash flow and cost reduction at the corporate level, and specific business unit goals at the business unit level. Performance measures were based on quarterly targets rather than year-over-year growth rates.

Key features of the bonus plan in fiscal 2010 were as follows:

•	performance targets were based on key company and business unit financial metrics;

•	performance targets were measured and paid out on a quarterly basis, except that the free cash flow performance metric was measured and paid out on an annual basis;

•	the financial goals varied based on each executive’s responsibilities, with a substantial weighting on business unit financial metrics for business unit executives;

•	performance measures under the plan were: quarterly earnings per share, operating profit (as a percentage of sales), return on invested capital and SG&A targets, and annual free cash flow targets at the company level; and quarterly operating profit (as a percentage of sales), inventory turnover, cash conversion cycle and vertical integration targets at the business unit level for certain executives;

•	certain performance measures were calculated on a non-GAAP basis and excluded after-tax intangible amortization, stock-based compensation expense, and certain restructuring and other charges;

➢	all non-GAAP adjustments were subject to approval by the Committee to ensure that the non-GAAP adjustment effects on payout levels appropriately reflected company performance;

•	bonuses were based entirely on achievement of financial performance objectives; there was no individual performance component;

•	each executive’s target bonus was set at a percentage of base salary, based on the level of the executive’s responsibilities;

➢	the CEO’s target bonus was set at 150% of base salary and the CFO’s target bonus was set at 100% of base salary;

➢	for executives other than the CEO and CFO, the target bonus was set at a range of between 60% and 80% of base salary;

•	payout opportunities for each bonus component ranged from 50% of target to a maximum of 300% of target (200% in the cases of the CEO and CFO);

•	if the company failed to achieve the threshold level for any performance measure, no payout was awarded for that measure; and

•	payout levels not achieved based on quarterly results were subject to an annual catch-up if the annual payout level was greater than the cumulative quarterly payouts.

The Committee recommended and our Board approved different performance metrics for our Chief Executive Officer and Chief Financial Officer as compared with other executives, and different performance metrics for corporate officers as compared with business unit executives. In addition, we varied the weightings for certain performance metrics among different executives, in order to better align individual awards with our business strategy. For example, we included revenue targets for our Computing and Multek business units, but placed a greater emphasis on profit after interest percentage for our Infrastructure and Mobile/Consumer business units.

The incentive bonus plan award opportunities for each NEO are shown in the Grants of Plan-Based Awards in Fiscal Year 2010 table on page 62. For fiscal 2010, the overall target award and payout opportunities for each of the named executive officers were consistent with the target and payout levels established for their fiscal 2009 awards.

Non-GAAP Adjustments

We used adjusted non-GAAP performance measures for our incentive bonus plan in fiscal 2010. We use adjusted measures to eliminate the distorting effect of certain unusual income or expense items. The adjustments are intended to:

•	align award payout opportunities with the underlying growth of our business; and

•	avoid outcomes based on unusual items.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the company’s operating performance on a period-to-period basis because such items are not, in the Committee’s view, related to the company’s ongoing operational performance. The non-GAAP measures are used to evaluate more accurately the company’s operating performance, for calculating return on investment, and for benchmarking performance against competitors. All adjustments are subject to approval by the Committee to assure that payout levels are consistent with performance.

Incentive Awards for the CEO and CFO

Messrs. McNamara and Read were eligible for a bonus award based on achievement of quarterly adjusted operating profit percentage, ROIC and adjusted EPS targets and an annual free cash flow target for fiscal 2010. We refer to these performance measures as the “company performance metric.” The weightings for the performance measures were 30% for each of adjusted operating profit percentage, ROIC and adjusted EPS, and 10% for annual free cash flow. Mr. McNamara’s annual target bonus was 150% of base salary and Mr. Read’s annual target bonus was 100% of base salary. In setting the target amounts, the Committee noted that target total cash compensation for our CEO was between the 50th and 75th percentile of our peer companies and target total cash compensation for our CFO was slightly above the 50th percentile.

The following table sets forth the payout level opportunities that were available for Messrs. McNamara and Read as a percentage of the target award for each performance measure based on different levels of performance. Payout levels for each performance measure ranged from 50% to 200% of target based on achievement of the performance measure, with no payout if the threshold performance level was not achieved. For performance levels between the levels presented in the table below, straight line interpolation was used to arrive at the payout level:

Payout (% Target)	50%	100%	150%	200%
Q1 Adjusted OP%	1.5%	1.8%	2.0%	2.2%
Q1 ROIC	17.5%	20.0%	22.5%	25.0%
Q1 Adjusted EPS	$0.05	$0.07	$0.09	$0.11

Q2 Adjusted OP%	2.0%	2.3%	2.6%	2.8%
Q2 ROIC	17.5%	20.0%	22.5%	25.0%
Q2 Adjusted EPS	$0.08	$0.10	$0.12	$0.14

Q3 Adjusted OP%	2.5%	2.7%	2.8%	3.0%
Q3 ROIC	17.5%	20.0%	22.5%	25.0%
Q3 Adjusted EPS	$0.12	$0.14	$0.16	$0.18

Q4 Adjusted OP%	2.5%	2.7%	2.8%	3.0%
Q4 ROIC	17.5%	20.0%	22.5%	25.0%
Q4 Adjusted EPS	$0.11	$0.13	$0.15	$0.17

FY ’10 Free Cash Flow	$(7.0)M	$44.5M	$80.5	$121.9M

The following table sets forth the actual quarterly and annual performance and the actual payout levels (as a percentage of the target award) and amounts (as a percentage of base salary) for Messrs. McNamara and Read.

								CEO Actual	CFO Actual
							Total	Payout % (as	Payout % (as
	Adjusted	Payout		Payout	Adjusted	Payout	Payout	a % of Base	a % of Base
Period	OP %	Level %	ROIC	Level %	EPS	Level %	Level %	Salary)	Salary)
Q1	1.6%	60.0%	14.2%	0%	$.08	125.0%	55.5%	20.8%	13.9%

Q2	2.6%	150.0%	22.2%	144.0%	$.13	175.0%	140.7%	52.8%	35.2%

Q3	2.9%	175.0%	30.1%	200.0%	$.17	175.0%	165.0%	61.9%	41.2%

Q4	2.9%	175.0%	28.8%	200.0%	$.16	175.0%	165.0%	61.9%	41.2%

Annual (1)	2.5%	125.0%	22.7%	154.0%	$.53	156.3%	5.4%	8.1%	5.4%

Total							157.0% (2)	235.4% (2)	157.0% (2)

(1)	Annual figures for Total Payout Level % and CEO and CFO Actual Payout % (as a % of Base Salary) represent annual catch-up payments for annual payout levels in excess of cumulative quarterly payout percentages.

(2)	Fiscal year 2010 free cash flow was $622,453, representing a maximum payout level percentage of 200% (20% Total Payout Level %), and 30% of base salary for Mr. McNamara and 20% of base salary for Mr. Read. Totals for Total Payout Level % and CEO and CFO Actual Payout % (as a % of Base Salary) include such amounts.

For the first quarter, our operating profit percentage and ROIC were below target and our adjusted EPS was above target. For the second, third and fourth quarters, each of our operating profit percentage, ROIC and adjusted EPS were substantially above target. For the 2010 fiscal year, free cash flow was achieved at a maximum 200% payout level. On an aggregate basis, bonus payouts were 157.0% of target for Messrs. McNamara and Read.

Incentive Awards for NEOs other than the CEO and CFO

Mr. Clarke, President of our Infrastructure business unit, was eligible for a bonus based on achievement of the quarterly and annual company performance metric (i.e., the performance measures that applied to Messrs. McNamara and Read), as well as operating profit percentage, profit after interest percentage, inventory turns and vertical integration targets at the business unit level. Vertical integration is a measure of our vertical integration sales as a percentage of our revenues. Mr. Clarke’s annual target bonus was 80% of base salary. Actual payout level opportunities ranged from 50% to 300% of target. The weightings of the performance metrics for Mr. Clarke were 20% for the company performance metric, 30% for business unit operating profit percentage, 20% for profit after interest percentage at his business unit, 20% for inventory turns at his business unit, and 10% for vertical integration at the corporate level. Business unit operating profit percentage and profit after interest were calculated on an adjusted non-GAAP basis consistent with the company performance metric and included a 15% annual cost of capital charge based on the average three month working capital balances. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Mr. Clarke to achieve operating results at his business unit in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our company performance metric. Payout levels for each performance measure ranged from 50% to 200% of target based on achievement of the performance measure, with no payout if the threshold performance level was not achieved. For performance levels between the 50% and 200% payout levels, straight line interpolation was used to arrive at the payout level. In addition, Mr. Clarke was eligible for a 300% payout level on his operating profit target if his business unit achieved a maximum level of performance for this metric. For other metrics, payouts at 300% could be achieved if the maximum operating profit performance was achieved and performance at the 200% level was achieved for the other metric. The 300% achievement levels were established based on setting difficult financial goals and intended to only provide a payout for outstanding performance.

Mr. Barbier, President of Flextronics Global Operations, was eligible for a bonus based on achievement of the quarterly and annual company performance metric (i.e., the performance measures that applied to Messrs. McNamara and Read), as well as various business unit performance metrics, including reduction in operating costs and vertical integration. Mr. Barbier’s annual target bonus was 80% of base salary. Actual payout level opportunities ranged from 50% to 300% of target. The weightings of the performance metrics for Mr. Barbier were 20% for the company performance metric and 80% for the business unit metrics. For performance levels between the 50% and 200% payout levels, straight line interpolation was used to arrive at the payout level. Mr. Barbier only was eligible for a 300% payout level for any of the performance measures if his business unit achieved a maximum level of performance for the metric. Certain business unit metrics were calculated on an adjusted non-GAAP basis consistent with the company performance metric and included a 15% cost of capital charge based on the average three month working capital balances of the business units. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Mr. Barbier to achieve operating results at his business unit in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our company performance metric.

Mr. Widmann, President of Multek, was eligible for a bonus based on achievement of the quarterly and annual company performance metric (i.e., the performance measures that applied to Messrs. McNamara and Read), as well as operating profit percentage and revenue targets at the business unit level. Mr. Widmann’s annual target bonus was 70% of base salary. Actual payout level opportunities ranged from 50% to 300% of target. The weightings of the performance metrics for Mr. Widmann were 20% for the company performance metric, 30% for business unit operating profit percentage and 50% for business unit revenue. For performance levels between the 50% and 200% payout levels, straight line interpolation was used to arrive at the payout level. Mr. Widmann only was eligible for a 300% payout level for any of the performance measures if his business unit achieved a maximum level of performance for the metric. Business unit operating profit percentage was calculated on an adjusted non-GAAP basis consistent with the company performance metric and included a 15% cost of capital charge based on the average three month working capital balances of the business unit. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Mr. Widmann to achieve operating results at his business unit in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our company performance metric.

The following table sets forth the actual quarterly and total payout levels, both as a percentage of target and of base salary, for Messrs. Clarke, Barbier and Widmann:

		M. Clarke				W. Widmann
	M. Clarke	Actual Payout %	F. Barbier	F. Barbier	W. Widmann	Actual Payout %
	Payout	(as a % of Base	Payout	Actual Payout %	Payout	(as a % of Base
Period	(% Target)	Salary)	(% Target)	(as a % of Base Salary)	(% of Target)	Salary)
Q1	79.7%	16.0%	73.9%	14.8%	11.1%	1.9%
Q2	151.5%	30.3%	124.1%	24.8%	28.1%	4.9%
Q3	169.5%	33.9%	132.4%	26.5%	39.0%	6.8%
Q4	155.4%	31.1%	114.2%	22.8%	33.0%	5.8%
Annual (1)	10.3%	8.3%	8.9%	7.1%	0%	0%

Total	155.4% (2)	124.3% (2)	126.0% (2)	100.9% (2)	33.8% (2)	23.7% (2)

(1)	Annual figures for Actual Payout % (as a % of Base Salary) represent annual catch-up payments for annual payout levels in excess of cumulative quarterly payout percentages.

(2)	Fiscal year 2010 free cash flow (a component of the company performance metric) was $622,453, representing a maximum payout level percentage of 300%, and 4.8%, 4.8% and 4.2% of base salary for Messrs. Clarke, Barbier and Widmann, respectively. Totals include such amounts.

The Committee believes that bonuses awarded under our incentive bonus plan appropriately reflected the company’s performance and appropriately rewarded the performance of the named executive officers.

Long-Term Incentive Programs

Long-Term Cash Incentive Awards

In prior years, the Committee has recommended and the Board has approved long-term cash incentive awards that allowed for named executive officers and certain other senior officers to earn cash bonuses based upon the achievement by the company of certain three-year performance targets. The Committee did not recommend any long-term cash incentive awards for our named executive officers in fiscal 2010. Commencing with fiscal 2011, the company has adopted a new performance-based deferred compensation plan which replaces the senior executive and senior management plans (see discussion below under “Deferred Compensation”) under which the company may make contributions in amounts up to 30% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits), subject to the company meeting pre-established performance criteria. The contributions will cliff vest after four years.

Stock-Based Compensation

Stock Options and Share Bonus Awards

The Committee grants stock options and share bonus awards (the equivalent of restricted stock units), which are designed to align the interests of the named executive officers with those of our shareholders and provide each individual with a significant incentive to manage the company from the perspective of an owner, with an equity stake in the business. These awards are also intended to promote executive retention, as unvested stock options and share bonus awards generally are forfeited if the executive voluntarily leaves the company. Each stock option allows the executive officer to acquire our ordinary shares at a fixed price per share (the market price on the grant date) over a period of seven to ten years, thus providing a return to the officer only if the market price of the shares appreciates over the option term. Share bonus awards are structured as either service-based awards, which vest if the executive remains employed through the vesting period, or performance-based awards, which vest only if pre-established performance measures are achieved. Before the share bonus award vests, the executive has no ownership rights in our ordinary shares. The payouts are made in shares, so the value of the award goes up or down based on share price performance from the beginning of the grant, further aligning the interests of the executive to long-term shareholder value creation.

The size of the option grant or share bonus award to each executive officer generally is set at a level that is intended to create a meaningful opportunity for share ownership based upon the individual’s current position with the company, but the Committee and Board also take into account (i) the individual’s potential for future responsibility and promotion over the term of the award, (ii) the individual’s performance in recent periods, and (iii) the number of options and share bonus awards held by the individual at the time of grant. In addition, the Committee and Board consider competitive equity award data, and determine award size consistent with the Committee’s and our Board’s objective of setting long-term incentive compensation at a competitive level in relation to our peer companies, subject to individual variances. The Committee and Board also consider annual share usage and overall shareholder dilution when determining the size of equity awards.

Commencing with fiscal year 2011, the Committee’s policy is to set long-term incentive compensation (which is deemed to include contributions to the deferred compensation plan) at between the 60th and 65th percentiles of our peer companies, subject to individual variances. For fiscal 2011, the Committee has determined that equity awards for executives and other senior officers generally will be allocated 50% performance-based share bonus awards and 50% service-based share bonus awards. The Committee determined to use this mix of equity awards for fiscal 2011, given that the executives received significant option grants in fiscal 2009 and to limit the dilutive effect of equity awards. In addition, the Committee believed that the relative total shareholder return metric used for the performance-based awards was a more appropriate performance measure and furthered the performance-based philosophy of our compensation programs. Service-based share bonus awards will cliff vest 50% after three years and 50% after four years, and performance-based share bonus awards will vest 50% after three years and 50% after four years, depending on performance. Vesting of the performance-based awards will depend on the company achieving levels of total shareholder return relative to the average of the Standard & Poor’s 500 Index total shareholder return as follows:

	Flextronics TSR as a % of S&P	Awards Earned as a % of
	500 Index Average TSR	Target Awards
Maximum	Above 150% of S&P Average	150%
	125% of S&P Average	125%
Target	100% of S&P Average	100%
	50% of S&P Average	50%
Threshold	Below 50% of S&P Average	0%

Administration of Equity Award Grants

The Committee grants options with exercise prices set at the market price on the date of grant, based on the closing market price. Our current policy is that options and share bonus awards granted to executive officers are only made during open trading windows. Awards are not timed in relation to the release of material information. Our current policy provides that grants to non-executive new hires and follow on grants to non-executives are made on pre-determined dates in each fiscal quarter.

Grants During Fiscal Year 2010

As discussed above under “Competitive Positioning,” the Committee recommended and our Board approved additional equity grants during the second half of fiscal 2009 in response to the global economic crisis for retention and incentive purposes. As a result of these equity grants, the Committee determined that it was not appropriate to grant equity awards in fiscal 2010. The Committee determined that our named executive officers and other executives and senior officers held sufficient unvested equity awards and also wanted to moderate shareholder dilution and reduce the company’s average three-year burn rate to bring it closer to the three-year average burn rate for companies in our peer group.

Option Exchange Program

On July 14, 2009, we launched an exchange offer under which eligible employees had the opportunity to voluntarily exchange their eligible stock options granted under certain of our equity compensation plans for a lesser amount of replacement stock options granted under one of our current equity incentive plans with new exercise prices equal to the closing price of our ordinary shares on the date of exchange (the “Exchange”). The Exchange offer generally was open to all of our active U.S. and international employees, but was not open to our directors or our executive officers. To be eligible for exchange an option must: (i) have had an exercise price of at least $10.00 per share, (ii) have been outstanding, and (iii) have been granted at least 12 months prior to the commencement date of the Exchange offer. All replacement option grants were subject to a vesting schedule of two, three or four years from the date of grant of the replacement options depending on the remaining vesting period of the option grants surrendered for cancellation in the Exchange. The number of replacement options an eligible employee received in exchange for an eligible option grant was determined by an exchange ratio applicable to that option. Stock options with exercise prices between $10.00 and $11.99 were exchangeable for new options at a rate of 1.5 existing options per new option grant, and stock options with exercise prices of $12.00 or more were exchangeable at a rate of 2.4 existing options per new option grant. The Exchange was completed on August 11, 2009. Approximately 27.9 million stock options were tendered in the Exchange, and approximately 16.9 million replacement options were granted with an exercise price of $5.57, a weighted average vesting term of 1.58 years, and a contractual life of seven years. The Exchange was accounted for as a modification of the existing option awards tendered in the Exchange. As a result of the Exchange, we will recognize approximately $1.8 million in incremental compensation expense over the expected service period of the replacement options vesting terms.

Mr. Barbier was eligible to participate in the Exchange, as he was not then an executive officer (he was designated an executive officer in December 2009). In connection with the Exchange, Mr. Barbier tendered 738,542 options and was granted 457,724 replacement options with an exercise price of $5.57. The incremental compensation expense associated with Mr. Barbier’s replacement options was $6,106.

Deferred Compensation

Each of the named executive officers participates in a deferred compensation plan or arrangement. These plans and arrangements are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Mr. McNamara participates in the company’s senior executive deferred compensation plan (referred to as the senior executive plan). Following his appointment as Chief Financial Officer, Mr. Read also became a participant in the senior executive plan effective January 1, 2009. Mr. Read participated in the company’s senior management deferred compensation plan (referred to as the senior management plan) prior to his appointment as Chief Financial Officer. Messrs. Clarke and Barbier participate in the senior management plan, and Mr. Widmann participates in an individual deferral arrangement. As discussed below, we have made deferred long-term incentive bonuses so that a significant component of the named executive officers’ compensation serves a retentive purpose, as the bonuses only will vest if the executive remains in the company’s active employment. In structuring the executive deferred compensation arrangements, the Committee and the Board also sought to provide an additional long-term savings plan for the executives in recognition that we do not otherwise provide these executives with a pension plan or any supplemental executive retirement benefits. Beginning in fiscal 2011, we have replaced the senior executive and senior management plans with a new deferred compensation plan that will allow for U.S. participants to defer salary and bonus without any company match. We also plan to make performance-based annual contributions, subject to the company meeting pre-established business performance criteria, in amounts up to 30% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits), which will cliff vest after four years.

Deferred Compensation for Messrs. McNamara and Read. Under the senior executive plan, a participant may defer up to 80% of his salary and up to 100% of his cash bonuses. In addition, at the Committee’s and the Board’s discretion, awards for deferred long-term incentive bonuses may be awarded in return for services to be performed in the future. During fiscal year 2006, the Committee recommended and the Board approved a deferred bonus for Mr. McNamara of $5,000,000. The deferred bonus (together with earnings) for Mr. McNamara vested as follows: (i) 10% vested on April 1, 2006; (ii) 15% vested on April 1, 2007; (iii) 20% vested on April 1, 2008; (iv) 25% vested on April 1, 2009; and (v) 30% vested on April 1, 2010.

During fiscal year 2009, in recognition of his appointment as Chief Financial Officer, the Committee recommended and the Board approved an initial one-time funding payment of $2,000,000 for Mr. Read in the senior executive plan. The deferred bonus (together with earnings) for Mr. Read will vest as follows: (i) 10% vested on January 1, 2010; (ii) 15% will vest on January 1, 2011; (iii) 20% will vest on January 1, 2012; (iv) 25% will vest on January 1, 2013; and (v) 30% will vest on January 1, 2014. Prior to his appointment as Chief Financial Officer, Mr. Read was a participant in the senior management plan. As part of the annual contribution, Mr. Read was eligible to receive a contribution equal to 30% of his base salary. Past contributions (together with earnings) will vest as follows: (i) one-third will vest on July 1, 2012; (ii) one-half of the remaining balance will vest on July 1, 2013; and (iii) the remaining balance will vest on July 1, 2014.

Any unvested portions of the deferred bonus for Mr. Read (with respect to his senior executive plan account) will become 100% vested upon a change of control (as defined in the senior executive plan) if he is employed at that time or if his employment is terminated as a result of death or disability. Other than in cases of death or disability or a change of control, any unvested amounts will be forfeited if the executive’s employment is terminated, unless otherwise provided in a separation agreement. With respect to Mr. Read’s senior management plan account, 100% will become vested in the case of his death and a percentage of the unvested portion of Mr. Read’s senior management account will become vested in the event of a change of control (as defined in the senior management plan), in an amount equal to the number of months of completed service from July 1, 2005 through July 1, 2014, divided by 108. Any portion of his senior management plan account that remains unvested after a change of control shall continue to vest in accordance with the original vesting schedule.

Deferred Compensation for Mr. Clarke. During fiscal year 2008, the Committee recommended and the Board approved an initial one-time funding payment of $366,355 for Mr. Clarke in the senior management plan. Mr. Clarke also received a contribution equal to 15% of his base salary in fiscal 2009. The percentage of deferred compensation for Mr. Clarke has been revised to reflect his participation in the company’s Canadian defined contribution pension program as well as other benefits provided to him as part of his expatriate assignment package. During fiscal year 2010, the Committee did not recommend and the Board did not approve any contribution under the senior management plan. Past contributions (together with earnings) under the senior management plan will vest as follows: (i) one-third will vest on July 1, 2012; (ii) one-half of the remaining balance will vest on July 1, 2013; and (iii) the remaining balance will vest on July 1, 2014.

Deferred Compensation for Mr. Barbier. During fiscal year 2005, the Committee recommended and the Board approved an initial one-time funding payment of $250,000 for Mr. Barbier in the senior management plan. Beginning with July 2005, Mr. Barbier has received and may continue to receive a contribution equal to 30% of his base salary. During fiscal year 2010, the Committee recommended that no contribution be made under the senior management plan. Past contributions (together with earnings) will vest as follows: (i) one-third will vest on July 1, 2011; (ii) one-half of the remaining balance will vest on July 1, 2012; and (iii) the remaining balance will vest on July 1, 2013.

Any unvested portions of the deferral accounts of Messrs. Clarke and Barbier will become 100% vested if their employment is terminated as a result of death. In the event of a change of control (as defined in the senior management plan), a portion of the deferral account will vest, calculated as a percentage equal to the number of service months from July 1, 2007 to July 1, 2014, divided by 84 for Mr. Clarke, and the number of months from July 1, 2005 to July 1, 2013, divided by 96 for Mr. Barbier. Any portion of their deferral accounts that remains unvested after a change of control shall continue to vest in accordance with the original vesting schedule. Other than in cases of death or a change of control, any unvested amounts will be forfeited if the executive’s employment is terminated, unless otherwise provided in a separation agreement.

Deferred Compensation for Mr. Widmann. In fiscal years 2006 and 2007, Mr. Widmann was awarded aggregate deferred bonuses of $3,000,000 in return for services to be performed in the future. These deferred bonuses were credited to a brokerage account. The deferred bonuses (together with earnings) for Mr. Widmann vest as follows: (i) 10% vested on July 1, 2007; (ii) an additional 15% vested on July 1, 2008; (iii) an additional 20% vested on July 1, 2009; (iv) an additional 25% will vest on July 1, 2010; and (v) an additional 30% will vest on July 1, 2011, provided Mr. Widmann continues to be employed by the company. 100% of the deferred bonus will be paid to Mr. Widmann if his employment is terminated as a result of his death. In the event of a change of control of the company, any unvested deferred bonus will vest based on the percentage of his completed months of service with the company during the six-year period from July 1, 2005 through July 1, 2011.

For additional information about (i) executive contributions to the named executive officers’ deferral accounts, (ii) company contributions to the deferral accounts, (iii) earnings on the deferral accounts, and (iv) deferral account balances as of the end of fiscal year 2010, see the section entitled “Executive Compensation – Nonqualified Deferred Compensation in Fiscal Year 2010.” The deferral accounts are unfunded and unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of the company’s other general obligations.

Benefits

Executive Perquisites

Perquisites represent a small part of the overall compensation program for the named executive officers. In fiscal year 2010, we paid the premiums on long-term disability insurance for Messrs. McNamara and Read, and reimbursed Mr. Clarke for costs associated with his international assignment. In addition, we reimbursed

Messrs. McNamara and Read for FICA and Medicare taxes due upon the partial vesting of their deferred bonuses. We also provide a company vehicle for Messrs. Barbier, Clarke and Widmann. These and certain other benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.

While company aircraft are generally used for company business only, our Chief Executive Officer and Chief Financial Officer and their spouses and guests may be permitted to use company aircraft for personal travel. We calculate the incremental cost to the company for use of the company aircraft by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. To the extent any travel on company aircraft resulted in imputed income to the executive officer in fiscal year 2010, the company provided gross-up payments to cover the executive officer’s personal income tax due on such imputed income. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.

401(k) Plan; Canadian and French Defined Contribution Pension Plans

Under our 401(k) Plan, all of our employees are eligible to receive matching contributions. We do not provide an excess 401(k) plan for our executive officers. Mr. McNamara participated in the program in fiscal year 2010.

In response to the global economic downturn, we reviewed all employee-related expenses and explored ways to control these expenses. Effective March 15, 2009, the company suspended the matching pre-tax 401(k) contributions made to the 401(k) Plan for all U.S. employees classified by the company as salaried (exempt) employees. The match was not suspended for employees participating in the plan who are classified by the company as hourly (non-exempt) employees. The match for Mr. McNamara was also suspended as a result of this action. Effective January 1, 2010, 401(k) matching contributions were re-instated. In addition, the company has instituted a new discretionary matching contribution. The amount of any discretionary contribution will be based on company performance and other economic factors as determined at the end of the following corporate fiscal year.

Mr. Clarke participates in the company’s Canadian Defined Contribution pension plan. The Canadian plan is made up of three components, as follows: (i) the Defined Contribution (DC) Pension Plan, where Flextronics makes monthly contributions equal to 2% of an employee’s earnings; (ii) a Group Registered Retirement Savings Plan (RRSP)/After Tax Savings Vehicle (ATSV), where employees can make optional contributions to a Group RRSP/ATSV; and (iii) a Deferred Profit Sharing Plan (DPSP), where Flextronics will match any contributions made to the Group RRSP/ATSV. The company will match 50% of the first 6% of the earnings contributed by an employee.

Mr. Barbier participates in defined contribution pension schemes mandated under French law, under which the company makes contributions currently aggregating approximately 12.4% of his base salary.

Mr. Widmann participates in the Multek pension plan. These benefits are described in the section entitled “Executive Compensation – Pension Benefits in Fiscal Year 2010.”

Other Benefits

Executive officers are eligible to participate in all of the company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law.

Termination and Change of Control Arrangements

The named executive officers are entitled to certain termination and change of control benefits under their deferred compensation plans and under certain of their equity awards. These benefits are described and quantified under the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.” As described in that section, if there is a change of control of the company, the entire unvested portion of the deferred compensation account of Mr. Read under the senior executive plan will accelerate, and a percentage of the unvested portion of Messrs. Read’s, Clarke’s, Barbier’s and Widmann’s deferred compensation accounts under the senior management plan will accelerate based on their respective periods of service. As of April 2010, Mr. McNamara was fully vested under the senior executive plan. Under the terms of certain of our equity incentive plans and the form of share bonus award agreement used for certain of our grants of share bonus awards to our employees (including our executives), in the event of a change of control, each outstanding stock option and each unvested share bonus award with such a provision shall automatically accelerate, provided that vesting shall not so accelerate if, and to the extent, such award is either to be assumed or replaced. Under the terms of certain of our equity plans, the Committee has the discretion to provide that certain awards may automatically accelerate upon an involuntary termination of service within a designated time period following a change of control, even if such awards are assumed or replaced. In addition, certain of Mr. McNamara’s options are subject to acceleration if there is a change of control and his employment is terminated or his duties are substantially changed. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that might offer greater security absent these arrangements. The Committee determined that a single trigger for acceleration of the executives’ deferred compensation accounts was appropriate in order to provide certainty of vesting for benefits that represent the executives’ primary source of retirement benefits. With respect to the acceleration provisions under the company’s stock incentive plans, the Committee believes that these provisions provide our Board with appropriate flexibility to address the treatment of options and share bonus awards in a merger or similar transaction that is approved by our Board, while providing appropriate protections to our executives and other employees in transactions which are not approved by our Board. With respect to certain of Mr. McNamara’s options, the acceleration of vesting of options only occurs if Mr. McNamara remains with the company through the change of control and is terminated or his duties are substantially changed, commonly referred to as a “double trigger.”

In addition to the foregoing arrangements, Mr. Barbier and Mr. Clarke are entitled to certain severance benefits upon their termination. Pursuant to a collective bargaining agreement, Mr. Barbier would be entitled to severance benefits in the event his employment is terminated, consisting of a lump sum cash payment equal to 18 months of his base salary. Pursuant to the terms of Mr. Clarke’s original offer of employment, in the event of termination of his employment without cause, the company is obligated to pay Mr. Clarke 12 months of severance in accordance with applicable law.

Executive Stock Ownership Guidelines

To more closely align the interests of our management with those of our shareholders, our Board of Directors, upon the recommendation of the Committee, adopted stock ownership guidelines for all of our executive officers and direct reports of the chief executive officer. The ownership guidelines provide for our executive officers to own a minimum number of our ordinary shares, which (i) for our CEO, is the number of shares having a value equal to at least four times his annual base salary, (ii) for our CFO, is the number of shares having a value equal to at least two and one-half times his annual base salary and (iii) for all of our other executive officers and CEO direct reports, is the number of shares having a value equal to at least one and one-half times his or her annual base salary. All ordinary shares held by our executives, as well as the value of fully-vested stock options (net of the value of taxes), count toward these goals. The guidelines provide for our executives to reach these goals within five years of the date that the Board approved the guidelines or the date they joined the company, whichever is later, and to hold such a minimum number of shares for as long as he or she is an officer.

Executive Incentive Compensation Recoupment Policy

In May 2010, the Committee recommended and our Board adopted an Executive Incentive Compensation Recoupment Policy. The policy covers our executive officers and direct reports of our chief executive officer, and applies to bonuses or awards under the company’s short and long-term incentive bonus plans, awards under our equity incentive plans, and contributions under our deferred compensation plans where the contributions are based on the achievement of financial results. In the event of a material restatement of financial results where a covered officer engaged in fraud or misconduct that caused the need for the restatement, the Board will have discretion to recoup incentive compensation of any covered officer if and to the extent the amount of compensation which was paid or which vested would have been lower if the financial results had been properly reported. In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board also may seek to recover gains from the sale or disposition of vested shares (including shares purchased upon the exercise of options that vested based on the achievement of financial results). In addition, the Board will have discretion to cancel outstanding equity awards where the financial results which were later restated were considered in granting such awards. The Board only may seek recoupment in cases where the restatement shall have occurred within 36 months of the publication of the audited financial statements that have been restated.

Compensation Risk Assessment

With the assistance of Radford, the Committee reviewed our compensation policies and practices and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Committee noted the following features:

•	our incentive bonus plan uses several performance measures at the corporate level, as well as different performance measures for our business unit executives;

•	payout levels are capped under our incentive bonus plan and payout opportunities may be achieved on a straight line interpolation basis between threshold and target levels, and generally between the target and maximum levels;

•	non-GAAP adjustments are made to align achievement of performance measures with our business strategy; all non-GAAP adjustments are subject to Committee approval to assure that actual payout levels appropriately reflect company and business unit performance; and

•	long-term incentive compensation (both equity and cash) constitute a significant portion of executives’ and senior officers’ compensation, thereby focusing such individuals on enhancing long-term shareholder value.

Based on its review of market trends and best practices, the Committee recommended and our Board approved certain changes to our compensation policies and practices, which became effective in fiscal year 2011. See “Compensation Discussion and Analysis – Fiscal Year 2011 Changes in Executive Compensation” above. The Committee believes that the adoption of stock ownership guidelines and an incentive compensation recoupment policy will further align executives’ and senior officers’ interests with our shareholders and mitigate risk relating to our compensation programs.

EXECUTIVE COMPENSATION

The following table sets forth the fiscal year 2008, 2009 and 2010 compensation for:

•	Michael M. McNamara, our chief executive officer;

•	Paul Read, our current chief financial officer; and

•	Michael J. Clarke, Francois Barbier and Werner Widmann, the three other most highly compensated executive officers serving as executive officers at the end of our 2010 fiscal year.

The executive officers included in the Summary Compensation Table are referred to in this joint proxy statement as our named executive officers. A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled “Compensation Discussion and Analysis” beginning on page 39 of this joint proxy statement. Additional information about these plans and programs is included in the additional tables and discussions which follow the Summary Compensation Table.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position (1)(2)	Year	($) (3)	($) (4)	($) (5)	($) (6) (7)	($) (8)	($) (9)	($) (10)	($)

Michael M. McNamara	2010	$1,250,000	$1,820,925	—	—	$2,942,814	$1,686,577	$55,452	$7,755,768
Chief Executive Officer	2009	$1,250,000	$812,895	$5,206,000	$20,849,600	$2,062,500	—	$83,183	$30,264,178
	2008	$1,250,000	$2,200,000	$6,762,000	—	$3,750,000	—	$23,522	$13,985,522
Paul Read	2010	$600,000	$217,361	—	—	$941,701	$208,733	$52,251	$2,020,046
Chief Financial Officer	2009	$584,375	—	$1,588,500	$8,106,400	$655,050	—	$31,390	$10,965,715
Michael J. Clarke	2010	$550,000	—	—	—	$683,660	—	$375,018	$1,608,678
President, Infrastructure	2009	$550,000	—	$898,400	$3,092,400	$511,422	—	$341,686	$5,393,908
Francois Barbier	2010	$499,838	—	—	$6,106	$504,301	$111,924	$70,001	$1,192,170
President, Global Operations
Werner Widmann	2010	$441,766	$674,721	—	—	$104,538	$378,049	$24,098	$1,623,172
President, Multek	2009	$418,604	$240,754	$898,400	$2,061,600	$240,723	—	$23,200	$3,883,281
	2008	$464,753	$343,529	$1,127,000	—	$487,345	$124,816	$183,593	$2,731,036

(1)	Information for fiscal years 2008 and 2009 is not included for Mr. Barbier, who was appointed an executive officer during fiscal year 2010. Information for fiscal year 2008 is not included for Messrs. Read and Clarke, each of whom was appointed an executive officer during fiscal year 2009.

(2)	All compensation paid to and benefits for Mr. Widmann and Mr. Barbier, other than stock awards and option awards, were paid in Euros. For fiscal years 2010 and 2009, Mr. Widmann’s base salary in Euros was €327,349 and for fiscal year 2008, his base salary in Euros was €312,000. For fiscal year 2010, Mr. Barbier’s base salary in Euros was €370,370. The amounts have been converted into dollars based on the prevailing exchange rates at the end of the 2010, 2009 and 2008 fiscal years, respectively. Mr. Clarke’s salary and non-equity incentive plan bonus are denominated in United States dollars and converted to Canadian dollars immediately prior to payout using the prevailing exchange rate on the effective date of the beginning of the pay periods beginning in January and July of each year.

(3)	Mr. McNamara contributed a portion of his fiscal year 2010 salary to his 401(k) savings plan account. All amounts contributed are included under this column.

(4)	For fiscal year 2010, this column shows the unvested portions of: Mr. McNamara’s deferred compensation account that vested on April 1, 2010, Mr. Read’s deferred compensation account that vested on January 1, 2010 and Mr. Widmann’s deferred compensation account that vested on July 1, 2009. For additional information about the company’s deferred compensation arrangements, see the section entitled “Compensation Discussion and Analysis – Fiscal Year 2010 Executive Compensation – Deferred Compensation” beginning on page 54 of this joint proxy statement and the discussion under the section entitled “Nonqualified Deferred Compensation in Fiscal Year 2010” beginning on page 66 of this joint proxy statement.

(5)	Stock awards consist of service-based and performance-based share bonus awards. The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2009 and 2008, calculated in accordance with FASB ASC Topic 718. There were no stock awards granted to the named executive officers in fiscal year 2010. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see the section entitled “Stock-Based Compensation” under Note 2 to our audited consolidated financial statements for the fiscal year ended March 31, 2010, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Performance-based awards granted in fiscal year 2009 were valued based on the probability of achievement. Additional compensation of $1,059,000 for Mr. McNamara, $529,500 for Mr. Read, and $112,300 for each of Messrs. Clarke and Widmann, respectively, would be recognized if the maximum payout was achieved.

(6)	The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal year 2009, calculated in accordance with FASB ASC Topic 718. There were no option grants to the named executive officers in fiscal years 2010 and 2008, except as described in the next sentence. The amounts in this column for Mr. Barbier for fiscal year 2010 reflects the incremental fair value resulting from the modification of certain of Mr. Barbier’s options pursuant to the company’s 2009 option exchange program.

(7)	Our executive officers were not eligible to participate in the company’s 2009 option exchange program, which expired on August 11, 2009. Mr. Barbier, however, was appointed an executive officer on December 7, 2009, and was therefore eligible to participate in the program. In connection with the option exchange, Mr. Barbier tendered 738,542 options with a weighted average exercise price of $11.01 and was granted 457,724 replacement options with an exercise price of $5.57. The option exchange was accounted for as a modification of the existing option awards tendered in the exchange, and as a result the incremental fair value associated with Mr. Barbier’s options was $6,106. No other named executive officers were eligible to participate in the exchange. Information regarding the assumptions made in calculating the amounts reflected in this column for the option exchange and grants made in fiscal year 2009, are included in the section entitled “Stock-Based Compensation” under Note 2 to our audited consolidated financial statements for the fiscal year ended March 31, 2010, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

(8)	The amounts in this column represent incentive cash bonuses earned in fiscal year 2010. For additional information, see the section entitled ‘‘Compensation Discussion and Analysis – Fiscal Year 2010 Executive Compensation – Incentive Bonus Plan.”

(9)	The amounts in this column represent, in the case of Mr. Widmann, the sum of (A) the increase in the actuarial present value of his accrued pension benefits and (B) above market earnings on his nonqualified deferred compensation account. In the cases of Messrs. McNamara, Read, Clarke and Barbier, the amounts in this column represent the above-market earnings on their nonqualified deferred compensation accounts in each respective fiscal year. As discussed under the section entitled “Pension Benefits in Fiscal Year 2010” beginning on page 66 of this joint proxy statement, Mr. Widmann participates in the Multek Multilayer Technology Gmbh & Co., KG Pension Plan. During fiscal years 2010, 2009 and 2008, the actuarial present value of Mr. Widmann’s pension benefits increased by $46,688, $505 and $28,564, respectively. None of our other named executive officers participates in any defined benefit or actuarial pension plans. The Pension Benefits in Fiscal Year 2010 table on page 66 of this joint proxy statement includes the assumptions used to calculate the increase in the actuarial present value of pension benefits for Mr. Widmann. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and earnings credited to the named executive officers’ deferred compensation accounts. See the Nonqualified Deferred Compensation in Fiscal Year 2010 table on page 67 of this joint proxy statement for additional information.

(10)	The following table provides a breakdown of the compensation included in the “All Other Compensation” column for fiscal year 2010:

	Defined
	Contribution		Medical/		Relocation/
	Plan		Enhanced	Personal	Expatriate
	Company		Long-Term	Aircraft	Assignment	Tax
	Contributions		Disability	Usage	Expenses	Reimbursements	Miscellaneous
Name	($)(1)		($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	Total ($)

Michael M. McNamara	$9,200		$1,261	$25,954	—	$19,037	—	$55,452

Paul Read	—		$956	$25,023	—	$25,772	$500	$52,251

Michael J. Clarke	$60,706	(7)	—	—	$123,402	$165,000	$25,910	$375,018

Francois Barbier	$49,984		$1,879	—	—	—	$18,138	$70,001

Werner Widmann	—		$3,045	—	—	—	$21,053	$24,098

(1)	The amounts in this column represent company matching contributions to the 401(k) saving plan accounts for Mr. McNamara. In the case of Mr. Clarke, it represents the company matching contribution to Mr. Clarke’s after-tax savings account in the company’s Canadian retirement program. In the case of Mr. Barbier, it represents company contributions to the mandatory pension programs under applicable French law.

(2)	For Mr. McNamara and Mr. Read, the amounts in this column represent the company’s contribution to the executive long-term disability program which provides additional benefits beyond the basic employee long-term disability program. For Mr. Widmann and Mr. Barbier, the amounts represent reimbursements for health care costs.

(3)	The amounts in this column represent the aggregate incremental costs resulting from the personal use of the company aircraft. Costs include a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and travel expenses for the flight crew. It excludes non-variable costs which would have been incurred regardless of whether there was any personal use of aircraft.

(4)	For fiscal year 2010, this amount represents the costs associated with Mr. Clarke’s international assignment and includes rent and home management costs of $68,158 while on assignment in the United States, education reimbursement of $52,008 and $3,236 of other related costs.

(5)	For Mr. McNamara, this amount represents the sum of (A) $13,327 for the reimbursement of taxes with respect to Medicare taxes due on Mr. McNamara’s vested deferred compensation amounts for the

2010 fiscal year and (B) $5,710 related to taxes due as a result of the personal use of the company aircraft. For Mr. Read, this amount represents the sum of (A) $13,384 related to taxes with respect to the personal use of company aircraft, (B) $2,972 related to foreign taxes paid in fiscal 2010 relating to tax amounts owing with respect to fiscal year 2007 and (C) $9,416 for reimbursement taxes with respect to Medicare, social security and state disability insurance taxes due on Mr. Read’s vested deferred compensation amounts for the 2010 fiscal year. For Mr. Clarke, this amount represents reimbursement for the incremental taxes estimated to be due as a result of his international assignment. Amounts in this column for Mr. Clarke are estimates. Actual tax amounts will only be known upon completion of tax filings in both the United States and Canada.

(6)	The amount disclosed for Mr. Read represents $500 paid for tax filing assistance. For Messrs. Barbier Clarke, and Widmann, the amounts represent payments associated with the provision of a company car.

(7)	All company contributions to Mr. Clarke’s after-tax savings account in the company’s Canadian retirement program were paid in Canadian dollars and have been converted into United States dollars based on the prevailing exchange rate at the end of the 2010 fiscal year. Amounts for Messrs. Barbier and Widmann have been converted into dollars from the Euro based on the prevailing exchange rate at the end of the 2010 fiscal year.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table presents information about non-equity awards we granted in our 2010 fiscal year to our named executive officers. We did not grant any stock options or share bonus awards to our named executive officers during our 2010 fiscal year, other than options granted to Mr. Barbier pursuant to the company’s 2009 option exchange program. The awards included in this table consist of awards under our annual incentive cash bonus program.

All Other
Option
Awards:
					Number of	Exercise or	Grant Date
		Estimated Future Payouts Under			Securities	Base Price of	Fair Value of
		Non-Equity Incentive Plan Awards			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	($/Sh)	($)

Michael M. McNamara	—	$937,500 (1)	$1,875,000 (1)	$3,750,000 (1)	—	—	—

Paul Read	—	$300,000 (1)	$600,000 (1)	$1,200,000 (1)	—	—	—

Michael J. Clarke	—	$220,000 (1)	$440,000 (1)	$1,320,000 (1)	—	—	—

Francois Barbier	—	$199,930 (1)	$399,860 (1)	$1,199,580 (1)	—	—	—

	8/11/2009	—	—	—	457,724 (2)	$5.57 (2)	$6,106 (2)

Werner Widmann	—	$154,618 (1)	$309,236 (1)	$927,708 (1)	—	—	—

(1)	These amounts show the range of possible payouts under our incentive cash bonus program for fiscal year 2010. The maximum payment for Messrs. McNamara and Read represents 200% of the target payment. The maximum payment for our other named executive officers is approximately 300%. The threshold payment for each named executive officer represents 50% of target payout levels. Amounts actually earned in fiscal year 2010 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section entitled “Compensation Discussion and Analysis – Fiscal Year 2010 Executive Compensation – Incentive Bonus Plan” beginning on page 47 of this joint proxy statement.

(2)	In connection with the company’s 2009 option exchange program, Mr. Barbier tendered 738,542 options with a weighted average exercise price of $11.01 and was granted 457,724 replacement options with an exercise price of $5.57. The option exchange was accounted for as a modification of the existing option awards tendered in the exchange, and as a result the incremental fair value associated with Mr. Barbier’s options was $6,106. No other named executive officers were eligible to participate in the exchange. Information regarding the assumptions made in calculating the amounts reflected in this column for the option exchange are included in the section entitled “Stock-Based Compensation” under Note 2 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table presents information about outstanding options and stock awards held by our named executive officers as of March 31, 2010. The table shows information about:

•	stock options,

•	service-based share bonus awards, and

•	performance-based share bonus awards.

The market value of the stock awards is based on the closing price of our ordinary shares as of March 31, 2010, which was $7.84. Market values shown assume all performance criteria are met and the maximum value is paid. For additional information, see the section entitled “Compensation Discussion and Analysis – Fiscal Year 2010 Executive Compensation – Long-Term Incentive Programs – Stock-Based Compensation” beginning on page 52 of this joint proxy statement.

	Option Awards					Stock Awards

									Equity
			Equity					Equity	Incentive Plan
			Incentive					Incentive Plan	Awards:
			Plan					Awards:	Market or
	Number of	Number of	Awards:				Market	Number of	Payout Value
	Securities	Securities	Number of				Value of	Unearned	of Unearned
	Underlying	Underlying	Securities			Number of	Shares or	Shares, Units	Shares, Units
	Unexercised	Unexercised	Underlying			Shares or	Units of	or Other	or Other
	Options	Options	Unexercised	Option		Units of Stock	Stock That	Rights That	Rights That
	(#)	(#)	Unearned	Exercise	Option	That Have	Have Not	Have Not	Have Not
			Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#) (1)	($)

Michael M. McNamara	150,000	—	—	$13.98	09/21/2011	—	—	—	—

	2,000,000	—	—	$7.90	07/01/2012	—	—	—	—

	600,000	—	—	$8.84	09/03/2012	—	—	—	—

	200,000	—	—	$11.53	08/23/2014	—	—	—	—

	3,000,000	—	—	$12.37	05/13/2015	—	—	—	—

	685,416	14,584 (2)	—	$11.23	04/17/2016	—	—	—	—

	874,999	1,125,001 (3)	—	$10.59	06/02/2015	—	—	—	—

	—	874,999 (4)	1,125,001 (5)	$10.59	06/02/2015	—	—	—	—

	500,000	1,500,000 (6)	—	$2.26	12/05/2015	—	—	—	—

	500,000	1,500,000 (6)	—	$1.94	03/02/2016	—	—	—	—

	—	—	—	—	—	483,333 (7)	$3,789,331	725,000	$5,684,000

Option Awards	Stock Awards

Equity
Equity	Equity	Incentive Plan
Incentive	Incentive Plan	Awards:
Plan	Awards:	Market or
Number of	Number of	Awards:	Market	Number of	Payout Value
Securities	Securities	Number of	Value of	Unearned	of Unearned
Underlying	Underlying	Securities	Number of	Shares or	Shares, Units	Shares, Units
Unexercised	Unexercised	Underlying	Shares or	Units of	or Other	or Other
Options	Options	Unexercised	Option	Units of Stock	Stock That	Rights That	Rights That
(#)	(#)	Unearned	Exercise	Option	That Have	Have Not	Have Not	Have Not
Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#) (1)	($)

Paul Read	12,500	—	—	$23.19	12/20/2010	—	—	—	—

623	—	—	$23.02	07/06/2011	—	—	—	—

30,000	—	—	$15.90	10/01/2011	—	—	—	—

80,000	—	—	$16.57	01/09/2014	—	—	—	—

20,000	—	—	$10.34	07/01/2013	—	—	—	—

50,000	—	—	$13.18	09/28/2014	—	—	—	—

125,000	—	—	$12.05	10/29/2014	—	—	—	—

306,249	393,751	(8)	—	$10.59	06/02/2015	—	—	—	—

—	306,249	(9)	393,751	(10)	$10.59	06/02/2015	—	—	—	—

300,000	1,500,000	(11)	—	$2.26	12/05/2015	—	—	—	—

—	—	—	—	—	70,000	(12)	$548,800	280,000	$2,195,200

Michael J. Clarke	244,791	5,209	(13)	—	$10.78	04/13/2016	—	—	—	—

262,499	337,501	(14)	—	$10.59	06/02/2015	—	—	—	—

—	450,000	(15)	—	$2.26	12/05/2015	—	—	—	—

—	—	—	—	—	90,000	(16)	$705,600	140,000	$1,097,600

Francois Barbier	—	457,724	(17)	—	$5.57	08/11/2016	—	—	—	—

—	450,000	(18)	—	$2.26	12/05/2015	—	—	—	—

—	—	—	—	—	70,000	(19)	$548,800	170,000	$1,332,800

Werner Widmann	3,000	—	—	$5.87	10/08/2012	—	—	—	—

90,000	—	—	$10.34	07/01/2013	—	—	—	—

10,000	—	—	$16.57	01/09/2014	—	—	—	—

50,000	—	—	$13.18	09/28/2014	—	—	—	—

100,000	—	—	$12.05	10/29/2014	—	—	—	—

174,999	225,001	(20)	—	$10.59	06/02/2015	—	—	—	—

—	300,000	(21)	—	$2.26	12/05/2015	—	—	—	—

—	—	—	—	—	70,000	(22)	$548,800	170,000	$1,332,800

(1)	This column shows performance-based share bonus awards that vest annually or cliff vest over three, four or five years if we achieve pre-determined year-over-year adjusted EPS growth rates or adjusted operating profit growth rates, provided that if one or more of the annual adjusted EPS growth targets or adjusted operating profit targets is not met, the unvested portion may be recouped if the subsequent period’s cumulative target is met. Awards for Mr. McNamara vest over four years or cliff vest after three years, subject to achievement of the performance conditions. Awards for Messrs. Read, Widmann and Barbier vest over five years or cliff vest after three years, and awards for Mr. Clarke cliff vest after three years, in each case subject to the achievement of performance conditions. The amounts disclosed in this column represent the maximum number of shares that could vest under each performance-based share bonus award.

(2)	These stock options vest on April 17, 2010.

(3)	These stock options vest monthly from April 2, 2010 through June 2, 2012.

(4)	These options have vested but may only be exercised if the trading price of our ordinary shares is at least $12.50 per share.

(5)	1,125,001 options will vest monthly from April 2, 2010 through June 2, 2012, provided that these options may only be exercised if the trading price of our ordinary shares is at least $12.50 per share.

(6)	500,000 of these stock options vest annually on June 2, 2010, 2011 and 2012.

(7)	75,000 shares vest annually on May 1, 2010 and 2011, 166,667 shares vest on March 2, 2011, and 166,666 shares vest on March 2, 2012.

(8)	These stock options vest monthly from April 2, 2010 through June 2, 2012.

(9)	These options have vested but may only be exercised if the trading price of our ordinary shares is at least $12.50 per share.

(10)	393,751 options will vest monthly from April 2, 2010 through June 2, 2012, provided that these options may only be exercised if the trading price of our ordinary shares is at least $12.50 per share.

(11)	500,000 stock options vest annually on June 2, 2010, 2011 and 2012.

(12)	10,000 shares vest annually on April 3, 2010 and 2011, and 50,000 shares cliff vest on May 1, 2010.

(13)	These stock options vest on April 13, 2010.

(14)	These stock options vest monthly from April 2, 2010 through June 2, 2012.

(15)	150,000 stock options vest annually on June 2, 2010, 2011 and 2012.

(16)	20,000 shares vest annually on April 13, 2010 and 2011, and 50,000 shares cliff vest on May 1, 2010.

(17)	These stock options were issued in connection with the company’s 2009 option exchange program. 114,429 of these stock options vest on August 11, 2010, 43,295 options vest monthly from September 11, 2010 through August 11, 2011, and 300,000 options vest monthly from September 11, 2010 through August 11, 2012.

(18)	150,000 stock options vest annually on June 2, 2010, 2011 and 2012.

(19)	10,000 shares vest annually on April 3, 2010 and 2011, and 50,000 shares cliff vest on May 1, 2010.

(20)	These options vest monthly from April 2, 2010 through June 2, 2012.

(21)	100,000 stock options vest annually on June 2, 2010, 2011 and 2012.

(22)	10,000 shares vest annually on April 17, 2010 and 2011; 50,000 of these shares cliff vest on May 1, 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table presents information, for each of our named executive officers, on (1) stock option exercises during fiscal year 2010, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards in the form of share bonus awards during fiscal year 2010 and the value realized, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized on	Acquired on	Value Realized
	Acquired on Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Michael M. McNamara	—	—	275,000	$1,617,751

Paul Read	200,000	$1,028,858	10,000	$33,300

Michael J. Clarke	150,000	$795,188	20,000	$69,000

Francois Barbier	150,000	$292,944	10,000	$33,300

Werner Widmann	100,000	$517,822	10,000	$41,000

Pension Benefits in Fiscal Year 2010

The following table sets forth information on the pension benefits for Mr. Widmann. No other named executive officer participated in a defined benefit or actuarial pension plan during fiscal year 2010.

The Multek Multilayer Technology GmbH & Co. KG Pension Plan, or the Multek Plan, is a funded and tax qualified retirement program that covers, as of March 31, 2010, 474 current employees, 105 former employees with vested benefits and 37 retirees. The Multek Plan provides benefits based primarily on a formula that takes into account Mr. Widmann’s base salary for each fiscal year and equals 1.5% of his base salary up to a German parliament-prescribed limit applicable to German defined benefit plans (€66,000 for 2010), and 4.5% of his base salary over this limit.

Employees of Multek Germany are eligible to participate in the Multek Plan after completion of one year of service with Multek. The accumulated benefit an employee earns over his or her career with Multek is payable monthly beginning after retirement or upon disability if earlier. The normal retirement age as defined in the Multek Plan is 62. If an employee retires before the normal retirement age, his or her benefits will be reduced by 0.5% per month. Employees vest in their benefits after five years of continuous service.

No pension benefits were paid to Mr. Widmann in the last fiscal year.

The amount reported in the table below equals the present value of the accumulated benefit as of March 31, 2010 for Mr. Widmann under the Multek Plan based upon the assumptions described in note 2 below.

Present Value of
		Number of Years	Accumulated
		Credited Service	Benefit
Name	Plan Name	(#)	($)

Werner Widmann	Multek Multilayer Technology GmbH & Co. KG Pension Plan	6.5 (1)	$146,013 (2)

(1)	Mr. Widmann’s number of years of credited service under the Multek Plan is 6.5 years, which differs from his actual years of service with us of 7.5 years, as a result of the eligibility requirements that an employee needs to complete one year of service with Multek before being eligible to participate in the Multek Plan.

(2)	The accumulated benefit is based on Mr. Widmann’s service and base salary through March 31, 2010. The present value assumes a discount rate of 5.25% and has been calculated assuming Mr. Widmann will remain in service until age 62, the age at which retirement may occur without any reduction in benefits.

Nonqualified Deferred Compensation in Fiscal Year 2010

Each of our named executive officers participates in a deferred compensation plan, except for Mr. Widmann who participates in an individual arrangement. Our deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Messrs. McNamara and Read participate in our Senior Executive Deferred Compensation Plan, which we refer to as the senior executive plan. Participants in the senior executive plan may receive long-term deferred bonuses, which are subject to vesting requirements. In addition, a participant may defer up to 80% of his salary and up to 100% of his cash bonuses. The deferred compensation is credited to a deferral account established under the senior executive plan for recordkeeping purposes. Amounts credited to a deferral account are deemed to be invested in hypothetical investments selected by an investment manager on behalf of each participant. Under the senior executive plan, we have entered into a trust agreement providing for the establishment of an irrevocable trust into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in the senior executive plan are unfunded and unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of our other general obligations. Participants in the senior executive plan may receive their vested deferred compensation balances upon termination of employment either through a lump sum payment or in installments over a period of up to 10 years.

Messrs. Clarke and Barbier participate in the company’s Senior Management Deferred Compensation Plan (referred to as the senior management plan). Mr. Read participated in the senior management plan until December 1, 2008, when our Board approved his participation in the senior executive plan. Under the senior management plan, a participant may receive a deferred discretionary contribution, which is subject to vesting requirements. Deferred balances under the senior management plan are deemed to be invested in hypothetical investments selected by the participant or the participant’s investment manager. Participants in the senior management plan will receive their vested deferred compensation balances upon termination of employment through a lump sum payment on the later of January 15th of the year following termination and six months following termination. In addition, any unvested portions of the deferral accounts will become 100% vested if the executive’s employment is terminated as a result of his or her death. Under the senior management plan, we have entered into a trust agreement providing for the establishment of an irrevocable trust into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in the senior management plan are unfunded and unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

Under Mr. Widmann’s arrangement, we granted Mr. Widmann long-term deferred bonuses in 2006 and 2007, which are subject to vesting requirements. Mr. Widmann’s account balance is invested as directed by his investment manager and his entire vested account balance amount will be distributed following termination of employment.

For a discussion of the deferred bonuses granted to each of the named executive officers and their vesting terms, including vesting upon the executive’s termination or a change in control of the company, see the sections entitled “Compensation Discussion and Analysis – Fiscal Year 2010 Executive Compensation – Deferred Compensation” beginning on page 54 of this joint proxy statement and “Executive Compensation – Potential Payments Upon Termination or Change of Control” below.

The following table presents information for fiscal year 2010 about: (i) earnings on the deferred compensation plan accounts and (ii) the deferred compensation plan account balances as of the end of the fiscal year. No contributions were made by the company or any of the named executive officers to their respective deferred compensation plan accounts in fiscal year 2010, nor were there any withdrawals or distributions from such accounts.

	Aggregate Earnings	Aggregate Balance at Fiscal
	in Last Fiscal Year	Year-End
Name	($) (1)	($) (2)

Michael M. McNamara	$2,102,939	$9,012,494
Paul Read	$362,453	$3,120,423
Michael J. Clarke	$4,146	$462,077
Francois Barbier	$146,851	$741,237
Werner Widmann	$454,159	$2,575,035

(1)	Reflects earnings for each named executive officer. The above-market portion of these earnings is included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. For Mr. Read, $173,610 was earned under his senior executive plan account and $188,843 was earned under his senior management plan account.

(2)	The amounts in this column have previously been reported in the Summary Compensation Table for this and prior fiscal years, except for the following amounts: Paul Read – $2,911,690; Michael J. Clarke – $462,077; Francois Barbier – $629,313; and Werner Widmann – $1,958,441. The amounts in this column include the following unvested balances for the named executive officers: Paul Read – $2,901,510; Michael J. Clarke – $462,077; Francois Barbier – $741,237; and Werner Widmann – $1,416,269. For Mr. Read, the amount includes a $1,970,218 unvested balance in his senior executive plan account and a $931,292 unvested balance held in his senior management plan account.

Potential Payments Upon Termination or Change of Control

As described in the section entitled “Compensation Discussion and Analysis” beginning on page 39 of this joint proxy statement, our named executive officers do not have employment or severance agreements with us except as set forth below. However, our named executive officers are entitled to certain termination and change of control benefits under each executive’s deferred compensation plan and under certain equity awards. In addition, Mr. Barbier has severance benefits under a collective bargaining agreement and Mr. Clarke is entitled to receive severance benefits pursuant to his offer of employment in lieu of benefits mandated under Ontario law. These benefits are described below and quantified in the table below.

Acceleration of Vesting of Deferred Compensation

•	If the employment of Mr. McNamara or Mr. Read (with respect to his account under the senior executive plan) is terminated as a result of his death or disability, or the employment of Messrs. Read (with respect to his account under the senior management plan), Clarke, Barbier or Widmann is terminated as a result of his death, the entire unvested portion of the executive’s deferred compensation account will vest. Mr. McNamara’s deferred compensation account was fully vested as of March 31, 2010.

•	If there is a change of control (as defined in the senior executive plan), the entire unvested portion of the deferred compensation account of each of Messrs. McNamara and Read (with respect to his account under the senior executive plan) will vest. As noted above, Mr. McNamara’s deferred compensation account was fully vested as of March 31, 2010.

•	If there is a change of control (as defined in the senior management plan), a percentage of the unvested portion of the deferral account of each of Messrs. Read (with respect to his account under the senior management plan), Clarke and Barbier will vest based on the executive’s completed months of service with the company as follows: Mr. Read -- number of months from July 1, 2005 to July 1, 2014, divided by 108; Mr. Clarke -- number of months from July 1, 2007 to July 1, 2017, divided by 84; and Mr. Barbier -- number of months from July 1, 2005 to July 1, 2013, divided by 96.

•	If there is a change of control (as defined in Mr. Widmann’s award agreement), a percentage of the unvested potion of the deferral account for Mr. Widmann will vest based on the executive’s completed months of service with the company during the six-year period from July 1, 2005 through July 1, 2011, divided by 72.

Acceleration of Vesting of Equity Awards

The number of unvested equity awards held by each named executive officer as of March 31, 2010 is listed above in the Outstanding Equity Awards at 2010 Fiscal Year-End table. All unvested outstanding equity awards held by our named executive officers at the end of fiscal year 2010 were granted under the 2001 Plan or the 2002 Plan, which provide certain benefits to plan participants in the event of the termination of such participant’s employment or a change in control of the company. The terms of these benefits are described below.

Under the terms of the 2001 Equity Incentive Plan and the 2002 Equity Incentive Plan, if a plan participant ceases to provide services to the company for any reason other than death, cause (as defined in the plan) or disability (as defined in the plan), then the participant may exercise any options which have vested by the date of such termination within three months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. If a participant ceases to provide services to the company because of death or disability, then the participant may exercise any options which have vested by the date of such termination within 12 months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. All stock options held by a plan participant who is terminated for cause expire on the termination date, unless otherwise determined by the Compensation Committee. In addition, subject to any waiver by the Compensation Committee, all unvested share bonus awards and unvested stock options held by a plan participant will be forfeited if the participant ceases to provide services to the company for any reason.

Except for grants to our non-employee directors made under the automatic option grant program of the 2001 Plan, under the terms of the 2001 Plan and the 2002 Plan and the form of share bonus award agreement used for certain of our grants of share bonus awards to our employees (including our executives), in the event of a dissolution or liquidation of the company or if we are acquired by merger or asset sale or in the event of other change of control events, each outstanding stock option issued under the 2001 Plan or the 2002 Plan and each unvested share bonus award with such a provision shall automatically accelerate so that each such award shall, immediately prior to the effective date of such transaction, become fully vested with respect to the total number of shares then subject to such award. However, subject to the specific terms of a given award, vesting shall not so accelerate if, and to the extent, such award is either to be assumed or replaced with a comparable right covering shares of the capital stock of the successor corporation or parent thereof or is replaced with a cash incentive program of the successor corporation which preserves the inherent value existing at the time of such transaction.

All of our named executive officer’s stock options with exercise prices less than $7.84 per share, the closing price of our ordinary shares on the last business day of our 2010 fiscal year, were granted under and are subject to the change of control provisions of one of these plans. In addition, 780,333 of Mr. McNamara’s unvested share bonus awards, 200,000 of Mr. Read’s unvested share bonus awards, 90,000 of Mr. Clarke’s unvested share bonus awards and 190,000 of Mr. Widmann’s unvested share bonus awards include such a change of control provision. In addition to the rights described above, 14,584 of Mr. McNamara’s unvested stock options provide that if he is terminated or his duties are substantially reduced or changed during the 18-month period following a change of control, the vesting of the options will accelerate.

Severance Benefits

In addition to the foregoing arrangements, Mr. Barbier and Mr. Clarke are entitled under non-U.S. law to certain severance benefits upon their termination. Pursuant to a collective bargaining agreement, Mr. Barbier would be entitled to severance benefits in the event his employment is terminated, consisting of a lump sum cash payment equal to 18 months of his base salary. Pursuant to the terms of Mr. Clarke’s original offer of employment, in the event of termination of his employment without cause, the company is obligated to pay Mr. Clarke 12 months of severance in accordance with applicable law.

Potential Payments Upon Termination or Change of Control
as of March 31, 2010

The following table shows the estimated payments and benefits that would be provided to each named executive officer as a result of (i) the accelerated vesting of deferred compensation in the case of his or her death, disability or a change of control and (ii) the accelerated vesting of unvested equity awards in the event of a change of control. The following table also shows severance benefits that would be payable to Messrs. Barbier and Clarke pursuant to their arrangements under non-U.S. law. For benefits payable to

Mr. Widmann under the Multek Pension Plan, please see the discussion above under the caption “Pension Benefits in Fiscal Year 2010.”

Calculations for this table assume that the triggering event took place on March 31, 2010, the last business day of our 2010 fiscal year, and are based on the price per share of our ordinary shares on such date, which was $7.84. The following table does not include potential payouts under our named executive officers’ nonqualified deferred compensation plans relating to vested benefits.

		Accelerated	Accelerated
		Vesting of	Vesting of	Accelerated
		Deferred	Share Bonus	Vesting of
	Severance Benefits	Compensation	Awards	Stock Options

Name	(1)	(2)	(3)	(4)	Total

Michael M. McNamara	$—	$—	$5,553,331	$22,960,000	$28,513,331
Paul Read	$—	$2,461,733	$1,568,000	$10,044,000	$14,073,733
Michael J. Clarke	$550,000	$181,530	$705,600	$2,511,000	$3,948,130
Francois Barbier	$749,736	$440,109	$—	$3,550,033	$4,739,878
Werner Widmann	$—	$1,121,213	$1,489,600	$1,679,910	$4,290,723

(1)	For Mr. Barbier, the amount represents €555,555 in severance payable under a collective bargaining agreement. The amount has been converted to U.S. dollars at the prevailing exchange rate on March 31, 2010. For Mr. Clarke, the amount represents 12 month’s severance payable in accordance with applicable law. The amount is denominated in United States dollars and would be converted to Canadian dollars immediately prior to payout using the prevailing exchange rate on the effective date of the beginning of the most recent pay period beginning in January or July of the year of termination.

(2)	The amount shown for Mr. Read represents the portion of the unvested portion of his deferred compensation account that would vest in the event of a change of control. The portion of Mr. Read’s deferred compensation account that would vest in the event of his disability is $1,970,218. The entire portion of the unvested portion of Mr. Read’s deferred compensation account, or $2,901,510, would vest in the event of his death. The amounts shown for each of Messrs. Clarke and Barbier represent the portion of the unvested portion of his or her deferred compensation account that would vest in the event of a change of control. The entire amount of each of Messrs. Clarke’s, Barbier’s and Widmann’s deferred compensation account, or $462,077, $741,237, and $1,416,269, respectively, would vest in the event of his death.

(3)	The amounts shown represents the estimated value of the accelerated vesting of share bonus awards following a change of control under the terms of his or her award agreement, which assumes that such share bonus awards are not assumed or replaced by the successor corporation or its parent. If such awards are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our ordinary shares on March 31, 2010, the assumed date of the triggering event.

(4)	The estimated values shown represent the acceleration of stock options following a change of control of the company or similar corporate transaction, assuming that such stock options are not assumed or replaced by the successor corporation or its parent. If such options are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate, except in the case of options for 14,584 options held by Mr. McNamara which would vest upon his termination or a substantial reduction of his duties during the 18-month period following a change of control. The amounts shown represent the intrinsic value of the awards based on the closing price of our ordinary shares on March 31, 2010, the assumed date of the triggering event.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2010, except as otherwise indicated, regarding the beneficial ownership of our ordinary shares by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our named executive officers;

•	each director; and

•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Flextronics International Ltd., No. 2 Changi South Lane, Singapore 486123.

Information in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals. Information in this table as to our greater than 5% shareholders is based solely upon the Schedules 13G filed by these shareholders with the SEC. Where information regarding shareholders is based on Schedules 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Ordinary shares subject to options that are currently exercisable or are exercisable within 60 days of March 31, 2010, and ordinary shares subject to share bonus awards that vest within 60 days of March 31, 2010 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

In the table below, percentage ownership is based on 813,429,154 ordinary shares outstanding as of March 31, 2010.

	Shares Beneficially Owned
	Number of
Name and Address of Beneficial Owner	Shares	Percent

5% Shareholders:
Capital Research Global Investors, a division of Capital Research and Management Company 333 South Hope Street, Los Angeles, CA 90071 (1)	83,374,762	10.25%
Franklin Resources, Inc. (2) One Franklin Parkway, San Mateo, CA 94403	73,683,470	9.06%
Entities associated with FMR LLC (3) 82 Devonshire Street, Boston, MA 02109	70,086,172	8.62%

Named Executive Officers and Directors:

Michael M. McNamara (4)	9,122,803	1.11%
Paul Read (5)	1,013,539	*
Francois Barbier (6)	60,000	*
Michael J. Clarke (7)	607,499	*
Werner Widmann (8)	504,666	*
James A. Davidson (9)	164,618	*
Lip-Bu Tan (10)	118,784	*
H. Raymond Bingham (11)	123,870	*
Willy C. Shih (12)	46,952	*
Robert L. Edwards (13)	23,193	*
William D. Watkins (14)	20,068	*
Daniel H. Schulman	13,298	*
All executive officers and directors as a group (16 persons) (15)	13,841,632	1.67%

*	Less than 1%.

(1)	Based on information supplied by Capital Research Global Investors, a division of Capital Research and Management Company, or CRMC, in a Schedule 13G filed with the SEC on February 11, 2010. As a result of CRMC acting as an investment adviser to various investment companies, Capital Research Global Investors is deemed to beneficially own all of these shares. Capital Research Global Investors is deemed to have sole voting power for 29,669,298 of these shares and sole dispositive power for 83,374,762 of these shares.

(2)	Based on information supplied by Franklin Resources, Inc. in an amended Schedule 13G filed with the SEC on February 2, 2010. Templeton Global Advisors Limited is deemed to have sole voting power for 43,793,668 of these shares, sole dispositive power for 44,941,707 of these shares and shared dispositive power for 1,876,590 of these shares. Templeton Investment Counsel, LLC is deemed to have sole voting power for 14,124,011 of these shares and sole dispositive power for 14,203,681 of these shares. Franklin Templeton Investments Corp. is deemed to have sole voting and dispositive power for 7,110,080 of these shares. Franklin Templeton Investments Australia Limited is deemed to have sole voting power for 306,000 of these shares, sole dispositive power for 179,890 of these shares and shared dispositive power for 126,110 of these shares. Franklin Templeton Portfolio Advisors, Inc. is deemed to have sole voting and dispositive power for 129 of these shares. Franklin Advisers, Inc. is deemed to have sole voting and dispositive power for 163,730 of these shares. Franklin Templeton Investments (Asia) Limited is deemed to have sole voting power for 592,770 of these shares and sole dispositive power for 1,671,170 of these shares. Franklin Templeton Investment Management Limited is deemed to have sole voting power for 508,766 of these shares and sole dispositive power for 3,132,686 of these shares. Fiduciary Trust Company International is deemed to have sole voting and dispositive power for 38,907 of these shares. Franklin Templeton Investments Japan Limited is deemed to have sole voting and dispositive power for 8,610 of these shares. Templeton Asset Management Ltd. is deemed to have sole dispositive power for 230,180 of these shares. The securities are beneficially owned by investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc., including the investment management subsidiaries listed above.

(3)	Based on information supplied by FMR LLC in an amended Schedule 13G filed with the SEC on February 16, 2010. FMR LLC and Edward C. Johnson 3d each have sole voting power over 851,300 of these shares and sole dispositive power over 70,086,172 of these shares.

(4)	Includes 8,608,333 shares subject to options exercisable and 75,000 shares subject to share bonus awards that vest within 60 days of March 31, 2010.

(5)	Includes 953,539 shares subject to options exercisable within 60 days of March 31, 2010 and 60,000 shares subject to share bonus awards that vest within 60 days of March 31, 2010.

(6)	Includes 60,000 shares subject to share bonus awards that vest within 60 days of March 31, 2010.

(7)	Includes 537,499 shares subject to options exercisable and 70,000 shares subject to share bonus awards that vest within 60 days of March 31, 2010.

(8)	Includes 444,666 shares subject to options exercisable and 60,000 shares subject to share bonus awards that vest within 60 days of March 31, 2010.

(9)	Includes 45,740 shares held by the Davidson Living Trust of which Mr. Davidson is a trustee. Also includes 51,807 shares held by Silver Lake Technology Management, L.L.C. of which Mr. Davidson is Managing Director. Mr. Davidson disclaims beneficial ownership in the shares owned by Silver Lake Technology Management, L.L.C. except to the extent of his pecuniary interest arising from his interest therein. Also includes 5,000 shares held directly by Mr. Davidson, 94 shares held by the John Alexander Davidson 2000 Irrevocable Trust of which Mr. Davidson is a trustee and 61,977 shares subject to options exercisable within 60 days of March 31, 2010. Mr. Davidson received these options in connection with his service as a member of our Board of Directors. Under Mr. Davidson’s arrangements with respect to director compensation, these 61,977 shares issuable upon exercise of options are expected to be assigned by Mr. Davidson to Silver Lake Technology Management, L.L.C.

(10)	Includes 61,977 shares subject to options exercisable within 60 days of March 31, 2010. Also includes 56,807 shares held by the Lip-Bu Tan and Ysa Loo, TTEE, of which Mr. Tan is a co-trustee. Of the shares held by trust, Mr. Tan shares voting and dispositive power over 56,807 of these shares and disclaims beneficial ownership of all of these shares.

(11)	Includes 49,477 shares subject to options exercisable within 60 days of March 31, 2010.

(12)	Includes 19,530 shares subject to options exercisable within 60 days of March 31, 2010.

(13)	Includes 9,895 shares subject to options exercisable within 60 days of March 31, 2010.

(14)	Includes 6,770 shares subject to options exercisable within 60 days of March 31, 2010.

(15)	Includes 12,569,893 shares subject to options exercisable within 60 days of March 31, 2010 and 487,500 shares subject to share bonus awards that vest within 60 days of March 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors. In addition, in order to formalize our policies and procedures for the review, approval or ratification, and disclosure of related person transactions, our Board of Directors adopted a Statement of Policy with Respect to Related Person Transactions. The policy generally provides that the Nominating and Corporate Governance Committee (or another committee comprised solely of independent directors) will review, approve in advance or ratify, all related person transactions between us and any director, any nominee for director, any executive officer, any beneficial owners of more than 5% of our ordinary shares or any immediate family member of any of the foregoing individuals. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the applicable Board committee, including, among other things, the following transactions:

•	transactions involving less than $25,000 for any individual related person;

•	compensation arrangements with directors and executive officers resulting solely from their service on the Board or as executive officers, so long as such arrangements are disclosed in our filings with the SEC or, if not required to be disclosed, are approved by our Compensation Committee; and

•	indirect interests arising solely from a related person’s service as a director and/or owning, together with all other related persons, directly or indirectly, less than a 10% beneficial ownership interest in a third party (other than a partnership) which has entered into or proposes to enter into a transaction with us.

We have various procedures in place to identify potential related person transactions, and the Nominating and Corporate Governance Committee works with our management and our Office of General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. Our Statement of Policy with Respect to Related Person Transactions is included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available along with a copy of the company’s Code of Business Conduct and Ethics on the Corporate Governance page of our website at www.flextronics.com.

Transactions with Related Persons

Other than compensation agreements and other arrangements described under the sections entitled “Executive Compensation” beginning on page 59 of this joint proxy statement and “Non-Management Directors’ Compensation for Fiscal Year 2010” beginning on page 13 of this joint proxy statement and the transactions described below, during fiscal year 2010, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and

•	in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

Investment by Silver Lake

In March 2003, we issued $195.0 million aggregate principal amount of our Zero Coupon Convertible Junior Subordinated Notes due 2008 to funds affiliated with Silver Lake. In connection with the issuance of the notes, we appointed James A. Davidson, a co-founder and managing director of Silver Lake, to our Board of Directors. In July 2006, we entered into an agreement with the Silver Lake noteholders to, among other things (i) extend the maturity date of the notes to July 31, 2009 and (ii) provide for net share settlement of the notes upon maturity. The terms of the transaction were based on arms-length negotiations between us and Silver Lake, and were approved by our Board of Directors as well as by the Audit Committee. On July 31, 2009, we paid $195.0 million to pay off the notes at their maturity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the fiscal year ended March 31, 2010 were met.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL GENERAL MEETING

Shareholder proposals submitted under SEC Rule 14a-8 and intended for inclusion in the proxy statement for our 2011 annual general meeting of shareholders must be received by us no later than February 9, 2011. Any such shareholder proposals must be mailed to our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A., Attention: Chief Executive Officer. Any such shareholder proposals may be included in our proxy statement for the 2011 annual general meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals submitted outside the processes of SEC Rule 14a-8 are subject to the requirements of the Companies Act, as described in the following paragraph, and applicable rules and regulations promulgated by the SEC. The proxy designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2011 annual general meeting of shareholders unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.

Under Section 183 of the Companies Act, registered shareholders representing at least 5% of the total outstanding voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least S$500 each may, at their expense, requisition that we include and give notice of their proposal for the 2011 annual general meeting. Any such requisition must satisfy the requirements of Section 183 of the Singapore Companies Act, be signed by all the requisitionists and be deposited at our registered office in Singapore, No. 2 Changi South Lane, Singapore 486123, at least six weeks prior to the date of the 2011 annual general meeting in the case of a requisition requiring notice of a resolution, or at least one week prior to the date of the 2011 annual general meeting in the case of any other requisition.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Flextronics incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2010:

•	Item 8, “Financial Statements and Supplementary Data”;

•	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

•	Item 7A, “Quantitative and Qualitative Disclosures About Market Risk.”

SINGAPORE STATUTORY FINANCIAL STATEMENTS

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which was filed with the SEC on May 24, 2010, includes our audited consolidated financial statements, prepared in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP, together with the Independent Registered Public Accounting Firm’s Report of Deloitte & Touche LLP, our independent auditors for the fiscal year ended March 31, 2010. We publish our U.S. GAAP financial statements in U.S. dollars, which is the principal currency in which we conduct our business.

Our Singapore statutory financial statements, prepared in conformity with the provisions of the Companies Act will be included with the annual report which will be delivered to our shareholders prior to the date of the 2010 annual general meeting, as required under Singapore law.

Our Singapore statutory financial statements include:

•	our consolidated financial statements (which are identical to those included in the Annual Report on Form 10-K, described above);

•	supplementary financial statements (which reflect solely the company’s standalone financial results, with our subsidiaries accounted for under the equity method rather than consolidated);

•	a Directors’ Report; and

•	the Independent Auditors’ Report of Deloitte & Touche, our Singapore statutory auditors for the fiscal year ended March 31, 2010.

OTHER MATTERS

Our management does not know of any matters to be presented at either the 2010 annual general meeting or the extraordinary general meeting other than those set forth herein and in the notices accompanying this joint proxy statement. If any other matters are properly presented for a vote at either the 2010 annual general meeting or the extraordinary general meeting, the applicable enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters.

It is important that your shares be represented at each of the 2001 annual general meeting and the extraordinary general meeting, regardless of the number of shares which you hold. We urge you to promptly execute and return the accompanying proxy cards in the envelope which has been enclosed for your convenience.

Shareholders who are present at each of the 2010 annual general meeting and the extraordinary general meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

We incorporate by reference information from the section entitled “Stock-Based Compensation” under Note 2 to our audited consolidated financial statements for the fiscal year ended March 31, 2010, included in our Annual Report on Form 10-K and the sections entitled “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Quantitative and Qualitative Disclosures About Market Risk. Upon request, we will furnish without charge by first class mail or other equally prompt means within one business day of receipt of such request, to each person to whom a proxy statement is delivered a copy of our Annual Report on Form 10-K (not including exhibits). You may request a copy of such information, at no cost, by writing or telephoning us at our U.S. corporate offices at:

Flextronics International Ltd.
847 Gibraltar Dr.
Milpitas, California 95035 U.S.A.
Telephone: (408) 576-7722

By order of the Board of Directors,

Bernard Liew Jin Yang

Company Secretary

June 7, 2010
Singapore

Upon request, we will furnish without charge to each person to whom this joint proxy statement is delivered a copy of any exhibit listed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010. You may request a copy of this information at no cost, by writing or telephoning us at our U.S. corporate offices at:

Flextronics International Ltd.
847 Gibraltar Dr.
Milpitas, California 95035 U.S.A.
Telephone: (408) 576-7722

FLEXTRONICS INTERNATIONAL LTD.
2010 EQUITY INCENTIVE PLAN
ARTICLE 1.      PURPOSES OF THE PLAN.
          The purposes of the Flextronics International Ltd. 2010 Equity Incentive Plan (the “Plan”) are to attract and retain the best available personnel, to provide additional incentives to Employees and Directors of the Company and its Affiliates and to promote the success of the Company’s business by linking the personal interests of Employees and Directors of the Company and its Affiliates to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.
ARTICLE 2.      DEFINITIONS.
          Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronouns shall include the plural where the context so indicates.
          2.1   “Affiliate” means any corporation or other entity (including but not limited to partnerships and joint ventures) which is, directly or indirectly through one or more intermediary entities controlled by, or under common control with, the Company.
          2.2   “Award” means an award of an Option, SAR, Performance Share, Performance Share Unit, Restricted Share Unit, or any other right or benefit, including any other Share-Based Award under Article 8, granted to a Participant pursuant to the Plan.
          2.3   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.
          2.4   “Board” means the Board of Directors of the Company.
          2.5   “Change of Control” shall mean the occurrence of any of the following events:
          (a)   A transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission (“SEC”)) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
          (b)   During any one-year period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than any one or more Directors designated by any person who shall have entered into an agreement with the Company in connection with any transaction described in Section 2.5(a) or Section 2.5(c) hereof) whose election or appointment by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the one-year period (other than vacant seats) or whose election or appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board pursuant to a transaction or other mechanism outside of the normal election process of Directors under the Companies Act and/or the Company’s Amended and Restated Articles of Association; or
          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:
                   (i)   Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
                   (ii)   After which no person or group, beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
          (d)    The Company’s shareholders approve a liquidation or dissolution of the Company.
A transaction will not constitute a Change of Control or other consolidating event if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction.  The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.
          2.6   “Code” means the U.S. Internal Revenue Code of 1986, as amended.
          2.7   “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan.
          2.8   “Companies Act” means the Companies Act (Cap 50, 2006 Rev. Ed.) of Singapore.
          2.9   “Company” means Flextronics International Ltd, a Singapore company, or any successor corporation.

          2.10   “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
          2.11   “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary or Affiliate qualified under Section 146 of the Companies Act.
          2.12   “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment, such as a treating physician’s written certification, sufficient to satisfy the Committee in its discretion.  Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under this Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.
          2.13   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          2.14   “Effective Date” shall have the meaning set forth in Section 13.1 hereof.
          2.15   “Eligible Individual” means any person who is an Employee or a Director, as determined by the Committee.
          2.16   “Employee” means a full time or part time Employee of the Company or any Parent, Subsidiary or Affiliate, including an officer or Director, who is treated as an Employee in the personnel records of the Company or any Parent, Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or any Parent, Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise.  A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or a Parent, Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company and/or any Parent, Subsidiary or Affiliate.  Neither services as a Director nor payment of a director’s fee by the Company or Parent, Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Parent, Subsidiary or Affiliate.
          2.17   “Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Committee may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.17, the fair market value established by the Committee acting in good faith.  For purposes of a “net exercise” procedure for Options, the Committee may apply a different method for calculating Fair Market Value.
          2.18   “Full-Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays a minimum of the Fair Market Value of the Shares, as determined as of the date of grant.

          2.19   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
          2.20   “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Shares are subject to Section 16 of the Exchange Act.
          2.21   “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
          2.22   “Option” means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods.  An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.
          2.23   “Ordinary Shares” means ordinary shares or “Shares” of no par value each in the capital of the Company for issuance under this Plan, and any successor security.
          2.24   “Outside Director” means a member of the Board who is not an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company.
          2.25   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns Shares possessing more than 50% of the total combined voting power of all classes of Shares in one of the other corporations in such chain or a “parent corporation” within the meaning of Section 424(e) of the Code.
          2.26   “Participant” means any Eligible Individual who, as a Director or Employee, has been granted an Award pursuant to the Plan.
          2.27   “Performance-Based Award” means an Award granted pursuant to Article 9.
          2.28   “Performance Criteria” means such factors as may be selected by the Committee, in its sole discretion, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
                (a)   Net revenue and/or net revenue growth;
                (b)   Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
                (c)   Operating income and/or operating income growth;
                (d)   Net income and/or net income growth;
                (e)   Earnings per share and/or earnings per share growth;
                (f)   Total shareholder return and/or total shareholder return growth;
                (g)   Return on equity;
                (h)   Operating cash flow;
                (i)   Free cash flow (operating cash flow minus net capital expenditures);
                (j)   SG&A expense;
                (k)   Inventory turns or other similar working capital measures;
                (l)   Economic value added; and

                (m)   Return on invested capital.
          Performance Criteria may be computed on an absolute basis or relative to an index (such as the S&P 500 Index) or to a specified peer group of companies as determined by the Committee at the time Awards are granted. In addition, to the extent consistent with Section 162(m) of the Code, Performance Criteria may be computed under generally accepted accounting principles (GAAP), International Financial Reporting Standards (IFRS), or on an adjusted basis to exclude any one or more of the following: stock-based compensation expense, restructuring charges, non-cash convertible interest expense, distressed customer charges, intangible amortization, impairment charges and other charges as may be determined by the Committee at the time Awards are granted.
          2.29   “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Parent, Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Parent, Subsidiary or Affiliate, or the performance of an Eligible Individual.  The Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code, appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
          2.30   “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select but not less than one (1) year in duration, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
          2.31   “Performance Share” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee, and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
          2.32   “Performance Share Unit” means a right granted to a Participant pursuant to Section 8.3 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee, and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
          2.33   “Plan” means this Flextronics International Ltd. 2010 Equity Incentive Plan, as it may be amended from time to time.
          2.34   “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
          2.35   “Restricted Share Unit” means an Award granted pursuant to Section 8.4 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
          2.36   “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
          2.37   “Share-Based Award” means any Full-Value Award settled in Shares granted under Article 8 of this Plan.
          2.38   “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price on the date the SAR was granted as set forth in the applicable Award Agreement.
          2.39   “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.  For purposes of granting Options or any other “stock rights” within the meaning of Section 409A of the Code, an entity shall not be considered a Subsidiary if granting such stock right would result in the stock right becoming subject to Section 409A of the Code.
          2.40   “Termination of Service” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, officer or Director to the Company or a Parent, Subsidiary or Affiliate of the Company.  An Employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) vacation leave (iii) military leave, (iv) transfers of employment between the Company and any Parent, Subsidiary or Affiliate; or (iv) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
ARTICLE 3.      SHARES SUBJECT TO THE PLAN.
          3.1   Number of Shares Available.
                  (a)   Subject to Section 3.3 and Article 11, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (including upon the exercise of an Incentive Stock Option) will be 10,000,000 Shares.  In addition, any authorized shares not issued or subject to outstanding grants under the Company’s 2001 Equity Incentive Plan, the Company’s 2002 Interim Incentive Plan, the Solectron Corporation 2002 Stock Plan and/or the Company’s 2004 Award Plan for New Employees (each a “Prior Plan” and collectively, the “Prior Plans”) and including any award that terminates, is forfeited, is canceled, expires, or lapses for any reason under the Prior Plans, will no longer be available for grant and issuance under the Prior Plans, but will be available for grant and issuance under this Plan.  The authorized Shares under this Plan up to 68,000,000 Shares may be used to grant Incentive Stock Options (“ISOs”) during the term of this Plan.  Any Shares that are subject to Awards of Options or SARs shall be counted against this limit as one (1) Share for every one (1) Share granted or subject to grant for any such Award.  Any Shares that are subject to a Full-Value Award (other than Options or SARs) shall be counted against this limit as one and seventy-one hundredths (1.71) Shares for every one (1) Share granted or subject to grant for any such Award.
                  (b)   To the extent that an Award, including any previous outstanding grants made under any Prior Plan, terminates, is forfeited, is canceled, expires, lapses for any reason, or is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Any Shares that become available for the grant of Awards pursuant to this Section 3.1(b) shall be added back as one (1) Share if such Shares were subject to Options or SARs and as one and seventy-one hundredths (1.71) shares if such shares were subject to Full-Value Awards.  Any Shares withheld (if and to the extent permitted by applicable law) to satisfy the grant or Exercise Price or tax withholding obligation pursuant to any Award shall be treated as issued under this Plan and shall be deducted from the aggregate number of shares which may be issued under Section 3.1(a).  Further, any Shares tendered (if and to the extent permitted by applicable law) to satisfy the grant or Exercise Price or tax withholding obligations pursuant to any Award shall not be added to the aggregate number of Shares which may be issued under Section 3.1(a).  To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not be counted against Shares available for grant pursuant to this Plan.
          3.2  Shares Distributed.  Any Shares distributed pursuant to an Award may consist in whole or in part, of authorized and unissued Shares, or treasury Shares.
          3.3  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, where it is intended to comply with Section 162(m) of the Code, the maximum number of Shares that are subject to or covered or measured by one or more Awards that may be granted to any one Participant during any calendar year shall be 6,000,000 Shares.  Further, where it is intended to comply with Section 16(m) of the Code, the maximum amount that may be paid in cash during any calendar year with respect to any Award shall be an amount equal to the preceding share limitation multiplied by the average daily trading price of the Shares during the preceding calendar year.  To the extent required by Section 162(m) of the Code, in applying the foregoing limitation with respect to a Participant, if any Award is canceled, the canceled Award shall continue to count against the maximum number of Shares with respect to which an Award may be granted to a given Participant.
ARTICLE 4.      ELIGIBILITY AND PARTICIPATION.
          4.1   Eligibility.  Awards may be granted to Eligible Individuals; however, ISOs shall only be awarded to Employees of the Company, or a Parent or Subsidiary within the meaning of Section 422 of the Code.  A person may be granted more than one Award under this Plan.
          4.2   Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Eligible Individual shall have any right by virtue of this Plan to receive an Award pursuant to this Plan.
ARTICLE 5.      OPTIONS.
          5.1   General.  The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
                  (a)   Exercise Price.  The exercise price per Share (“Exercise Price”) subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that: (i) the Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder (as set forth in Section 5.2(c) below) will not be less than 110% of the Fair Market Value of the Shares on the date of grant.
                  (b)   Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven (7) years.  The Committee shall also determine the performance goals or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
                  (c)   Payment.  The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation: (i) cash or check, (ii) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA” dealer) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA dealer irrevocably commits upon receipt of such Shares, to remit such amounts to the Company, (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (iv) any combination of the foregoing methods of payment.  The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants.  Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director of the Company (as defined under the Companies Act from time to time) or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option, or continue any extension of credit with respect to the Exercise Price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act and/or Section 162 of the Companies Act.
                  (d)   Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant.  The Award Agreement shall include such additional provisions as may be specified by the Committee.
          5.2   Incentive Stock Options.  ISOs shall be granted only to Employees of the Company or any Subsidiary, and the terms of any ISOs granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.
                  (a)   Expiration.  Subject to Section 5.2(c) hereof, an ISO shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
                         (i)   Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;
                         (ii)   Three months after the Participant’s Termination of Service; and
                         (iii)   One year after the date of the Participant’s Termination of Service on account of Disability or death.  Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the applicable laws of descent and distribution.
                  (b)   Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that ISOs are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

                  (c)   Ten Percent Shareholder.  An ISO shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Shares of the Company (a “Ten Percent Shareholder”) only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
                  (d)   Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an ISO within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares to the Participant.
                  (e)   Right to Exercise.  During a Participant’s lifetime, an ISO may be exercised only by the Participant.
                  (f)   Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an ISO, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
          5.3   Exemption from Section 409A.  It is intended that all Options granted under this Plan will be exempt from Section 409A of the Code.
          5.4   Substitution of SARs.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
ARTICLE 6.      GRANTS TO OUTSIDE DIRECTORS.
          6.1   Types of Options and Shares.  Options granted under this Plan and subject to this Article 6 shall be Non-Qualified Stock Options.
          6.2   Eligibility.  Options subject to this Article 6 shall be granted only to Outside Directors.  In no event, however, may any Outside Director be granted any Options under this Article 6 if such grant is (a) prohibited, or (b) restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Outside Director is resident under the relevant securities laws of that jurisdiction.
          6.3   Vesting and Exercisability.  The date an Outside Director is granted an Option is referred to in this Plan as the “Start Date” for such Option.  Each Option will vest and become exercisable according to the terms set forth by the Committee in the applicable Award Agreement as long as the Outside Director continuously remains a Director or a consultant to the Company on each applicable vesting date.  Notwithstanding anything to the contrary in Article 5, no Options granted to an Outside Director will be exercisable after the expiration of five (5) years from the date the Option is granted to such Outside Director.  If the Outside Director is Terminated, the Outside Director may exercise his or her Options only to the extent that such Options would have been exercisable upon the Termination Date for such period as set forth in the Award Agreement.  Notwithstanding any provision to the contrary, in the event of a Change of Control, the Committee may accelerate the vesting of all Options granted to Outside Directors in its discretion and such Options will become exercisable in full prior to the consummation of such Change of Control at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three (3) months of the consummation of said Change of Control event.

          6.4   Exercise Price.  The Exercise Price of an Option granted under this Article 6 shall be not less than 100% of the Fair Market Value of a Share on the Start Date.
ARTICLE 7.      STOCK APPRECIATION RIGHTS.
          7.1   Grant of SARs.
                  (a)   A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided that the term of any SAR shall not exceed seven years.
                  (b)   A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the grant price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, subject to any limitations the Committee may impose.
          7.2   Grant Price.  The grant price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the per Share grant price for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
          7.3   Payment and Limitations on Exercise.
                  (a)   Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1(b) hereof shall be in cash, in Shares (based on its Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.
                  (b)   To the extent any payment under Section 7.1(b) hereof is effected in Shares, it shall be made subject to satisfaction of all provisions of Article 5 pertaining to Options.
ARTICLE 8.      OTHER TYPES OF SHARE-BASED AWARDS.
          8.1   General Restrictions on Share-Based Awards.
                  (a)   Share-Based Awards granted under this Article 8 may be based on a completion of a specified number of years of service with the Company or a Parent, Subsidiary, or Affiliate of the Company or upon the completion of Performance Goals as set by the Committee.  Any Share-Based Awards granted under this Article 8 based on Performance Factors shall have a minimum Performance Period of one (1) year and any Share-Based Award with vesting based on the passage of time and continuous service to the Company or a Parent, Subsidiary or Affiliate shall have a minimum total vesting period of three (3) years (which may be pro-rata) (collectively referred to as the “Minimum Restriction Period”).
                  (b)   Share-Based Awards granted not in accordance with the Minimum Restriction Period may not exceed five percent (5%) of the total Shares reserved and available for grant and issuance pursuant to this Plan, including (i) Shares that are subject to issuance upon exercise or vesting of an Award but cease to be subject to such Award for any reason other than the exercise or vesting of such Award; (ii) any authorized Shares not issued or subject to outstanding grants under the Prior Plans; and (iii) any Shares subject to outstanding grants that are forfeited and/or that are issuable upon exercise of

Options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been settled or exercised in full.
          8.2   Performance Share Awards.  Performance Share Awards shall be denominated in a number of Shares and may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.
          8.3   Performance Share Units.  Performance Share Unit awards shall be denominated in unit equivalents of Shares and/or units of value including the dollar value of Shares and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.  On the vesting date, the Company shall, subject to Section 10.6, transfer to the Participant one unrestricted, fully transferable Share for each Performance Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Performance Share Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee in its sole discretion.
          8.4   Restricted Share Units.  Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Share Units.  Restricted Share Unit Awards shall be denominated in unit equivalents of Shares and/or units of value including dollar value of Shares in such amounts and subject to such terms and conditions as determined by the Committee.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Committee shall specify the settlement date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee.  On the maturity date, the Company shall, subject to Section 10.6, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.  Alternatively, settlement of a Restricted Share Units may be made in cash or any combination of cash and Shares, as determined by the Committee, in its sole discretion, at the time of grant of the Restricted Share Units.
          8.5   Other Share-Based Awards.  The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares.  The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
          8.6   Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Share Units, Restricted Share Units and any other Share-Based Award granted pursuant to this Article 8 shall be set by the Committee in its discretion.
          8.7   Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

          8.8   Timing of Settlement.  At the time of grant, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Share Units, Restricted Share Units or any other Share-Based Award granted pursuant to this Article 8, which shall be no earlier than the expiration of the Minimum Restriction Period or other subsequent vesting date(s) applicable to the relevant Award and may be later than the vesting date(s) to the extent and under the terms determined by the Committee.
ARTICLE 9.      PERFORMANCE-BASED AWARDS.
          9.1   Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards, other than Options and SARs, and that are granted pursuant to Article 8 as Qualified Performance-Based Compensation.  If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
          9.2   Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
          9.3   Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
          9.4   Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company, or a Parent, Subsidiary or Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.  In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

          9.5   Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10.      PROVISIONS APPLICABLE TO AWARDS.
          10.1   Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
          10.2   Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of a Participant’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
          10.3   Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent, Subsidiary or Affiliate in accordance with the provisions of the Companies Act.  Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Outside Directors).  The Committee by express provision in the Award Agreement or an amendment thereto may, subject to applicable laws, permit an Award (other than an ISO) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish.  Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service or employment with the Company or a Parent, Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
          10.4   Termination of Service.  Any Award granted under this Plan shall only be exercisable or payable while the Participant is an Employee or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that any Award may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change of Control, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Share Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
          10.5   Beneficiaries.  Notwithstanding Section 10.3 hereof, a Participant may, if permitted by the Committee and any applicable local laws, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse.  If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.).  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
          10.6   Share Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded.  All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of Singapore and the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares.  In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
          10.7   Accelerated Vesting and Deferral Limitations.  The Committee shall not have the discretionary authority to accelerate or delay issuance of Shares under an Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code.

ARTICLE 11.      CHANGES IN CAPITAL STRUCTURE.
          11.1   Adjustments.  Should any change be made to the Shares issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any Participant may be granted Awards under the terms of the Plan or that may be granted generally under the terms of the Plan, and (iii) the number and/or class of securities and price per Share in effect under each Award outstanding under Articles 5 through 8.  Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards, provided, however, that fractions of a Share will not be issued but will be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee.  Notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 11.1 may not be made in a manner that would result in the grant of a new Option or SAR under Code Section 409A.  The adjustments determined by the Committee shall be final, binding and conclusive.
          11.2   Change of Control.
          (a)      Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change of Control occurs and a Participant’s Full-Value Awards are not converted, assumed, or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Full-Value Awards shall automatically vest and become fully exercisable and all forfeiture restrictions on such Awards shall lapse immediately prior to the Change of Control and following the consummation of such Change in Control, the Award shall terminate and cease to be outstanding.  Further, if a Change of Control occurs and a Participant’s Options or SARs are not converted, assumed or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary therefore, such Options or SARs outstanding at the time of the Change of Control, shall automatically vest and become fully exercisable immediately prior to the Change of Control and thereafter shall automatically terminate.  In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Subsidiary or Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2(a), this Section 11.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.  The determination of comparability in this Section 11.2(a) shall be made by the Committee, and its determination shall be final, binding and conclusive.
          (b)      Where Awards are assumed or continued after a Change of Control, the Committee may provide that one or more Awards will automatically accelerate upon an involuntary Termination of Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Change of Control.  If the Committee so determines, any such Award shall accordingly, immediately prior to the effective date of such Change of Control or upon an involuntary Termination of Service following a Change of Control (at the Committee’s discretion), become fully exercisable and all forfeiture restrictions on such Awards shall lapse.
          (c)      The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

          11.3   No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the Exercise Price of any Award.
ARTICLE 12.      ADMINISTRATION.
          12.1   Authority of Committee.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan.  The Committee will have the authority to:
                    (a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
                    (b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
                    (c)   designate Eligible Individuals to receive Awards;
                    (d)   determine the form and terms of Awards;
                    (e)   determine the number of Awards to be granted and the number of Shares or other consideration subject to Awards;
                    (f)   determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
                    (g)   grant waivers of Plan or Award conditions;
                    (h)   determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price or Grant Price, any restrictions or limitations on the Award, any schedule for the lapse of forfeiture restrictions or restrictions on the exercisability of an Award, vesting, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to qualify as Qualified Performance Based-Compensation, except as permitted under Section 162(m) of the Code;
                    (i)   correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
                    (j)   determine whether the Performance Goals under any Performance-Based Award have been met;

                    (k)   determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the Exercise Price or Grant Price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
                    (l)   establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan as the Committee may deem necessary or advisable under local law;
                    (m)   suspend or terminate the Plan at any time provided that such suspension or termination does not impair the rights and obligations under any outstanding Award without written consent of the affected Participant;
                    (n)   determine the Fair Market Value of the Shares for any purpose; and
                    (o)   make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
          12.2   Committee Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.
          12.3   Delegation of Authority.  To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than Insiders to whom authority to grant or amend Awards has been delegated hereunder.  For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.3 shall serve in such capacity at the pleasure of the Committee.
ARTICLE 13.      EFFECTIVE AND EXPIRATION DATE.
          13.1   Effective Date.  The Plan is effective as of the date the Plan is adopted by the Board (the “Effective Date”).  This Plan shall be approved by the Company’s shareholders within twelve months (12) months after the date the Plan is adopted by the Board.  The Plan will be deemed to be approved by the shareholders if it is approved by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the Plan.
          13.2   Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.      AMENDMENT, MODIFICATION, AND TERMINATION.
          14.1   Amendment, Modification, and Termination.  The Committee has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever.  However, (i) no such amendment or modification shall materially and adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the Participant consents to such amendment, and (ii) the grants to Outside Directors pursuant to Article 6 may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable U.S. income tax laws and regulations.  In addition, the Committee may not, without the approval of the Company’s shareholders, amend the Plan to (i) materially increase the maximum number of Shares issuable under the Plan or the maximum number of Shares for which any one individual participating in the Plan may be granted Awards, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Participants.  Further, the repricing, replacement or regranting of any previously granted Award, through cancellation or by lowering the Exercise Price of such Award, shall be prohibited unless the shareholders of the Company first approve such repricing, replacement or regranting.  No underwater Option or SAR may be cancelled in exchange for, or in connection with the payment of a cash amount without shareholder approval.  The Committee may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval under Nasdaq or other stock exchange listing requirements then applicable to the Company.
          14.2   Awards Previously Granted.  Except with respect to amendments made pursuant to Section 15.14 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.
ARTICLE 15.      GENERAL PROVISIONS.
          15.1   No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
          15.2   No Shareholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the owner of such Shares, notwithstanding the exercise or vesting of an Option or other Award.
          15.3   Withholding.  The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Parent, Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes by any means authorized by the Committee.  No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

          15.4   No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.
          15.6.  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.
          15.7   Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Parent, Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder, or as expressly provided by applicable law.
          15.8   Expenses.  The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.
          15.9   Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
          15.10   Fractional Shares.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.
          15.11   Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
          15.12   Government and Other Regulations.  The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of Singapore and the United States and jurisdictions outside of Singapore and United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of Singapore and the United States, in each case as may be required or as the Company deems necessary or advisable.  Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in Singapore or the United States or in a jurisdiction outside of Singapore or the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.  The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.  The Company shall be under no obligation to register Shares issued or paid pursuant to the Plan under the Securities Act.  If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
          15.13   Governing Law.  The Plan and all Award Agreements, and all controversies thereunder or related thereto, shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws.
          15.14   Section 409A.  Except as provided in Section 15.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
          15.15   No Representations or Covenants with respect to Tax Qualification.  Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., Incentive Stock Options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 15.14 hereof, notwithstanding.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

[Form of Proxy Card for 2010 Annual General Meeting of Shareholders]
FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned being a member of Flextronics International Ltd. (“Flextronics”) hereby appoints Paul Read or failing whom Christopher Collier or failing whom the Chairman of the annual general meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of Flextronics owned by the undersigned, at the 2010 annual general meeting of shareholders of Flextronics to be held on July 23, 2010 at 10:00 a.m., California time, or at any adjournment thereof.
          This Proxy Card, when properly executed and returned in a timely manner, will be voted at the annual general meeting and any adjournments thereof in the manner described herein.   If no contrary indication is made, this Proxy Card will be voted “FOR” the Board of director nominees (Proposal No. 1), “FOR” Proposals No. 2 through 4 and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2010 annual general meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT
LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE
MEETING IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE
[Reverse Side]
☑ please mark votes as in this example.
          The Board of Directors unanimously recommends a vote “FOR” the Board nominees (Proposal No. 1) and “FOR” Proposals No. 2 through 4.   This Proxy Card, when properly executed, will be voted as specified below.   This Proxy Card will be voted “FOR” the Board nominees (Proposal No. 1) and “FOR” Proposals No. 2 through 4 if no specification is made.
1a.  Re-election of Mr. H. Raymond Bingham as a director of Flextronics.

FOR ☐	AGAINST ☐	ABSTAIN ☐
1b.  Re-election of Dr. Willy C. Shih as a director of Flextronics.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.  To approve the re-appointment of Deloitte & Touche LLP as Flextronics’s independent auditors for the 2011 fiscal year and to authorize the Board of Directors to fix its remuneration.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.  To approve the general authorization for the directors of Flextronics to allot and issue ordinary shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.  To approve the adoption of the Flextronics International Ltd. 2010 Equity Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
          In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:

Date:

[Form of Proxy Card for Extraordinary General Meeting of Shareholders]
FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned being a member of Flextronics International Ltd. (“Flextronics”) hereby appoints Paul Read or failing whom Christopher Collier or failing whom the Chairman of the extraordinary general meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of Flextronics owned by the undersigned, at the extraordinary general meeting of shareholders of Flextronics to be held on July 23, 2010 at 11:00 a.m. California time (or immediately following the conclusion or adjournment of the 2010 annual general meeting of Flextronics (which is being held at 10:00 a.m., California time on the same day and at the same place)), or at any adjournment thereof.
          This Proxy Card, when properly executed and returned in a timely manner, will be voted at the extraordinary general meeting and any adjournments thereof in the manner described herein.  If no contrary indication is made, this Proxy Card will be voted “FOR” the proposal to approve the Share Purchase Mandate set forth on the reverse side and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the extraordinary general meeting.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT
LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE
MEETING IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE
[Reverse Side]
☑ please mark votes as in this example.
          The Board of Directors unanimously recommends a vote “FOR” the following proposal.  This Proxy Card, when properly executed, will be voted as specified below.  This Proxy Card will be voted “FOR” the following proposal if no specification is made.
1.  To approve the renewal of the Share Purchase Mandate relating to purchases or acquisitions by Flextronics of its own issued ordinary shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐
          In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:

Date: